UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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	(4)	Date Filed:

DEAR FELLOW STOCKHOLDERS,

Whether you are a recent investor or have been with Exelixis for a longer portion of our 25-year history, thanks for your confidence in our company. With your support, Exelixis made important progress on our mission to help cancer patients recover stronger and live longer in 2018, our second consecutive year of profitability on an operating basis. Our performance was made possible by increased U.S. uptake of our lead medicine, CABOMETYX®, as well as strong growth in collaboration revenues from our partners advancing our products – COMETRIQ®, CABOMETYX®, COTELLIC®, and now MINNEBRO™ – around the world. We are proud that we continued to maintain our profitability even as we made extensive investments in internal drug discovery, product in-licensing, clinical development, and corporate infrastructure that will support our growth into the future.

As stewards of Exelixis’ business, the Board of Directors recognizes that as the company grows, so do the performance expectations and responsibilities imposed on its leadership. We have, therefore, worked with the management team to conduct a thorough review of our governance and compensation practices to ensure that they are appropriate for a company of Exelixis’ scale and growth potential. In the course of this review, we sought to obtain critical input and perspective from our stockholders. These engagement efforts resulted in the following significant governance and compensation enhancements, including:

•

Declassification of the Board of Directors through amendment of our certificate of incorporation – if this change is approved by the stockholders, the Board of Directors will be declassified and all directors will stand for election annually, beginning at the 2020 Annual Meeting of Stockholders;

•	Adoption of a more objective framework to guide the evaluation of annual executive bonuses;

•	Adoption of a Policy for Recoupment of Variable Compensation (also known as a clawback policy);

•	Incorporation of individual and corporate performance components into the long-term incentive compensation program; and

•	Adoption of stock ownership guidelines for executives and members of the Board of Directors.

We hope you will consider these enhancements favorably, as well as the additional updates and proposals in this Proxy Statement, as you cast your votes at the 2019 Annual Meeting of Stockholders, which will be held at our headquarters located at 1851 Harbor Bay Parkway, Alameda, California 94502 on May 22, 2019, beginning at 8 a.m. Pacific Time. The following notice of our Annual Meeting contains details of the business to be conducted at the Annual Meeting. Only stockholders of record (or beneficial owners who have obtained a proxy from their broker) at the close of business on March 25, 2019, will be entitled to notice of, and to vote at, the Annual Meeting.

This coming November, Exelixis will mark the 25th anniversary of its founding. Now based at our new campus in Alameda, we have come a long way from our early days as a model systems genetics company spun out of academia and based in Cambridge, Massachusetts. We owe our successes to smart science, effective collaboration, and a resilient culture and team that has withstood the clinical and business challenges that come with our industry—and emerged stronger and better for them. As we move through 2019, we are excited about and grateful for the continued opportunity to introduce medicines that can give patients and their families hope for the future. As we continue in our efforts, you have our commitment that we will remain engaged and aligned with all of our stakeholders.

Very truly yours,

Stelios Papadopoulos, PhD Chairman of the Board	Charles Cohen, PhD Chairman of the Compensation Committee

PRELIMINARY COPY

1851 Harbor Bay Parkway

Alameda, CA 94502

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

To be held on MAY 22, 2019

To the Stockholders of Exelixis, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Exelixis, Inc., a Delaware corporation (Exelixis), will be held on Wednesday, May 22, 2019, at 8:00 a.m., local time, at Exelixis’ offices located at 1851 Harbor Bay Parkway, Alameda, California 94502 for the following purposes:

1.	To elect the five Class II nominees for director named in the Proxy Statement accompanying this Notice to hold office until the 2022 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Exelixis’ independent registered public accounting firm for the fiscal year ending January 3, 2020.

3.

To approve the proposal of Exelixis’ Board of Directors to amend Exelixis’ Amended and Restated Certificate of Incorporation to declassify the Board of Directors to provide for annual elections by the 2020 Annual Meeting of Stockholders.

4.	To approve, on an advisory basis, the compensation of Exelixis’ named executive officers, as disclosed in the Proxy Statement accompanying this Notice.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

We are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) instead of a paper copy of this Proxy Statement and our 2018 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this Proxy Statement, our 2018 Annual Report and a form of proxy card or voting instruction card. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. We believe that this process will allow us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

The record date for the Annual Meeting is March 25, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment thereof.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 22, 2019, at 8:00 a.m., local time, at Exelixis’ offices located at 1851 Harbor Bay Parkway, Alameda, CA 94502.

The Proxy Statement and 2018 Annual Report to stockholders are available at www.exel-annualstockholdermeeting.com.

The Board of Directors recommends that you vote “FOR” Proposal Nos. 1-4 identified above.

By Order of the Board of Directors

JEFFREY J. HESSEKIEL

Executive Vice President and General Counsel

Alameda, California

April     , 2019

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE 2019 ANNUAL MEETING OF STOCKHOLDERS, TO ENSURE THAT YOU ARE REPRESENTED AT THE MEETING AND TO ENSURE THAT A QUORUM IS PRESENT, WE URGE YOU TO VOTE YOUR PROXY ONLINE, BY TELEPHONE OR BY RETURNING A PROXY CARD BY MAIL AS INSTRUCTED IN THE NOTICE OF AVAILABILITY OF PROXY MATERIALS. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOU HOLD YOUR SHARES THROUGH A BROKER, BANK OR OTHER NOMINEE, THEN THAT ENTITY IS THE STOCKHOLDER OF RECORD, AND YOU WILL NEED TO FOLLOW THE INSTRUCTIONS ON THE INSTRUCTION FORM THEY SEND TO YOU AND THEY WILL VOTE YOUR SHARES AS YOU DIRECT, OR YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT ENTITY TO VOTE YOUR SHARES.

Table of Contents

2019 Proxy Statement    i

Proxy Statement | Questions and Answers about these Proxy Materials and Voting

PRELIMINARY COPY

1851 Harbor Bay Parkway

Alameda, CA 94502

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

MAY 22, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail because the Board of Directors (the Board), of Exelixis, Inc. (sometimes referred to as “we,” “us,” the “company” or “Exelixis”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders (Annual Meeting), including at any adjournments or postponements of the meeting. The Annual Meeting will be held on Wednesday, May 22, 2019, at 8:00 a.m., local time, at our offices at the address set forth above. We invite you to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return a proxy card, or follow the instructions below or in the Notice of Internet Availability of Proxy Materials described below to submit your proxy over the telephone or on the Internet.

We intend to send or make available these materials to stockholders on April     , 2019.

What is included in these proxy materials?

These proxy materials include:

››	The Notice of the Annual Meeting;

››	The Proxy Statement for the Annual Meeting; and

››	Our Annual Report on Form 10-K for the fiscal year ended December 28, 2018, as filed with the Securities and Exchange Commission (SEC) on February 22, 2019 (Annual Report).

If you requested printed versions by mail, these proxy materials also include the proxy card or voting instruction form for the Annual Meeting.

Why did I receive a one-page notice in the mail regarding Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC, we have elected to use the Internet as the primary means of furnishing proxy materials to our stockholders this year. This method allows us to deliver the proxy materials to you more quickly, lowers our costs significantly and helps to conserve natural resources. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (Notice of Availability) to our stockholders who have not asked us to provide proxy materials in printed form. All stockholders receiving a Notice of Availability can request a printed set of proxy materials. Moreover, all stockholders can access the proxy materials at www.exel-annualstockholdermeeting.com, irrespective of whether they receive a Notice of Availability or a printed copy of the proxy materials. Instructions on how to access the proxy materials on the Internet or how to request a printed copy may be found in the Notice of Availability and in this Proxy Statement.

In addition, a stockholder may ask to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the option to receive proxy materials electronically by email to help reduce the environmental impact of our annual meeting and to reduce costs associated with the physical printing and mailing of materials. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

2019 Proxy Statement    1

Who may vote at the Annual Meeting?

Only stockholders of record at the close of business on March 25, 2019, the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 301,346,561 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 25, 2019, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the Internet as instructed below, or complete and mail the proxy card if you received printed materials.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Stockholder of Record

If on March 25, 2019, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your shares is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other stockholder of record regarding how to vote the shares in your account, and you will receive instructions from your broker, bank or other stockholder of record that must be followed in order for your broker, bank or other stockholder of record to vote your shares per your instructions. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other stockholder of record giving you the right to vote such shares in person at the Annual Meeting.

What am I voting on?

There are four matters scheduled for a vote at the Annual Meeting. They are as follows:

››	Election of the five Class II nominees for director named herein to hold office until the 2022 Annual Meeting of Stockholders;

››	Ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2020;

››

Approval of an amendment to Exelixis’ Amended and Restated Certificate of Incorporation (Certificate of Incorporation) to declassify the Board to provide for annual elections by the 2020 Annual Meeting of Stockholders; and

››	Advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

How do I vote?

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you have four ways to vote.

In Person	››	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive. You must bring valid photo identification such as a driver’s license or passport and may be asked to provide proof of stock ownership, such as your account statement, as of the Record Date, March 25, 2019.

Via Internet	››	To vote on the Internet, go to www.investorvote.com/EXEL and follow the instructions provided in the Notice of Availability. Your vote must be received by 11:59 p.m., Eastern Time, on May 21, 2019, to be counted.

By Telephone	››	To vote by telephone, request a paper or email copy of the proxy materials by following the instructions provided in the Notice of Availability and call the number provided with the proxy materials to transmit your voting instructions. Your vote must be received by 11:59 p.m. Eastern Time, on May 21, 2019, to be counted.

By Mail	››	To vote by mail, request a paper copy of the proxy materials by following the instructions provided in the Notice of Availability and complete, sign and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope that will be provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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Proxy Statement | Questions and Answers about these Proxy Materials and Voting

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Stockholder of Record (i.e., “Street Name”)

If you are a beneficial owner of shares registered in the name of your broker, bank, or other stockholder of record, you should have received the Notice of Availability containing voting instructions from that organization rather than from us. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies to vote shares by telephone and via the Internet. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may grant a proxy to vote those shares by telephone or over the Internet as instructed by your broker, bank or other stockholder of record. To vote in person at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other stockholder of record. Follow the instructions from your broker, bank or other stockholder of record included with these proxy materials, or contact your broker, bank or other stockholder of record to request a legal proxy.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date, March 25, 2019.

How are proxies voted?

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of a proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What if I return a proxy card but do not make specific choices?

If you are a stockholder of record and you return a signed and dated proxy card without marking any voting selections, your shares will be voted on the proposals as follows:

››	“For” the election of Drs. Freire, Garber and Marchesi, Mr. Feldbaum and Ms. Smith as described in Proposal 1;

››	“For” the ratification of our selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2020, as described in Proposal 2;

››

“For” the approval of the amendment to the Certificate of Incorporation to declassify the Board to provide for annual elections by the 2020 Annual Meeting of Stockholders, as described in Proposal 3; and

››	“For” the advisory approval of the compensation of our named executive officers as described in Proposal 4.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

If you are a beneficial owner of shares registered in the name of your broker, bank or other stockholder of record and you do not provide the broker, bank or other stockholder of record holding your shares with voting instructions, your broker, bank or other stockholder of record will determine if it has the discretionary authority to vote on the particular matter. If you are a beneficial owner whose shares are held of record by a broker and you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under the rules of the New York Stock Exchange to vote your shares on Proposal No. 2 (the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2020), even if your broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on Proposal No. 1, Proposal No. 3 or Proposal No. 4 without voting instructions from you, in which case a broker non-vote will occur and your shares will not be voted on Proposal No. 1, Proposal No. 3 or Proposal No. 4.

2019 Proxy Statement    3

Who is paying for this proxy solicitation?

We are soliciting proxies and will bear the entire cost of soliciting proxies, including the preparation, printing and mailing of the Notice of Availability, the Notice of Annual Meeting, the Proxy Statement, the proxy card and any additional information furnished to stockholders. We have engaged Morrow Sodali LLC, located at 470 West Ave, Stamford, Connecticut 06902, to assist in the solicitation of proxies from shareholders for a fee of $13,000 plus reimbursement of customary out-of-pocket expenses. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

What does it mean if I receive more than one Notice of Availability or proxy card?

If you receive more than one Notice of Availability or proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice of Availability or proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in the following ways:

Stockholder of Record: Shares Registered in Your Name

››

Your proxy may be revoked by filing with the Secretary of Exelixis at our principal executive office, Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502, either (1) a written notice of revocation or (2) a duly executed proxy card bearing a later date.

››	Your proxy may also be revoked by granting a subsequent proxy by telephone or on the Internet (your latest telephone or Internet proxy is the one that is counted).

››	Your proxy may also be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke your proxy.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Stockholder of Record

››	If your shares are held by your broker or bank as nominee or agent, you should follow the instructions provided by your broker or bank to revoke any prior voting instructions.

What is the quorum requirement for the Annual Meeting?

A majority of the outstanding shares entitled to vote at the Annual Meeting must be present at the Annual Meeting, either in person or by proxy, to hold a valid meeting. This is called a “quorum.”

If you are a stockholder of record, your shares will be counted towards the quorum only if you vote in person at the meeting or have properly voted by proxy on the Internet, by telephone or by submitting a proxy card by mail or at the Annual Meeting. You may vote “For,” “Against” or “Abstain” with respect to Proposal Nos. 1, 2, 3 and 4. Abstentions will be counted towards the number of shares considered to be present at the meeting for purposes of determining whether a quorum is present.

If you are a beneficial owner holding your shares in “street name” then only the broker, bank or other stockholder of record can vote your shares unless you obtain a valid proxy from the broker, bank or other stockholder of record. See “What if I return a proxy card but do not make specific choices?” above. Shares represented by “broker non-votes” will be counted in determining whether there is a quorum present. Votes will be counted by the inspector of election appointed for the Annual Meeting. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

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Proxy Statement | Questions and Answers about these Proxy Materials and Voting

How many votes are needed to approve each proposal, how are votes counted, and how are abstentions and broker non-votes treated?

››

Proposal 1-Election of Directors: Directors in an uncontested election, such as this one, are elected by a majority of the votes cast. Each of the five Class II nominees must receive “For” votes from the holders of a majority of shares cast with respect to such director (i.e., the number of shares voted “For” a director must exceed the number of shares voted “Against” that director). Abstentions and broker non-votes, if any, are not counted for purposes of electing directors and will have no effect on the results of this vote.

››

Proposal 2-Ratification of Ernst & Young LLP: The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2020. Abstentions will have the effect of votes against this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent accounting firm; thus we do not expect any broker non-votes on this proposal.

››

Proposal 3-Approval of Amendment to Certificate of Incorporation to Declassify the Board: The affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the shares issued and outstanding and entitled to vote on the proposal is required to approve the amendment to our Certificate of Incorporation to declassify the Board to provide for annual elections by the 2020 Annual Meeting of Stockholders. Abstentions and broker non-votes, if any, will have the effect of votes against this proposal.

››

Proposal 4-Advisory Vote on Executive Compensation: The affirmative vote of a majority of shares present in person or by represented proxy at the Annual Meeting and entitled to vote on the proposal is required to approve the non-binding, advisory vote on executive compensation. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as votes against this proposal. Broker non-votes will have no effect and will not be counted towards the vote total. Since the vote is advisory, it is not binding on the Board or on us. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to the Compensation Committee and the Board and, accordingly, the Compensation Committee and Board intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your vote will serve as an additional tool to guide the Compensation Committee and Board in continuing to improve the alignment of our executive compensation programs with business objectives and performance and with the interests of our stockholders.

Do I have dissenters’ rights?

No. We are organized as a corporation under Delaware law. Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights with respect to any of the proposals set forth in this Proxy Statement and we will not independently provide the stockholders with any such rights.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Will other matters be voted on at the Annual Meeting?

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters not described in the Proxy Statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxyholders.

What proxy materials are available on the Internet?

This Proxy Statement and our Annual Report are available at www.exel-annualstockholdermeeting.com.

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What is the deadline for submitting stockholder proposals for the 2019 Annual Meeting?

To be considered for inclusion in the 2020 proxy materials, your proposal must be submitted in writing by December 13, 2019, to Exelixis’ Secretary at Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act). However, if our 2020 Annual Meeting of Stockholders is held before April 22, 2020, or after June 21, 2020, then the deadline will be a reasonable time prior to the time that we make our proxy materials available to our stockholders, either online or in printed form.

If you wish to submit a proposal or nominate a director at the 2020 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must submit your proposal in writing, in the manner set forth in our Bylaws, to Exelixis’ Secretary at Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502, to be received no earlier than the close of business on February 22, 2020, and no later than the close of business on March 23, 2020. However, if our 2020 Annual Meeting of Stockholders is held before April 22, 2020, or after June 21, 2020, then you must notify Exelixis’ Secretary, in writing, not earlier than the close of business on the 90th day prior to the date of the 2020 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 60th day prior to the date of the 2020 Annual Meeting of Stockholders or (ii) if we publicly announce the date of the 2020 Annual Meeting of Stockholders fewer than 70 days prior to the date of the 2020 Annual Meeting of Stockholders, the 10th day following the day that we first make such public announcement of the date of the 2020 Annual Meeting of Stockholders. We also advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chairperson of the 2020 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, unless prohibited by Rule 14a-4(c) promulgated under the Exchange Act, our management will have discretionary authority to vote all shares for which it has proxies for any such stockholder proposal or director nomination, including in opposition to such stockholder proposal or director nomination.

How may I obtain a printed copy of the Proxy Materials?

Instructions on how to obtain a printed copy of the proxy materials are set forth in the Notice of Availability.

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Proxy Statement | Questions and Answers about these Proxy Materials and Voting

Directions to the Annual Meeting

1851 Harbor Bay Parkway

Alameda, CA 94502

From Oakland International Airport	From the City of San Francisco
Via Ron Cowan Parkway	Via Highway 80 East (Bay Bridge)

•  Leave Oakland International Airport via Airport Drive

•  Merge right toward Ron Cowan Parkway

•  Turn left at first light onto Ron Cowan Parkway

•  Continue straight at third light onto Harbor Bay Parkway

•  1851 Harbor Bay Parkway parking lot will be at second driveway on your right after passing North Loop Road.

•  Highway 80 East (over Bay Bridge)

•  After Bay Bridge, use right two lanes to take exit toward Highway 880 South (toward Oakland International Airport)

•  Continue onto Highway 880 South

•  Take exit 35 for 98th Avenue (toward Oakland International Airport)

•  Turn right at first light onto 98th Avenue

•  98 th Avenue becomes Bessie Coleman Avenue

•  Merge right onto Ron Cowan Parkway

•  Continue straight at second light onto Harbor Bay Parkway

•  1851 Harbor Bay Parkway parking lot will be at second driveway on your right after passing North Loop Road.

Directions to our Annual Meeting may also be found on our website at: www.exelixis.com/about/locations-and-directions.

2019 Proxy Statement    7

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

Our Certificate of Incorporation and Bylaws provide that the Board is divided into three classes, with each class having a three-year term as set forth in the table below:

Director Nominees	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Carl B. Feldbaum, Esq.	II	75	Director	2007	2019	2022
Maria C. Freire, Ph.D.	II	64	Director	2018	2019	2022
Alan M. Garber, M.D., Ph.D.	II	63	Director	2005	2019	2022
Vincent T. Marchesi, M.D., Ph.D.	II	83	Director	2001	2019	2022
Julie Anne Smith	II	48	Director	2016	2019	2022
Continuing Directors	Class	Age	Position	Director Since	Current Term Expires
Michael M. Morrissey, Ph.D.	III	58	President and Chief Executive Officer	2010	2020
Stelios Papadopoulos, Ph.D.	III	70	Chairman of the Board	1994	2020
George A. Scangos, Ph.D.	III	70	Director	1996	2020
Lance Willsey, M.D.	III	57	Director	1997	2020
Charles Cohen, Ph.D.	I	68	Director	1995	2021
George Poste, DVM, Ph.D., FRS	I	74	Director	2004	2021
Jack L. Wyszomierski, Ph.D., FRS	I	63	Director	2004	2021

If elected at the Annual Meeting, each of these director nominees would serve until the 2022 Annual Meeting of Stockholders and until the director’s successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal.

Each of Drs. Garber and Marchesi, and Mr. Feldbaum, were previously elected by our stockholders. Ms. Smith and Dr. Freire were appointed by our Board in 2016 and 2018, respectively, and are being elected by our stockholders for the first time at the Annual Meeting. Ms. Smith was recommended for election to our Board by a third-party search firm, and Dr. Freire was recommended for election to our Board by several of the non-employee directors.

As this is an uncontested election, each director will be elected by a majority of the votes cast at the meeting with respect to the election of that director. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of such substitute nominee as the Board, after receiving the recommendation of the Nominating and Corporate Governance Committee of the Board, may propose. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

Our Corporate Governance Guidelines require that all director nominees set forth in this Proxy Statement have tendered an irrevocable resignation as a director conditioned upon: (i) such director failing to receive a majority of the votes cast at the Annual Meeting; and (ii) acceptance by the Board of such resignation. If a director nominee who is serving as a director at the time of the election does not receive a majority of the votes cast at the Annual Meeting, then the Board will take the following actions:

•

The Nominating and Corporate Governance Committee will act to determine whether to accept the director’s conditional resignation and will submit such recommendation for prompt consideration by the Board. In making their decision, the Nominating and Corporate Governance Committee will evaluate the best interests of Exelixis and its stockholders and shall consider all factors and information deemed relevant. The director who tenders his or her conditional resignation shall not participate in the Nominating and Corporate Governance Committee’s recommendation or Board action regarding whether to accept the conditional resignation of such director.

8    Exelixis, Inc.

Proposal 1 | Election of Class II Directors

•	The Board will act on the Nominating and Corporate Governance Committee’s recommendation within ninety days following certification of the stockholder vote.

•

If the Board determines not to accept the conditional resignation of a director, the Board will promptly disclose its decision-making process and decision to reject the conditional resignation in a Form 8-K furnished to the SEC.

The Board regularly evaluates the skills and experiences that it believes are desirable to be represented on the Board and best align with our strategic vision and business and operations. Below are certain qualifications, skills and experiences of our current directors that contribute the Board’s effectiveness as a whole.

Director Independence 92% (11 out of 12 members of the Board are "independent" under the SEC rules and regulations and the Nasdaq listing standards) Board Skills CEO Leadership Experience 50% (6 out of 12 members of the Board) Public Company Governance 83% (10 out of 12 members of the Board) Experience as the Chief Executive Officer or equivalent management position of a large or growing business or non-profit organization. Experience as a board member of another publicly-traded company and familiarity with key corporate governance matters. Research & Development 75% (9 out of 12 members of the Board) Commercial 42% (5 out of 12 members of the Board) Experience or expertise in discovery biology/biochemistry or clinical development of pharmaceutical products, including familiarity with FDA regulations ethical practices. Understanding of financial, operational, regulatory and strategic issues related to the sales of pharmaceutical or biotechnology products. Financial Expertise 50% (7 out of 12 members of the Board) Strategic Initiatives 67% (8 out of 12 members of the Board) Experience or expertise in financial accounting and reporting or the financial management of a major organization. Experience driving strategic direction and growth of a biotechnology or pharmaceutical company, including expertise with acquisitions, licensing and other business development activities.

In addition, set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting. Incorporated within each biography is a description of the specific qualifications, skills and experiences of each director or director nominee that led our Board to conclude that the individual should serve as a director as of the date of this Proxy Statement.

2019 Proxy Statement    9

Class II Director Nominees

for Election for a Three-Year Term Expiring at the 2022 Annual Meeting

Carl B. Feldbaum, Esq. President Emeritus, Biotechnology Innovation Organization

Director since 2007

Age 75

Key Qualifications and Expertise:

Our Board concluded that Mr. Feldbaum should continue to serve as a director of Exelixis due to his training as an attorney, his knowledge and experience with respect to the biotechnology, pharmaceutical and healthcare industries, his broad leadership experience resulting from service on various boards and as an executive officer and his knowledge and experience with policymaking, regulatory issues and other governmental matters.

Committee Assignments:

•   Compensation Committee

•   Nominating and Corporate Governance Committee

Carl B. Feldbaum, Esq., has been a director since February 2007. Mr. Feldbaum serves as a member emeritus of the board of directors of BIO Ventures for Global Health, a non-profit organization, and is president emeritus of the Biotechnology Innovation Organization (BIO), which represents more than 1,000 biotechnology companies, academic institutions and state biotechnology centers internationally. Mr. Feldbaum served as president of BIO from 1993 until his retirement in 2005. Prior to joining BIO, Mr. Feldbaum was chief of staff to Senator Arlen Specter of Pennsylvania. He also was president and founder of Palomar Corporation, a national security “think tank” in Washington, D.C. Before founding Palomar Corporation, Mr. Feldbaum was Assistant to the Secretary of Energy and served as the Inspector General for defense intelligence in the U.S. Department of Defense. Mr. Feldbaum served as a member of the board of directors of the following publicly-held companies: Actelion, Ltd, a biopharmaceutical company focused on the discovery, development and commercialization of innovative drugs for diseases with significant unmet medical needs (acquired by Johnson & Johnson in 2017), from 2005 to 2015; Trovagene, Inc., a precision medicine biotechnology company focused on the development of oncology therapeutics for improved cancer care, from 2014 to 2015; and Connetics Corporation, a specialty pharmaceutical company focused on the development and commercialization of innovative therapeutics for the dermatology market, from 2005 until its acquisition by Stiefel Laboratories, Inc. in 2006. Mr. Feldbaum holds an A.B. in Biology from Princeton University and a J.D. from the University of Pennsylvania Law School.

Maria C. Freire, Ph.D. President and Executive Director, Foundation for the National Institutes of Health

Director since 2018

Age 64

Key Qualifications and Expertise:

Our Board concluded that Dr. Freire should continue to serve as a director of Exelixis due to her training as a scientist, her knowledge and experience with respect to medical research, the pharmaceutical industry and government healthcare policymaking, as well as her leadership experience in the public sector.

Committee Assignments:

•   Nominating and Corporate Governance Committee

•   Research & Development Committee

Current Public Company Boards:

•   Alexandria Real Estate Equities

Maria C. Freire, Ph.D., has been a director since April 2018. Since November 2012, Dr. Freire has served as President and Executive Director and as a member of the board of directors of the Foundation for the National Institutes of Health. From March 2008 to November 2012, she served as President and as a member of the board of directors of the Albert and Mary Lasker Foundation. Prior to joining the Lasker Foundation, Dr. Freire served as President and Chief Executive Officer of the Global Alliance for TB Drug Development from 2001 to 2008 and Director of the Office of Technology Transfer at the National Institutes of Health from 1995 to 2001. Dr. Freire has served on the board of directors of Alexandria Real Estate Equities, Inc. a publicly-held urban office real estate investment trust uniquely focused on collaborative life science and technology campuses, since April 2012, and has served on the boards of numerous national and international organizations, including the Science Board of the U.S. Food and Drug Administration, the World Health Organization Commission on Intellectual Property Rights, Innovation and Public Health and the United Nations Secretary General’s High Level Panel on Access to Medicines. Dr. Freire is also a member of the National Academy of Medicine and the Council on Foreign Relations, and she is the recipient of numerous awards, including a 2017 Gold Stevie Award for “Woman of the Year,” the U.S. Department of Health and Human Services Secretary’s Award for Distinguished Service, the Arthur S. Fleming Award and the Bayh-Dole Award. Dr. Freire holds a Ph.D. in Biophysics from the University of Virginia and a B.S. from the Universidad Peruana Cayetano Heredia in Lima, Peru.

10    Exelixis, Inc.

Proposal 1 | Class II Director Nominees

Alan M. Garber, M.D., Ph.D. Provost of Harvard University

Director since 2005

Age 63

Key Qualifications and Expertise:

Our Board concluded that Dr. Garber should continue to serve as a director of Exelixis due to his training as a physician and economist, his knowledge and experience with respect to the life sciences, healthcare and pharmaceutical industries, and his knowledge and experience with policymaking, regulatory issues and other governmental matters.

Committee Assignments:

•   Nominating and Corporate Governance Committee (chair)

•   Research & Development Committee

Current Public Company Boards:

•   Vertex Pharmaceuticals Incorporated

Alan M. Garber, M.D., Ph.D., has been a director since January 2005. He became Provost of Harvard University, Mallinckrodt Professor of Health Care Policy at Harvard Medical School, and a Professor in the Harvard Kennedy School of Government and in the Department of Economics at Harvard in September 2011. Before moving to Harvard, from 1998 until August 2011, he was the Henry J. Kaiser Jr. Professor, a Professor of Medicine, and a Professor (by courtesy) of Economics, Health Research and Policy, and of Economics in the Graduate School of Business at Stanford University. Dr. Garber also served as the Director of the Center for Primary Care and Outcomes Research and the Center for Health Policy at Stanford. During his tenure at Stanford University, Dr. Garber also served as a Senior Fellow at the Freeman Spogli Institute for International Studies and as a staff physician at the VA Palo Alto Health Care System. Dr. Garber has served as a member of the board of directors of Vertex Pharmaceuticals Incorporated, a publicly-held biotechnology company focused on developing and commercializing therapies for the treatment of cystic fibrosis, since June 2017. Dr. Garber is a member of the National Academy of Medicine, the American Society of Clinical Investigation, the Association of American Physicians and the American Academy of Arts and Sciences. He is a Fellow of the American College of Physicians, the Royal College of Physicians and the American Association for the Advancement of Science. Dr. Garber is also a Research Associate with the National Bureau of Economic Research and served as founding Director of its Health Care Program for nineteen years. He has also served as a member of the National Advisory Council on Aging at the National Institutes of Health, as a member of the Board of Health Advisers of the Congressional Budget Office and as Chair of the Medicare Evidence Development and Coverage Advisory Committee at the Centers for Medicare and Medicaid Services. Dr. Garber previously served on the editorial board of acclaimed scientific journals and has received numerous awards and honors. Dr. Garber holds an A.B. summa cum laude, an A.M. and a Ph.D., all in Economics, from Harvard University, and an M.D. with research honors from Stanford University.

Vincent T. Marchesi, M.D., Ph.D. Professor of Pathology and Cell Biology, Yale University

Director since 2001

Age 83

Key Qualifications and Expertise:

Our Board concluded that Dr. Marchesi should continue to serve as a director of Exelixis due to his training as a physician and scientist and his research and experience in the fields of healthcare and life sciences, with a particular focus on biotechnology.

Committee Assignments:

•   Compensation Committee

•   Research & Development Committee

Vincent T. Marchesi, M.D., Ph.D., has been a director since May 2001. Since 1973, Dr. Marchesi has been a Professor of Pathology and Cell Biology at Yale University and, since 1991, the Director of the Boyer Center for Molecular Medicine at Yale University. In 1982, Dr. Marchesi co-founded Molecular Diagnostics, Inc., a diagnostic development company. Dr. Marchesi was formerly Chair of Pathology at the Yale-New Haven Hospital. Dr. Marchesi holds an M.D. from Yale University and a Ph.D. from Oxford University, and is a member of the National Academy of Sciences and the Institute of Medicine.

2019 Proxy Statement    11

Julie Anne Smith President and Chief Executive Officer, E-Scape Bio, Inc.

Director since 2016

Age 48

Key Qualifications and Expertise:

Our Board concluded that Ms. Smith should continue to serve as a director of Exelixis due to her knowledge and experience with respect to biotechnology, healthcare and pharmaceutical industries and her broad leadership experience resulting from service as an executive in the pharmaceutical industry.

Committee Assignments:

•   Audit Committee

•   Compensation Committee

Current Public Company Boards:

•   Audentes Therapeutics, Inc.

Julie Anne Smith has been a director since September 2016. Since August 2018, Ms. Smith has served as President and Chief Executive Officer and as a member of the board of directors of E-Scape Bio, Inc., a privately held biotechnology company developing novel small-molecule therapeutics for patients with inherited forms of neurodegenerative diseases. From July 2017 until June 2018, Ms. Smith served as President and Chief Executive Officer and as a member of the board of directors of Nuredis, Inc., a privately-held biotechnology company developing novel therapies to treat inherited neurodegenerative diseases caused by nucleotide repeat expansions. Prior to Nuredis, she served as President and Chief Executive Officer of Raptor Pharmaceutical Corp. from January 2015 until the company’s acquisition by Horizon Pharma plc in October 2016, where she also served as Executive Vice President and Chief Operating Officer from 2012 to 2014. From 2008 to 2012, Ms. Smith served as Chief Commercial Officer of Enobia Pharmaceuticals prior to the company’s acquisition by Alexion Pharmaceuticals, Inc. Previously, Ms. Smith served as Vice President of Commercial at Jazz Pharmaceuticals from 2006 to 2008, as Vice President, Global Marketing at Genzyme General from 2001 to 2005, and helped to establish the operations and business development function for the biotech start-up, Novazyme Pharmaceuticals, from 2000 to 2001. Ms. Smith began her industry career at Bristol-Myers Squibb Company in 1996. Ms. Smith has served on the board of directors of Audentes Therapeutics, Inc. a publicly-held clinical stage biotechnology company focused on developing and commercializing gene therapy products for patients suffering from serious, life-threatening rare diseases caused by single gene defects, since December 2016 and previously, Ms. Smith was a Director on the Health and Emerging Companies Sections of the BIO board. Ms. Smith holds a B.S. in biological and nutritional sciences from Cornell University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

Class III Directors

Continuing in Office Until the 2020 Annual Meeting

Michael M. Morrissey, Ph.D. President and Chief Executive Officer, Exelixis, Inc.

Director since 2010

Age 58

Key Qualifications and Expertise:

Our Board concluded that Dr. Morrissey should continue to serve as a director of Exelixis due to his leadership role as the President and Chief Executive Officer of Exelixis. Beyond his role as Exelixis’ principal executive officer, the Board also considered Dr. Morrissey’s extensive qualifications, including his training as a scientist, his significant knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries, comprehensive leadership background resulting from service as an executive in the biotechnology industry, and his ability to bring historic knowledge and continuity to the Board.

Committee Assignments:

•   None

Michael M. Morrissey, Ph.D., has served as a director and as Exelixis’ President and Chief Executive Officer since July 2010. Dr. Morrissey has held positions of increasing responsibility at Exelixis since he joined the company in February 2000, including serving as President of Research and Development from January 2007 until July 2010. From 1991 to 2000, Dr. Morrissey held several positions at Berlex Biosciences, last holding the position of Vice President, Discovery Research. Earlier in his career, Dr. Morrissey served as a Senior Scientist and Project Team Leader in Medicinal Chemistry at CIBA-Geigy Corporation. He is the author of numerous scientific publications in medicinal chemistry and drug discovery and an inventor on 70 issued U.S. patents and 25 additional published U.S. patent applications. Dr. Morrissey holds a B.S. (Honors) in Chemistry from the University of Wisconsin and a Ph.D. in Chemistry from Harvard University.

12    Exelixis, Inc.

Proposal 1 | Class III Directors

Stelios Papadopoulos, Ph.D. Co-Founder and Chairman of the Board, Exelixis, Inc.

Director since 1994

Age 70

Key Qualifications and Expertise:

Our Board concluded that Dr. Papadopoulos should continue to serve as a director of Exelixis due to his training as a scientist, his knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries, his broad leadership experience resulting from extensive service on various boards, his knowledge and experience with respect to finance matters, and his ability to bring historic knowledge and continuity to the Board.

Committee Assignments:

•   Audit Committee

•   Research & Development Committee

Current Public Company Boards:

•   Biogen Inc. (Chair)

•   Regulus Therapeutics, Inc. (Chair)

Stelios Papadopoulos, Ph.D., a co-founder of Exelixis, has been a director since December 1994 and the Chairman of the Board since January 1998. Dr. Papadopoulos retired as Vice Chairman of Cowen & Co., LLC in August 2006 after six years as an investment banker with the firm, where he focused on the biotechnology and pharmaceutical sectors. Prior to joining Cowen & Co., he spent 13 years as an investment banker at PaineWebber, Incorporated, where he was most recently Chairman of PaineWebber Development Corp., a PaineWebber subsidiary focusing on biotechnology. He joined PaineWebber in April 1987 from Drexel Burnham Lambert, where he was a Vice President in the Equity Research Department covering the biotechnology industry. Prior to Drexel, he was a biotechnology analyst at Donaldson, Lufkin & Jenrette. Before coming to Wall Street in 1985, Dr. Papadopoulos was on the faculty of the Department of Cell Biology at New York University Medical Center. He continues his affiliation with New York University Medical Center as an Adjunct Associate Professor of Cell Biology. Dr. Papadopoulos was a co-founder of Anadys Pharmaceuticals, Inc., a publicly-held biopharmaceutical company dedicated to improving patient care by developing novel medicines for the treatment of hepatitis C, acquired by Hoffmann-La Roche Inc. in November 2011. Dr. Papadopoulos served as a member of the board of directors of Anadys Pharmaceuticals from 2000 to 2011 and as its chairman in 2011, prior to its acquisition. Dr. Papadopoulos has also served as a member of the board of directors of three other publicly-held companies: Biogen, Inc., a biopharmaceutical company focused on the treatment of serious diseases, since 2008 and as its chairman since 2014; Regulus Therapeutics Inc., a biopharmaceutical company focused on the development of medicines targeting microRNAs, since 2008, and as its chairman since 2013; and BG Medicine, Inc., a diagnostics company focused on the development and commercialization of cardiovascular diagnostic tests, from 2003 until 2018. Dr. Papadopoulos was also co-founder and member of the board of directors of Cellzome Inc., a privately-held drug discovery company acquired by GlaxoSmithKline in May 2012. In the not-for-profit sector, Dr. Papadopoulos is a co-founder and Chairman of Fondation Santé, a member of the board of visitors of Duke Health, and a member of the Global Advisory Board of the Duke Institute for Health Innovation. Dr. Papadopoulos holds an M.S. in Physics, a Ph.D. in Biophysics and an M.B.A. in Finance, all from New York University.

George A. Scangos, Ph.D. Chief Executive Officer, Vir Biotechnology, Inc.

Director since 1996

Age 70

Key Qualifications and Expertise:

Our Board concluded that Dr. Scangos should continue to serve as a director of Exelixis due to his prior leadership role as our President and Chief Executive Officer. Beyond his prior role as our principal executive officer, the Board also considered Dr. Scangos’ extensive qualifications, including his training as a scientist, his significant knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries, his comprehensive leadership background resulting from service on various boards and as an executive in the biotechnology industry, and his ability to bring historic knowledge and continuity to the Board.

Committee Assignments:

•   Research & Development Committee

Current Public Company Boards:

•   Agilent Technologies, Inc.

George A. Scangos, Ph.D., has been a director since October 1996. Since January 2017, Dr. Scangos has served as Chief Executive Officer and as a member of the board of directors of Vir Biotechnology, Inc., a privately held biotechnology company focused on fighting infectious diseases. From July 2010 to December 2016, Dr. Scangos served as Chief Executive Officer and as a member of the board of directors of Biogen Inc., a publicly-held biopharmaceutical company focused on the treatment of serious diseases. Prior to joining the Biogen organization, from October 1996 to July 2010, Dr. Scangos served as our President and Chief Executive Officer. From September 1993 to October 1996, Dr. Scangos served as President of Biotechnology at Bayer Corporation, a pharmaceutical company, and was responsible for research, business and process development, manufacturing, engineering, and quality assurance. Dr. Scangos has served as a member of the board of directors of various publicly-held companies, including: Agilent Technologies, Inc., a global leader in life sciences, diagnostics and applied chemical markets, since 2014; and Anadys Pharmaceuticals, Inc., a biopharmaceutical company dedicated to improving patient care by developing novel medicines for the treatment of hepatitis C, from 2003 to 2010. Dr. Scangos has also served as a member of the board of directors of our former subsidiary, TaconicArtemis GmbH (previously known as Artemis Pharmaceuticals GmbH), until 2010 and Entelos, Inc. from 1997 to 2010, and he currently serves as a director of Decibel Therapeutics, Inc. and Fondation Santé. Dr. Scangos previously served as the Chair of the California Healthcare Institute (CHI), as a member of the Board of the Global Alliance for TB Drug Development, and as a member of the board of directors of BayBio. Dr. Scangos is also a member of the Board of Advisors of the University of California, San Francisco School of Pharmacy, and the National Board of Advisors of the University of California, Davis School of Medicine. Dr. Scangos was a Jane Coffin Childs Post-Doctoral Fellow at Yale University and a faculty member at Johns Hopkins University. Dr. Scangos currently holds an appointment as Adjunct Professor of Biology at Johns Hopkins University. Dr. Scangos holds a B.A. in Biology from Cornell University and a Ph.D. in Microbiology from the University of Massachusetts.

2019 Proxy Statement    13

Lance Willsey, M.D. Founding Partner, DCF Capital

Director since 1997

Age 57

Key Qualifications and Expertise:

Our Board concluded that Dr. Willsey should continue to serve as a director of Exelixis due to his skill as a physician, his knowledge and experience with respect to the life sciences and healthcare industries, and his knowledge and experience with respect to finance matters.

Committee Assignments:

•   Compensation Committee

•   Research & Development Committee

Lance Willsey, M.D., has been a director since April 1997. Dr. Willsey was a founding partner of DCF Capital, a hedge fund focused on investing in the life sciences, from July 1998 to March 2002, and currently is a consultant to institutional investors in the field of oncology. Since 2000, Dr. Willsey has served on the Visiting Committee of the Department of Genitourinary Oncology at the Dana-Farber Cancer Institute at Harvard Medical School. From July 1997 to July 1998, Dr. Willsey served on the Staff Department of Urologic Oncology at the Dana-Farber Cancer Institute. From July 1996 to July 1997, Dr. Willsey served on the Staff Department of Urology at Massachusetts General Hospital at Harvard University School of Medicine, where he was a urology resident from July 1992 to July 1996. From 2000 to 2010, Dr. Willsey served a member of the board of directors of Exact Sciences Corporation, a publicly-held molecular diagnostics company focused on the early detection and prevention of the deadliest forms of cancer. Dr. Willsey holds a B.S. in Physiology from Michigan State University and an M.S. in Biology and an M.D., both from Wayne State University.

Class I Directors

Continuing in Office Until the 2021 Annual Meeting

Charles Cohen, Ph.D. Chief Executive Officer, Perform Biologics, Inc.

Director since 1995

Age 68

Key Qualifications and Expertise:

Our Board concluded that Dr. Cohen should continue to serve as a director of Exelixis due to his training as a scientist, his knowledge and experience with respect to the biotechnology, pharmaceutical and healthcare industries, his broad leadership experience resulting from service on various boards and as a chief executive officer, and his knowledge and experience with respect to finance matters.

Committee Assignments:

•   Audit Committee

•   Compensation Committee (chair)

•   Research & Development Committee

Charles Cohen, Ph.D., has been a director since November 1995. Dr. Cohen is an independent investor and since March 2015, has served as Chief Executive Officer and as a member of the board of directors of Perform Biologics, Inc., a private biotechnology start-up company. Previously, Dr. Cohen served as Chief Executive Officer and as a member of the board of directors of On Target Therapeutics, LLC, a private biotechnology start-up company, from June 2015 to June 2017. From May 2007 to December 2015, Dr. Cohen was a managing director of Synthesis Capital (formerly Advent Healthcare Ventures), a venture capital firm. From 2003 to 2007, Dr. Cohen was Vice President of Advent International, a global private equity firm. From 2000 to 2002, Dr. Cohen was the Chief Executive Officer of Cellzome AG, a post-genomics biotechnology company. Prior to that time, Dr. Cohen co-founded Creative BioMolecules, Inc., a biotechnology company, in 1982 and was one of its directors and its Chief Executive Officer from 1985 to 1995. Dr. Cohen served as a member of the board of directors of the following publicly-held companies: Anadys Pharmaceuticals, Inc., a biopharmaceutical company dedicated to improving patient care by developing novel medicines for the treatment of hepatitis C, from 2000 to 2005; and Anesiva, Inc., a biopharmaceutical company focused on the development and commercialization of novel pharmaceutical products for pain management from 2005 to 2007. Dr. Cohen also served as the Chairman of the Supervisory Board of Cellzome AG, prior to its acquisition by GlaxoSmithKline in May 2012, and as the Chief Executive Officer of several other companies. Dr. Cohen received his Ph.D. from New York University School of Medicine.

14    Exelixis, Inc.

Proposal 1 | Class III Directors

George Poste, DVM, Ph.D., FRS Chief Scientist, Complex Adaptive Systems Initiative

Director since 2004

Age 74

Key Qualifications and Expertise:

Our Board concluded that Dr. Poste should continue to serve as a director of Exelixis due to his training as a scientist, his knowledge and experience with respect to the life sciences, healthcare and pharmaceutical industries, his broad leadership experience resulting from service on various boards, and his knowledge and experience with policymaking, regulatory issues and other governmental matters.

Committee Assignments:

•   Nominating and Corporate Governance Committee

•   Research & Development Committee (chair)

George Poste, DVM, Ph.D., FRS, has been a director since August 2004. Since February 2009, Dr. Poste has been the Chief Scientist at Complex Adaptive Systems Initiative and Regents’ Professor and Del E. Webb Professor of Health Innovation at Arizona State University. From May 2003 to February 2009, Dr. Poste served as the director of the Biodesign Institute at Arizona State University. Dr. Poste has served as the Chief Executive Officer of Health Technology Networks, a consulting company that specializes in the application of genomic technologies and computing in healthcare, since 2000. From 1992 to 1999, he was the Chief Science and Technology Officer and President, R&D, of SmithKline Beecham Corporation, a pharmaceutical company (later merged into GlaxoSmithKline plc). Dr. Poste served on the Defense Science Board of the U.S. Department of Defense from 2001 to 2010 and is a member of other organizations dedicated to advancing defenses against bioweapons and biowarfare. Dr. Poste has served as a member of the board of directors of Caris Life Sciences, a privately-held medical diagnostics company, since 2009. Previously, Dr. Poste served as a member of the board of directors of Monsanto Company, a publicly-held provider of agricultural products and solutions, from February 2003 until its acquisition by Bayer Aktiengesellschaft in June 2018, and as the Non-Executive Chairman of Orchid Cellmark, Inc., a publicly-held DNA forensics company, from April 2000 until August 2009. Dr. Poste is a Fellow of the Royal Society, the UK Academy of Medical Sciences, Hoover Institution, Stanford University, and various other prestigious organizations and has been awarded honorary doctorates from several universities. Dr. Poste holds a DVM in veterinary medicine and a Ph.D. in Virology from the University of Bristol, England.

Jack L. Wyszomierski Former Executive Vice President and Chief Financial Officer, VWR International, LLC

Director since 2004

Age 63

Key Qualifications and Expertise:

Our Board concluded that Mr. Wyszomierski should continue to serve as a director of Exelixis due to his extensive financial reporting, accounting and finance experience, as well as his experience in the healthcare and life sciences industries. These qualities have also formed the basis for the Board’s decision to appoint Mr. Wyszomierski as a member and chairman of the Audit Committee.

Committee Assignments:

•   Audit Committee (chair)

•   Nominating and Corporate Governance Committee

Current Public Company Boards:

•   XOMA Corporation

•   Athersys, Inc.

•   SiteOne Landscape Supply, Inc.

Jack L. Wyszomierski, has been a director since February 2004. From June 2004 to June 2009, Mr. Wyszomierski served as the Executive Vice President and Chief Financial Officer of VWR International, LLC, a supplier of laboratory supplies, equipment and supply chain solutions to the global research laboratory industry. From 1982 to 2003, Mr. Wyszomierski held positions of increasing responsibility within the finance group at Schering-Plough Corporation, a health care company, culminating with his appointment as Executive Vice President and Chief Financial Officer in 1996. Prior to joining Schering-Plough, he was responsible for capitalization planning at Joy Manufacturing Company, a producer of mining equipment, and was a management consultant at Data Resources, Inc. Mr. Wyszomierski has served: as a member of the board of directors of XOMA Corporation, a publicly-held company that licenses novel antibody therapeutics, since August 2010; as a member of the board of directors of Athersys, Inc., a publicly-held company engaged in the discovery and development of therapeutic product candidates, since June 2010; as a member of the board of directors of Solenis LLC, a privately-held manufacturer of chemical products, since August 2014; and as a member of the board of directors of SiteOne Landscape Supply, Inc., a publicly-held company that distributes landscape supply products, since April 2016. Mr. Wyszomierski previously served as a member of the board of directors of: Unigene Laboratories, Inc., a publicly-held biopharmaceutical company, from April 2010 to July 2013; and AssuraMed Holding, Inc., a privately-held distributor of home healthcare products, from January 2011 until its acquisition by Cardinal Health Inc. in March 2013. Mr. Wyszomierski holds a M.S. in Industrial Administration and a B.S. in Administration, Management Science and Economics from Carnegie Mellon University.

Corporate Governance

Corporate Governance Guidelines

We have adopted written Corporate Governance Guidelines, which may be viewed at www.exelixis.com under the caption “Investors & Media—Corporate Governance—Corporate Governance Documents.” This document includes guidelines for determining director independence and qualifications for directors. Our Board regularly reviews, and modifies from time to time, our Corporate Governance Guidelines, Board committee charters and Board practices. Please note that information found on, or accessible through, our website is not a part of, and is not incorporated into, this Proxy Statement.

2019 Proxy Statement    15

Corporate Code of Conduct

We have adopted a Corporate Code of Conduct, which functions as our Code of Ethics under the SEC rules, that applies to all directors, officers and employees, including the principal executive officer and principal financial/accounting officer. The Corporate Code of Conduct is posted on our website at www.exelixis.com under the caption “Investors & Media—Corporate Governance—Corporate Governance Documents.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this Corporate Code of Conduct by posting such information on our website, at the address and location specified above and, to the extent required by the listing standards of the Nasdaq Stock Market, by filing a Current Report on Form 8-K with the SEC, disclosing such information.

Our Corporate Code of Conduct reflects our corporate values and describes how our officers, directors, employees and contractors are expected to conduct themselves when representing Exelixis. It also underscores our commitment to comply with laws that regulate our business activities as a biotechnology company. Our employees receive regular training on our Corporate Code of Conduct, which includes consequences of taking actions that would constitute a violation of our Corporate Code of Conduct.

Included in our Corporate Code of Conduct are procedures for employees to report potential violations to our Ethics Committee, which is chaired by our Chief Executive Officer and includes other members of our senior management team. To ensure our employees feel comfortable raising good faith questions or concerns with respect to our Corporate Code of Conduct or our other policies, these reports can be made confidentially (or anonymously) via our Ethics Hotline, and we maintain a strict policy against any retaliation or discrimination towards an employee who makes such a report.

Director Independence

We have adopted standards for director independence pursuant to Nasdaq listing standards, which require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. An “independent director” means a person other than an officer or employee of Exelixis or one of our subsidiaries, or another individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Exelixis, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that Drs. Cohen, Freire, Garber, Marchesi, Papadopoulos, Poste, Scangos and Willsey, Messrs. Wyszomierski and Feldbaum and Ms. Smith, who are eleven of the twelve members of the Board, represent a majority of the Board and are independent under applicable SEC rules and the Nasdaq listing standards. Dr. Morrissey, our President and Chief Executive Officer, is not independent by virtue of his employment with Exelixis. In addition, the Board has also determined that: (i) all directors who serve on the Audit, Compensation and Nominating and Corporate Governance Committees are independent under applicable Nasdaq listing standards; and (ii) all members of the Audit Committee meet the independence requirements under the Exchange Act.

Board Leadership Structure

The Board does not have a formal policy on whether the role of chairman and chief executive officer should be separate or combined. Our Corporate Governance Guidelines provide that the Board will select its chairman and the chief executive officer in the manner it considers to be in the best interests of our company. Currently, we have an independent chairman of the board separate from the chief executive officer. The Board believes this bifurcated structure provides for sufficient independent oversight of management and strong Board leadership, while allowing for the effective management of company affairs. The Board believes that if the positions of chairman and chief executive officer are combined, the appointment of a lead independent director would be necessary for effective governance. Accordingly, our Corporate Governance Guidelines provide that if the roles are combined, the independent directors of the Board must appoint a lead independent director. Our Corporate Governance Guidelines further provide that the lead independent director would: (i) preside at all meetings of the Board at which the chairman is not present, including executive sessions of the independent directors; (ii) have the authority to call meetings of the independent directors; (iii) serve as the principal liaison on Board-wide issues between the independent directors and the chairman; and (iv) have such other authority and duties as the Board may from time to time determine. The Board believes that this flexible approach provides it with the ability to establish a leadership structure, based upon its judgment that is in the best interests of our company and those of our stockholders at any given time.

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Proposal 1 | Corporate Governance

Role of the Board in Risk Oversight

Management is responsible for identifying the various risks facing our company, including, without limitation, strategic, operational, financial, regulatory and cyber-security risks that may exist from time to time. Management has implemented appropriate risk management structures, policies and procedures, and manages our risk exposure on a day-to-day basis. While the Board does not have a formal risk oversight policy, the Board does, as a whole and through its various committees, oversee the proper functioning of our internal risk management processes. In its risk oversight role, the Board evaluates whether management has reasonable controls in place to address material risks currently facing our company and those we may face in the future. The Board and its committees meet at regularly scheduled and special meetings throughout the year at which management reports to the Board concerning the results of its risk management activities, as well as external changes that may change the levels of business risk to which we are exposed.

The Board delegates certain of its risk oversight responsibilities to its various committees as follows:

››

Our Audit Committee oversees the management of risks related to financial reporting, trading in our securities, fraud, information technology and cyber-security, including a regular review of the existence or status of any such risks and evaluating the steps management has taken or proposes to take to mitigate them. Our Audit Committee also reviews any proposed related party transactions to ensure we do not engage in transactions that would create a conflict of interest or result in harm to us.

››

Our Compensation Committee oversees the management of risks related to our compensation policies and practices, including structuring and reviewing our executive compensation programs, considering whether such programs are in line with our strategic objectives and incentivizing appropriate risk-taking.

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Our Nominating and Corporate Governance Committee oversees the management of risks related to our compliance programs, including healthcare compliance and data privacy, and corporate governance matters, including director independence and Board composition and succession.

Also, the Board is presented with frequent business updates during monthly teleconferences among our Board and senior management. Following consideration of the information provided by management, the Board provides feedback, makes recommendations and, as needed, issues directives to management to address our risk exposure.

Prohibitions on Derivative, Hedging, Monetization and Other Transactions

We maintain an insider trading policy that applies to directors and employees, including our executive officers, which prohibits certain transactions in our stock, including short sales, puts, calls or other transactions involving derivative securities, hedging or monetization transactions, purchases of Exelixis securities on margin or borrowing against an account in which Exelixis securities are held, or pledging Exelixis stock as collateral for a loan. There are no exceptions to these prohibitions, other than the pledging of Exelixis stock as collateral for a loan, which would require that such director or employee establish his or her financial capacity to repay the loan without resort to the pledged securities and obtains prior approval from management.

Stockholder Communications with the Board

Security holders may send communications to the Board by mail at 1851 Harbor Bay Parkway, Alameda, California 94502, by facsimile at (650) 837-7951 or by e-mail at info@exelixis.com, each of the foregoing sent “Attn: Board of Directors.”

Stock Ownership Guidelines for Non-Employee Directors

In February 2018, the Board adopted Stock Ownership Guidelines applicable to our directors and Named Executive Officers (as defined below) to further align their financial interests with those of our stockholders, as well as to promote sound corporate governance. For our non-employee directors, our Stock Ownership Guidelines provide an ownership target equal to the lesser of 3,000 shares or a value equivalent to three times the annual cash Board retainer. Under the guidelines, we expect non-employee directors to achieve their stock ownership targets within five years of becoming subject to these guidelines. The policy includes procedures for granting exemptions in the case of severe financial hardship. Ownership targets for our Named Executive Officers (including those serving on our Board) are described below under “Compensation Discussion and Analysis—Other Compensation Information—Stock Ownership Guidelines.”

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In determining ownership levels for each non-employee director under our Stock Ownership Guidelines, credit is provided for shares held outright (including shares owned through trusts, the Amended and Restated Exelixis, Inc. 401(k) Plan (401(k) Plan), or by a spouse), as well as 50% of the number of vested, but unexercised, stock options. No credit is provided for RSUs (as defined below) until they vest. The values for all shares determined to be held by our non-employee directors and Named Executive Officers are based on the 200-day average stock price as of the measurement date. As of February 12, 2019, all of our non-employee directors serving on the Board as of such date had met the required ownership targets.

Board Committees and Meetings

The Board held five meetings and acted by unanimous written consent one time during 2018, and all of our directors attended at least 75% of the total meetings of the Board and of the committees on which they served. The independent directors met four times in regularly scheduled executive sessions.

During 2018, the Board had four standing committees: the Audit Committee; the Compensation Committee; the Nominating and Corporate Governance Committee; and the Research & Development Committee. Committee membership in 2018 was as follows:

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Research & Development Committee
Charles Cohen, Ph.D.	Member	Chair		Member
Carl B. Feldbaum, Esq.		Member	Member
Maria C. Freire, Ph.D.*			Member	Member
Alan M. Garber, M.D., Ph.D.			Chair	Member
Vincent T. Marchesi, M.D., Ph.D.		Member		Member
Stelios Papadopoulos, Ph.D.	Member			Member
George Poste, D.V.M., Ph.D., FRS			Member	Chair
George A. Scangos, Ph.D.				Member
Julie A. Smith**	Member	Member
Lance Willsey, M.D.		Member		Member
Jack L. Wyszomierski	Chair***		Member
Number of Meetings Held in Fiscal 2018	4	10	3	3

*	Dr. Freire became a director and was appointed to the Nominating and Corporate Governance Committee and the Research & Development Committee on April 5, 2018.
**	On September 5, 2018, Ms. Smith moved from the Nominating and Corporate Governance Committee to the Audit Committee.
***	Designated by the Board as an “audit committee financial expert.”

Audit Committee

The Audit Committee of the Board oversees our corporate accounting and financial reporting process, ensures the integrity of our financial statements and has been designated as the Qualified Legal Compliance Committee within the meaning of Rule 205.2(k) of Title 17, Chapter II of the Code of Federal Regulations. The Audit Committee is composed entirely of independent directors and performs several functions, including:

•  Evaluating the performance, qualifications, compensation and continued engagement of the independent registered public accounting firm, as well as resolving any disagreements between the independent registered public accounting firm and management

• Reviewing the sufficiency of our information technology resources and overseeing our program to identify, assess, manage and monitor cyber-security risks

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Proposal 1 | Board Committees and Meetings

• Reviewing, providing oversight of, and approving related person transactions	• Reviewing the financial statements for inclusion in our Annual Report on Form 10-K and preparing the Audit Committee’s report for inclusion in our Proxy Statement or Annual Report on Form 10-K

• Establishing procedures to receive and address complaints regarding accounting, internal accounting controls or auditing matters	• Reviewing the results of the annual audit and the results of our quarterly financial statement reviews with management and the independent registered public accounting firm

•  Overseeing our risk assessment and risk management processes with respect to financial reporting fraud and discussing and evaluating the steps management has taken or proposes to take to mitigate such risks

• Maintaining compliance with SEC and Nasdaq rules applicable to audit committees

• Reviewing our tax strategy, the status of any material tax audits and proceedings and any other material tax matters

The Board has determined that Mr. Wyszomierski is an “audit committee financial expert” as defined in applicable SEC rules.

The Audit Committee’s report is set forth in “Report of the Audit Committee” below. The Audit Committee has a written charter, which is available on our website at www.exelixis.com under the caption “Investors & Media—Corporate Governance—Committee Composition and Charters.”

Compensation Committee

The Compensation Committee of the Board oversees our compensation policies, plans and programs. The Compensation Committee is composed entirely of independent directors and performs several functions, including:

• Reviewing and determining the compensation to be paid to executive officers	• Reviewing our Compensation Discussion and Analysis and preparing the Compensation Committee’s report for inclusion in our Proxy Statement

• Addressing any conflict of interest with any compensation adviser engaged by management or the Compensation Committee	• Establishing general policies relating to compensation and benefits of employees, including executive officers

• Evaluating director compensation and recommending any changes to the Board for approval	• Administering the issuance of stock options and other awards under our stock plans

The Compensation Committee’s report is set forth in “Compensation Committee Report” below. Information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in “Compensation Discussion and Analysis” below. For information regarding our processes and procedures for the consideration and determination of director compensation, please see “Compensation of Directors” below. The Compensation Committee has a written charter, which is available on our website at www.exelixis.com under the caption “Investors & Media—Corporate Governance—Committee Composition and Charters.” In accordance with its charter, the Compensation Committee also may delegate any of its authority or responsibility to the chairperson of the Compensation of the Committee or to a subcommittee composed of one or more members of the Compensation Committee and/or other members of the Board and/or officers of Exelixis.

Compensation Consultants. The Compensation Committee retained Compensia, Inc. (Compensia), a national compensation consulting firm, as its external compensation consultant to assist the Compensation Committee in its duties related to executive and non-employee director compensation. Compensia did not perform any work for us other than the executive compensation and non-employee director compensation consulting services provided to the Compensation Committee and

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reported directly to the Compensation Committee or through its chairperson. Fees paid to Compensia in 2018 did not exceed $120,000. See “Compensation Discussion and Analysis” for more information regarding the Compensation Committee’s engagement of Compensia.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board oversees all aspects of our corporate governance functions on behalf of the Board. The Nominating and Corporate Governance Committee is composed entirely of independent directors and performs several functions, including:

• Conducting periodic assessments of the performance of the Board and its committees and compliance with SEC and Nasdaq requirements for independence and expertise	• Facilitating our CEO Succession Plan in the event our Chief Executive Officer is no longer able to serve in that position

• Identifying, reviewing and evaluating candidates to serve as directors and recommending qualified candidates to the Board	• Developing a set of Corporate Governance Guidelines, as well as administering our Corporate Code of Conduct

• Ensuring effective communication between the Board, its committees and management, as well as receiving and reviewing communications from security holders to the Board	• Overseeing our compliance programs, including healthcare compliance and data privacy, and corporate governance matters

The Nominating and Corporate Governance Committee has a written charter, which is available on our website at www.exelixis.com under the caption “Investors & Media—Corporate Governance—Committee Composition and Charters.”

Director Qualifications; Diversity. The Nominating and Corporate Governance Committee does not have a fixed set of minimum qualifications for candidates for membership on the Board. Instead, in considering candidates for directorship, the Nominating and Corporate Governance Committee will generally consider all relevant factors, including the candidate’s applicable expertise and demonstrated excellence in his or her field, the usefulness of such expertise to us, the availability of the candidate to devote sufficient time and attention to the affairs of Exelixis, the existence of any relationship that would interfere with the exercise of the candidate’s independent judgment, and the candidate’s demonstrated character and judgment. In the review process, the Nominating and Corporate Governance Committee evaluates prospective candidates for directorship in the context of the existing membership of the Board (including the qualities and skills of the existing directors), our operating requirements and the long-term interests of our stockholders. While the Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee believes that the factors considered above enable it to identify director candidates that possess key industry knowledge as well as a variety of different professional and personal backgrounds, attributes (including, but not limited to, gender and national origin), experiences, skills and expertise such that the Board, as a group, can best fulfill its responsibilities to our stockholders.

The Nominating and Corporate Governance Committee regularly evaluates the needs of the Board with respect to skills and experiences that may be filled by a new director candidate. During the first quarter of 2018, after consultations with certain of our larger institutional stockholders and utilizing various internal resources, the Nominating and Corporate Governance Committee identified Dr. Maria Freire as a candidate for membership on the Board due to her training as a scientist, her knowledge and experience with respect to medical research, the pharmaceutical industry and government healthcare policymaking, as well as her leadership experience in the public sector; Dr. Freire was the elected to the Board in April 2018. In addition, the Nominating and Corporate Governance Committee is authorized to access external resources as it deems necessary or appropriate to fulfill its defined responsibilities, including engagement of executive search firms to help identify director candidates.

Director Nominations. The Nominating and Corporate Governance Committee considers and assesses all candidates recommended by our directors, officers and stockholders. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. If, after its review, the Nominating and

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Proposal 1 | Board Committees and Meetings

Corporate Governance Committee supports a candidate, it would recommend the candidate for consideration by the full Board. The Nominating and Corporate Governance Committee considers stockholder recommendations for directors using the same criteria as potential nominees recommended by the members of the Nominating and Corporate Governance Committee or others. The Nominating and Corporate Governance Committee has not received any recommended nominations from any stockholder holding 5% or more of our common stock in connection with the Annual Meeting.

Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee within the timeframe specified in our Bylaws that is applicable to matters to be brought before an Annual Meeting of Stockholders as set forth under “Questions and Answers About These Proxy Materials and Voting” above. Such communications should be sent to the following address: Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502, Attn: Nominating and Corporate Governance Committee of the Board. Submissions must include (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the corporation which are beneficially owned by such person, (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (e) a statement whether such person, if elected, intends to comply with the corporation’s Corporate Governance Guidelines, including with respect to matters relating to the election of directors, and (f) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).

Research & Development Committee

The Research & Development Committee of the Board oversees various scientific matters related to our drug discovery and preclinical and clinical development programs. The Research & Development Committee is composed entirely of independent directors and performs several functions, including:

• Overseeing our clinical development program and internal drug discovery activities	• Evaluating and discussing trends in the oncology treatment landscape and potential effects on our pipeline strategy and other business needs

• Reviewing the progress of preclinical assets that we have in-licensed or acquired and evaluating potential future business development opportunities	• Advising the Board on other matters of scientific importance as the Board, in consultation with management, may designate from time to time

Annual Meeting; Attendance

The Board does not have a formal policy with respect to the attendance of its members at Annual Meetings of Stockholders. Dr. Morrissey was the only member of the Board in attendance at the 2018 Annual Meeting of Stockholders.

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COMPENSATION OF DIRECTORS

Overview of Director Compensation

The compensation program for our non-employee directors is intended to be competitive and fair so that we can attract optimal talent to our Board and recognize the time and effort required of a director given the size and complexity of our operations. In accordance with its charter, our Compensation Committee is responsible for recommending to the Board for approval the annual compensation for our non-employee directors and acts on behalf of the Board in discharging the Board’s responsibilities with respect to overseeing our compensation policies for non-employee directors. To assist with the Compensation Committee’s and the Board’s review, Compensia, our external compensation consultant, prepares a comprehensive annual assessment of our non-employee director compensation program. The assessment includes benchmarking director compensation against the same 2018 peer group used for executive compensation purposes, an update in recent trends in director compensation and a review of related corporate governance best practices.

Recent Changes to Director Compensation

In February 2018, the Board approved changes to the non-employee director compensation program following consideration of market data prepared by the Compensation Committee’s independent compensation adviser, Compensia, and the recommendation of the Compensation Committee. The primary goal of these changes was to balance our ability to attract and retain the highest quality directors while aligning the program with the interests of our stockholders. As such, the Board sought to approximate the 50th percentile of total compensation for our non-employee directors with those in the 50th percentile of our 2018 peer group. The Board also sought to ensure that the pay structure appropriately reflected the scope of responsibilities and level of contribution provided by our non-employee directors. Among the changes to the program in 2018 were the following:

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For the cash component of our non-employee director compensation program, our non-employee directors no longer receive a “Meeting Fee” for attendance at each Board meeting or at each of their respective committee meetings. Instead, we pay a retainer to each non-employee director for service on the Board and standing committees during the fiscal year to reflect his or her responsibilities beyond attendance at Board and committee meetings. We only pay Meeting Fees for attendance at Board or committee meetings in excess of a pre-determined number of meetings for the fiscal year.

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For the equity component of our non-employee director compensation program, the dollar value of the initial awards and annual awards our non-employee directors are eligible to receive was increased to approximately $680,000 and approximately $340,000, respectively.

These two changes were effective beginning with the first quarter of fiscal 2018.

In addition, at our 2017 Annual Meeting, our stockholders approved a limit on the amount of non-employee director compensation under our 2017 Equity Incentive Plan (2017 Plan). The aggregate value of all compensation granted or paid to any individual solely for service as a non-employee director of the Board of Directors with respect to any calendar year may not exceed $750,000 in total value, calculating the value of any stock awards based on the grant date fair value of such awards for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to the Board, $1,500,000. This limit was not intended to serve as an increase in the annual amount of non-employee director compensation; rather, this action was approved for the purpose of limiting the amount of compensation the Board can approve for non-employee directors each year.

Cash Compensation Arrangements

Each non-employee director receives an annual cash retainer for his or her service on the Board, as well as an additional annual cash retainer if he or she serves as the Chairman of the Board, on a committee or as the chair of a committee. In addition, our non-employee directors receive Meeting Fees for attendance at each Board meeting or at each of their respective committee meetings in excess of the pre-determined number of meetings for the fiscal year, which is included in the full description of the 2018 cash compensation arrangements for our non-employee directors in the table below.

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Compensation of Directors

The table below provides information regarding the cash compensation arrangements for our non-employee directors for 2018. Dr. Morrissey receives no compensation in his capacity as a member of the Board.

Service	Fee Type	Cash Compensation ($)
Board	Retainer Fee	50,000
	Additional Chair Retainer Fee	30,000
	Meeting Fee (1)(2)	2,500
Audit Committee	Retainer Fee	10,000
	Additional Chair Retainer Fee	15,000
	Meeting Fee (1)(3)	1,000
Compensation Committee	Retainer Fee	8,000
	Additional Chair Retainer Fee	12,000
	Meeting Fee (1)(3)	1,000
Nominating & Corporate Governance Committee	Retainer Fee	5,000
	Additional Chair Retainer Fee	10,000
	Meeting Fee (1)(4)	1,000
Research & Development Committee	Retainer Fee	5,000
	Additional Chair Retainer Fee	10,000
	Meeting Fee (1)(4)	1,000

(1)	Meeting for which minutes are generated count toward the meeting threshold to determine when Meeting Fees are to be paid.
(2)	Meeting Fee paid for all meetings in excess of eight meetings.
(3)	Meeting Fee paid for all meetings in excess of seven meetings.
(4)	Meeting Fee paid for all meetings in excess of four meetings.

Equity Compensation Arrangements

Our non-employee directors are also eligible to receive equity as part of their Board service, including an initial award upon joining the Board and an annual award on the day following each Annual Meeting of Stockholders. Grants to our non-employee directors are made under our 2017 Plan, pursuant to the Non-Employee Director Equity Compensation Policy, as amended (2017 Directors’ Policy), as adopted by the Board. To address changes in the trading price of our common stock, we utilize a value-based approach for determining the number of shares subject to non-employee director equity awards. During 2018, under the terms of the 2017 Directors’ Policy, the aggregate value of each one-time initial award was approximately $680,000, and the aggregate value of each annual award was approximately $340,000. The value of each initial award and annual award is divided approximately evenly between a nonstatutory stock option and a restricted stock unit (RSU) award. However, each non-employee director may instead elect to receive the full value of his or her annual award in the form of a nonstatutory stock option.

Under the 2017 Directors’ Policy, the total number of options and RSUs granted as part of each initial award and annual award is determined using a formula based upon the Black-Scholes Merton option pricing model and the average of the daily closing sale prices of our common stock for the trading days during the 30-day calendar period ending on (and including) the last calendar day immediately prior to the relevant grant date . The value of each award, as determined in accordance with the 2017 Directors’ Policy, may be greater or lesser than the grant date fair value computed for financial reporting purposes and reflected in the “Director Compensation Table” below. This is a result of the different calculation employed to determine the grant date fair value, which uses a formula based upon the Black-Scholes Merton option pricing model and the closing sale price of our common stock on the grant date.

Options granted under the 2017 Plan in accordance with the 2017 Directors’ Policy are not incentive stock options under the Internal Revenue Code of 1986, as amended (the Code). The exercise price of each initial and annual stock option granted under the 2017 Plan is equal to 100% of the fair market value of a share of common stock on the grant date. Under the terms of the 2017 Directors’ Policy, the one-time initial options are immediately exercisable, but shares issued upon early exercise are subject to a repurchase right and will vest at the rate of 25% of the underlying shares on the first anniversary of the grant date and monthly thereafter over the next three years. The annual options are immediately exercisable, but shares issued upon early exercise are subject to a repurchase right and will vest monthly in equal parts over a one-year period.

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As long as the non-employee director continues to serve with us or with an affiliate of ours, the options continue to vest and be exercisable during their terms, and shares issued upon early exercise continue to vest. When the option holder’s service terminates, we have the right to repurchase any unvested shares acquired upon exercise of the option at the original exercise price without interest. The post-termination exercise period for the vested portion of options granted to our non-employee directors is generally set to terminate the earlier of three years after a non-employee director’s service terminates or the remainder of the term of the option, as described in the form of option agreement for non-employee directors under the 2017 Plan (not to exceed seven years from the date of grant).

The initial RSU awards vest at the rate of 25% of the underlying shares on each of the first four anniversaries of the grant date, and the annual RSU awards vest at the rate of 100% of the shares on the first anniversary of the grant date, in each case so long as the non-employee director continues to serve with us or with an affiliate of ours.

In the event of a change in control, 100% of the non-employee director’s outstanding and unvested equity awards will immediately vest, and any applicable repurchase rights we may have will terminate.

On April 5, 2018, Dr. Freire Joined the Board and became eligible to receive an initial equity award having an aggregate value equal to approximately $680,000, pursuant to the terms of the 2017 Directors’ Policy. Accordingly, on April 5, 2018, the Board granted Dr. Freire a one-time initial award, the value of which was divided approximately evenly between a nonstatutory stock option and an RSU award consisting of (i) an option to purchase 28,240 shares of our common stock and (ii) an RSU award representing 14,120 shares of our common stock.

Reimbursement of Expenses

The members of the Board are eligible for reimbursement of certain expenses incurred in connection with their attendance at Board meetings and their service on the Board in accordance with our policy.

Director Compensation Table

The following table shows compensation information for our non-employee directors for the fiscal year ended December 28, 2018.

Director Compensation for Fiscal 2018

	Fees Earned or Paid in Cash ($)	Stock Awards (Restricted Stock Units) ($)(1)		Option Awards ($)(2)		Total ($)
Charles Cohen, Ph.D.	88,000	—		320,699		408,699
Carl B. Feldbaum, Esq.	66,000	—		320,699		386,699
Maria C. Freire, Ph.D.	45,000	474,761	(3)	476,599	(4)	996,360
Alan M. Garber, M.D., Ph.D.	70,000	—		320,699		390,699
Vincent T. Marchesi, M.D., Ph.D.	65,000	162,709		163,339		391,048
Stelios Papadopoulos, Ph.D.	95,000	162,709		163,339		421,048
George Poste, D.V.M., Ph.D., FRS	70,000	162,709		163,339		396,048
George A. Scangos, Ph.D.	55,000	—		320,699		375,699
Julie A. Smith	65,250	—		320,699		385,949
Lance Willsey, M.D.	64,000	—		320,699		384,699
Jack L. Wyszomierski	80,000	162,709		163,339		406,048

(1)

On May 24, 2018, each of Drs. Freire, Marchesi, Papadopoulos and Poste and Mr. Wyszomierski were granted an RSU award pursuant to the 2017 Directors’ Policy, which accounted for approximately 50% of the total value of their annual award. Amounts shown in this column reflect the grant date fair value of the RSU award as computed in accordance with Financial Accounting Standards Board (FASB), Accounting Standards Codification Topic 718 (ASC 718). The assumptions used to calculate the value of RSUs are set forth in Note 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2018, filed with the SEC on February 22, 2019. See “Equity Compensation Arrangements” above for a description of the RSU awards made to non-employee directors on May 24, 2018.

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Compensation of Directors

Only one RSU award was granted to each of Drs. Marchesi, Papadopoulos and Poste and Mr. Wyszomierski during fiscal 2018 and, accordingly, the grant date fair value of that RSU award is reflected in the table. The aggregate number of shares subject to all RSUs held by each of these non-employee directors as of December 28, 2018, is as follows: Dr. Freire—22,057 Dr. Marchesi—7,937; Dr. Papadopoulos—7,937; Dr. Poste—7,937; and Mr. Wyszomierski—7,937. None of the other non-employee directors received any RSU awards during fiscal 2018, and none of the other non-employee directors held any outstanding RSU awards as of December 28, 2018.

(2)

On May 24, 2018, each non-employee director was granted an option to purchase our common stock pursuant to the 2017 Directors’ Policy. Each of Drs. Cohen, Garber, Scangos and Willsey, Mr. Feldbaum and Ms. Smith elected to receive 100% of their annual award in the form of options to purchase our common stock, while each of Drs. Freire, Marchesi, Papadopoulos and Poste and Mr. Wyszomierski elected to receive approximately 50% of their annual award in the form of options to purchase our common stock and approximately 50% of their annual award in the form of an RSU award. Amounts shown in this column reflect the aggregate grant date fair value for the option awards granted in fiscal 2018 as computed in accordance with FASB ASC 718. The assumptions used to calculate the value of option awards are set forth in Note 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2018, filed with the SEC on February 22, 2019. See “Equity Compensation Arrangements” above for a description of the option grants made to non-employee directors on May 24, 2018. There can be no assurance that the options will ever be exercised (in which case no value will actually be realized by the director) or that the value on exercise of stock options will be equal to the grant date fair value shown in this column.

With the exception of Dr. Freire, who was also granted a stock option award as part of her initial award in connection with her joining the Board on April 5, 2018, only one stock option award was granted to each non-employee director during fiscal 2018 and, accordingly, the grant date fair value of that stock option is reflected in the table. The aggregate number of shares subject to all stock options held by each of our current non-employee directors as of December 28, 2018, is as follows: Dr. Cohen—361,304; Mr. Feldbaum—274,704; Dr. Freire—44,114; Dr. Garber—302,864; Dr. Marchesi—218,814; Dr. Papadopoulos—339,601; Dr. Poste—227,222; Dr. Scangos—241,344; Ms. Smith—97,278; Dr. Willsey—352,050; and Mr. Wyszomierski—281,213.

(3)

On April 5, 2018, as part of her initial award in connection with her joining the Board, Dr. Freire was granted an RSU award representing 14,120 shares of our common stock. The grant date fair value of the RSU component of her initial award was $312,052, and the grant date fair value of the RSU component of her annual award was $162,709, in each case as computed in accordance with FASB ASC 718. The assumptions used to calculate the value of this option award is set forth in Note 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2018, filed with the SEC on February 22, 2019. See “Equity Compensation Arrangements” above for a description of the initial award granted to Dr. Freire on April 5, 2018.

(4)

On April 5, 2018, as part of her initial award in connection with her joining the Board, Dr. Freire was granted an option to purchase 28,240 shares or our common stock. The grant date fair value of the option component of her initial award was $313,260, and the grant date fair value of the option component of her annual award was $163,339, in each case as computed in accordance with FASB ASC 718. The assumptions used to calculate the value of this option award is set forth in Note 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2018, filed with the SEC on February 22, 2019. See “Equity Compensation Arrangements” above for a description of the initial award granted to Dr. Freire on April 5, 2018. There can be no assurance that the option will ever be exercised (in which case no value will actually be realized by the director) or that the value on exercise of the stock option will be equal to the grant date fair value described above.

2019 Proxy Statement    25

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as Exelixis’ independent registered public accounting firm for the fiscal year ending January 3, 2020. The Board, on behalf of the Audit Committee, has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements for each of the eighteen fiscal years in the period ended December 28, 2018. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as Exelixis’ independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Exelixis and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as a vote against this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent accounting firm; thus, we do not expect any broker non-votes on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Principal Accountant Fees and Services

The aggregate fees billed by Ernst & Young LLP for the last two fiscal years for the services described below are as follows:

	Fiscal Year Ended
	December 28, 2018	December 29, 2017
Audit Fees (1)	$1,914,430	$1,658,395
Audit-Related Fees (2)	155,200	220,000
Tax Fees (3)	416,273	208,152
All Other Fees (4)	3,230	1,995
Total Fees	$2,489,133	$2,088,502

(1)

“Audit fees” consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings and other engagements such as comfort letters, consents, and review of documents filed with the SEC.

(2)

“Audit-related fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.” During fiscal 2018 and 2017 these services included consultations relating to various transactions.

(3)	“Tax fees” include fees for tax compliance, tax advice and tax planning.

(4)

“All other fees” consist of fees for products and services other than the services described above. During fiscal 2018 and 2017, these fees related to an on-line subscription to an Ernst & Young LLP database.

26    Exelixis, Inc.

Proposal 2 | Ratification of Selection of Independent Registered Public Accounting Firm

All fees described above were pre-approved by the Audit Committee. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the independence of the independent registered public accounting firm.

Pre-Approval of Services

During 2018 and 2017, the Audit Committee of the Board pre-approved the audit and non-audit services to be performed by Exelixis’ independent registered public accounting firm, Ernst & Young LLP. Non-audit services are defined as services other than those provided in connection with an audit or a review of our financial statements. The Audit Committee pre-approves all audit and non-audit services rendered by Ernst & Young LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and all other services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee or its chairman, whom the Audit Committee has designated as a one-person subcommittee with pre-approval authority, pre-approved all audit fees, audit-related fees, tax fees and other fees in 2018 and 2017. Any pre-approvals by the subcommittee must be and were presented to the Audit Committee at its next scheduled meeting.

2019 Proxy Statement    27

REPORT OF THE AUDIT COMMITTEE

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not deemed to be incorporated by reference in any filing of Exelixis under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

In connection with the audited consolidated financial statements for the fiscal year ended December 28, 2018, of Exelixis, Inc. (“Exelixis”), the Audit Committee of the Board of Directors of Exelixis has:

(1) reviewed and discussed the audited financial statements for the fiscal year ended December 28, 2018, with management of Exelixis;

(2) discussed with Ernst & Young LLP, Exelixis’ independent registered public accounting firm (“Ernst & Young”), the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and

(3) received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young that accounting firm’s independence.

Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Exelixis’ Annual Report on Form 10-K for the fiscal year ended December 28, 2018.

Audit Committee:

Jack L. Wyszomierski, Chairman

Charles Cohen

Stelios Papadopoulos

Julie A. Smith

28    Exelixis, Inc.

Proposal 3 | Declassification of the Board by the 2020 Annual Meeting of Stockholders

PROPOSAL 3

DECLASSIFICATION OF THE BOARD BY THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Currently, Article V.A of the Certificate of Incorporation provides for a classified board of directors divided into three classes of directors, with each class elected for three-year terms.

We take corporate governance matters seriously and are committed to achieving best corporate governance practices. We recognize, in particular through our ongoing stockholder engagement, the growing sentiment among stockholders that annual director election is one of the most meaningful tools available to them to evaluate and provide feedback on the performance of the Board. After considering the advantages and disadvantages of declassification, including through discussions with our stockholders and in light of the fact that the number of companies with classified boards continues to decline, the Board has determined it is in the best interests of Exelixis and its stockholders to amend our Certificate of Incorporation and Bylaws to declassify the Board. This will result in a fully declassified Board by the 2020 Annual Meeting of Stockholders, at which time the current term for each director then in office will expire, notwithstanding that such director may have been elected for a term that extended beyond the date of the 2020 Annual Meeting of Stockholders. Thus, upon the filing of a certificate of amendment to our Certificate of Incorporation following stockholder approval of the proposed amendment to our Certificate of Incorporation, beginning with the 2020 Annual Meeting of Stockholders, all directors would henceforth be elected annually. The proposed amendment would not change the present number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships. Vacancies which occur during the year may be filled by the Board for the remainder of the full term. In accordance with Delaware law, the proposed amendment would provide that once the Board is fully declassified as of the 2020 Annual Meeting of Stockholders, directors may be removed at any time, either with or without cause.

Effect of Declassifying the Board

Classified boards provide protection against certain abusive takeover tactics and more time to solicit higher bids in a hostile takeover situation because it is more difficult to change a majority of directors on the board in a single year. While the Board continues to believe that these are important considerations, the Board also considered potential advantages of declassification, including the ability of stockholders to evaluate directors annually.

Language of Proposed Amendment

If approved, the amendment would enable us to amend and restate Article V of our Certificate of Incorporation as follows:

•	Article V.A, Section 3, of the Certificate of Incorporation be amended to read in its entirety as follows:

“3. Election of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances and the remaining provisions of this section 3, until the Corporation’s 2020 annual meeting of stockholders, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. At each annual meeting of stockholders held following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the Initial Public Offering) and prior to or at the Corporation’s 2019 annual meeting of stockholders, each director was elected for a three year term, expiring at the third annual meeting of stockholders following his or her election. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the term of each director then in office shall expire at the Corporation’s 2020 annual meeting of stockholders, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, commencing at the Corporation’s 2020 annual meeting of stockholders, each director elected at such meeting and at each annual meeting of stockholders thereafter to succeed those directors whose terms then expire shall be elected for a term expiring at the next annual meeting of stockholders following their election.

Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.”

2019 Proxy Statement    29

•	Article V.A, Section 4, of the Certificate of Incorporation be amended to read in its entirety as follows:

“4. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed by the holders of a majority of the shares then entitled to vote at an election of directors.”

Effect on Bylaws

The Board has approved the below changes to Exelixis’ Bylaws, contingent on the effectiveness of the proposed amendment to the Certificate of Incorporation:

•	Section 17 of the Bylaws is amended to read in its entirety as follows:

“Section 17. Term of Office. The term of office of each director shall be as provided in the Certificate of Incorporation.”

•	Section 20 of the Bylaws is amended to read in its entirety as follows:

“Section 20. Intentionally Omitted.”

Required Vote and Board of Directors Recommendation

The affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the shares issued and outstanding and entitled to vote on the proposal is required to approve the amendment to the Certificate of Incorporation to declassify the Board to provide for annual elections by the 2020 Annual Meeting of Stockholders. Abstentions and broker non-votes, if any, will have the effect of votes against this proposal.

If our stockholders approve the proposed amendment to the Certificate of Incorporation, it will become effective upon filing with the Secretary of State of the State of Delaware a certificate setting forth the amendment, which we anticipate doing as soon as practicable following stockholder approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

30    Exelixis, Inc.

Proposal 4 | Advisory Vote on the Compensation of the Named Executive Officers

PROPOSAL 4

ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Our stockholders are entitled to vote to approve, on an advisory basis, the compensation, as disclosed in this Proxy Statement, of our Chief Executive Officer, Chief Financial Officer and the other executive officers appearing in the table entitled “Summary Compensation Table” later in this Proxy Statement (collectively, the Named Executive Officers). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

The compensation of our Named Executive Officers subject to the vote is disclosed in “Compensation Discussion and Analysis,” and the compensation tables and the related narrative disclosure contained in this Proxy Statement. This year, we have also included a discussion of our stockholder engagement effort focused on executive compensation during fiscal 2018, as well as a discussion of changes made by our Compensation Committee to the executive compensation program for fiscal 2018 in response to that engagement effort. As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the success of biotechnology companies is significantly influenced by their work forces. We believe it is critical to our business that we retain our core team of highly qualified employees, including our executive officers. Large pharmaceutical and biotechnology companies and strong local competitors have aggressively recruited our executives and other skilled employees, with the most critical positions at our company among those that are the most in demand. In light of these circumstances, we have designed our executive compensation program to help attract and retain highly qualified individuals with relevant experience in the biotechnology industry to manage the varied aspects of our evolving business. The primary objective of our executive compensation program is to retain and motivate our core team of highly qualified employees, including our Named Executive Officers, and align their compensation with our critical business objectives and performance, as well as with the interests of our stockholders.

The Board encourages our stockholders to review the compensation tables and read the disclosures set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement that describe our executive compensation program and the compensation of our Named Executive Officers for fiscal 2018. The Board believes that our executive compensation program effectively aligns executive compensation with our performance and results in the attraction and retention of highly talented executives.

Accordingly, the Board recommends that our stockholders vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Required Vote and Board of Directors Recommendation

Advisory approval of Proposal 4 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as votes against this proposal. Broker non-votes will have no effect.

Our stockholders have expressed a preference, and our Board has determined, to hold an advisory vote on executive compensation annually. We are presenting this Proposal 4 as required by Section 14A of the Exchange Act. Our Board believes that approval of Proposal 4 is in our best interests and the best interests of our stockholders for the reasons stated above. Because the vote is advisory, it is not binding on the Board or on us. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Compensation Committee and Board intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your vote will serve as an additional tool to guide the Compensation Committee and Board in continuing to improve the alignment of our executive compensation programs with business objectives and performance and with the interests of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

2019 Proxy Statement    31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 28, 2019, (except as noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of Exelixis as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficially Owned (1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Total
Executive Officers and Directors
Michael M. Morrissey, Ph.D. (2)	3,222,949	1.1%
Gisela M. Schwab, M.D. (3)	1,860,620	*
Christopher J. Senner (4)	646,671	*
Jeffrey J. Hessekiel, J.D. (5)	882,434	*
Peter Lamb, Ph.D. (6)	1,256,800	*
Charles Cohen, Ph.D. (7)	356,033	*
Carl B. Feldbaum, Esq. (8)	232,725	*
Maria C. Freire, Ph.D. (9)	47,644	*
Alan M. Garber, M.D., Ph.D. (10)	352,943	*
Vincent T. Marchesi, M.D., Ph.D. (11)	303,477	*
Stelios Papadopoulos, Ph.D. (12)	1,347,665	*
George Poste, D.V.M., Ph.D., FRS (13)	310,620	*
George A. Scangos, Ph.D. (14)	1,627,970	*
Julie A. Smith (15)	98,041	*
Lance Willsey, M.D. (16)	744,073	*
Jack L. Wyszomierski (17)	375,057	*
All current directors, executive officers as a group (17 persons) (18)	14,037,144	4.5%
5% Stockholders
BlackRock, Inc. (19) 55 East 52nd Street New York, New York 10055	30,584,751	10.2%
The Vanguard Group (20) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	27,335,719	9.1%
FMR LLC (21) 245 Summer Street Boston, Massachusetts 02210	21,317,889	7.1%
Meditor Group Ltd. (22) Wessex House, 3rd Floor 45 Reid Street Hamilton HM12, Bermuda	15,966,038	5.3%

*	Less than one percent.

(1)

This table is based upon information supplied by executive officers and directors and upon information gathered by us about principal stockholders known to us. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting

32    Exelixis, Inc.

Security Ownership of Certain Beneficial Owners and Management

and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 300,996,666 shares outstanding on February 28, 2019, adjusted as required by rules promulgated by the SEC. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days of February 28, 2019, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days of February 28, 2019. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

(2)

Includes 193,998 shares held by Michael M. Morrissey and Meghan D. Morrissey, Trustees of the Morrissey Family Living Trust dated July 21, 1994, as amended. Also includes 3,011,450 shares Dr. Morrissey has the right to acquire pursuant to options exercisable within 60 days of February 28, 2019. Also includes 17,501 shares held by Dr. Morrissey under our 401(k) Plan, determined based upon information provided in plan statements.

(3)

Includes 1,595,713 shares Dr. Schwab has the right to acquire pursuant to options exercisable within 60 days of February 28, 2019. Also includes 14,644 shares held by Dr. Schwab under our 401(k) Plan, determined based upon information provided in plan statements.

(4)

Includes 554,062 shares Mr. Senner has the right to acquire pursuant to options exercisable within 60 days of February 28, 2019. Also includes 2,534 shares held by Mr. Senner under our 401(k) Plan, determined based upon information provided in plan statements.

(5)

Includes 693,374 shares Mr. Hessekiel has the right to acquire pursuant to options exercisable within 60 days of February 28, 2019. Also includes 864 shares held by Mr. Hessekiel under our 401(k) Plan, determined based upon information provided in plan statements.

(6)

Includes 1,172,092 shares Dr. Lamb has the right to acquire pursuant to options exercisable within 60 days of February 28, 2019. Also includes 16,885 shares held by Dr. Lamb under our 401(k) Plan, determined based upon information provided in plan statements.

(7)	Includes 335,054 shares Dr. Cohen has the right to acquire pursuant to options exercisable within 60 days of February 28, 2019, 7,792 of which would be subject to repurchase by us, if so exercised.

(8)	Includes 224,204 shares Mr. Feldbaum has the right to acquire pursuant to options exercisable within 60 days of February 28, 2019, 7,792 of which would be subject to repurchase by us, if so exercised.

(9)

Includes 3,530 shares issuable pursuant to RSUs that will vest within 60 days of February 28, 2019 and 44,114 shares Dr. Freire has the right to acquire pursuant to options exercisable within 60 days of February 28, 2019, 32,209 of which would be subject to repurchase by us, if so exercised.

(10)	Includes 291,614 shares Dr. Garber has the right to acquire pursuant to options exercisable within 60 days of February 28, 2019, 7,792 of which would be subject to repurchase by us, if so exercised.

(11)	Includes 177,564 shares Dr. Marchesi has the right to acquire pursuant to options exercisable within 60 days of February 28, 2019, 3,969 of which would be subject to repurchase by us, if so exercised.

(12)

Includes 313,351 shares Dr. Papadopoulos has the right to acquire pursuant to options exercisable within 60 days of February 28, 2019, 3,969 of which would be subject to repurchase by us, if so exercised.

(13)	Includes 227,222 shares Dr. Poste has the right to acquire pursuant to options exercisable within 60 days of February 28, 2019, 3,969 of which would be subject to repurchase by us, if so exercised.

(14)

Includes 8,963 shares held by Dr. Scangos and Leslie S. Wilson, as Trustees of The Jennifer Wilson Scangos Trust, and 8,963 shares held by Dr. Scangos and Leslie S. Wilson, as Trustees of The Katherine Wilson Scangos Trust. Also includes 241,344 shares Dr. Scangos has the right to acquire pursuant to options exercisable within 60 days of February 28, 2019, 7,792 of which would be subject to repurchase by us, if so exercised. Also includes 5,669 shares held by Dr. Scangos under our 401(k) Plan, determined based upon information provided in plan statements.

(15)	Includes 97,278 shares Ms. Smith has the right to acquire pursuant to options exercisable within 60 days of February 28, 2019, 26,394 of which would be subject to repurchase by us, if so exercised.

(16)	Includes 325,800 shares Dr. Willsey has the right to acquire pursuant to options exercisable within 60 days of February 28, 2019, 7,792 of which would be subject to repurchase by us, if so exercised.

(17)

Includes 281,213 shares Mr. Wyszomierski has the right to acquire pursuant to options exercisable within 60 days of February 28, 2019, 3,969 of which would be subject to repurchase by us, if so exercised.

2019 Proxy Statement    33

(18)

Total number of shares includes 4,083,690 shares of common stock held by our current directors and executive officers as of February 28, 2019, and entities affiliated with such directors and executive officers. Also includes 3,530 shares issuable pursuant to RSUs that will vest within 60 days of February 28, 2019. Also includes 9,881,411 shares our directors and executive officers have the right to acquire pursuant to options exercisable within 60 days of February 28, 2019, 113,439 of which would be subject to repurchase by us, if so exercised. Also includes 68,513 shares held by our current directors and executive officers under our 401(k) Plan, determined based upon information provided in plan statements.

(19)

BlackRock, Inc. reported that it has sole voting power over 29,407,614 of such shares, and that it has sole dispositive power over all of the shares. The information is based solely on a Schedule 13G/A, filed with the SEC on January 28, 2019, which provides information only as of December 31, 2018, and, consequently, the beneficial ownership of BlackRock may have changed between December 31, 2018 and February 28, 2019.

(20)

The Vanguard Group reported that it has sole voting power over 163,947 of such shares, shared voting power over 39,980 of these shares, sole dispositive power over 27,162,112 of such shares and shared dispositive power over 173,607 of such shares. The information is based solely on a Schedule 13G/A, filed with the SEC on February 11, 2019, which provides information only as of December 31, 2018, and, consequently, the beneficial ownership of Vanguard may have changed between December 31, 2018 and February 28, 2019.

(21)

FMR LLC reported that it has sole voting power over 6,894,567 of such shares, and that FMR LLC and Abigail P. Johnson each have sole dispositive power over all of the shares. Ms. Johnson is a Director, the Vice Chairman and the Chief Executive Officer of FMR LLC. FMR LLC also reports that FMR Co., Inc. beneficially owns 5% or greater of our common stock. The information is based solely on a Schedule 13G/A filed with the SEC on February 13, 2019, which provides information only as of December 31, 2018, and, consequently, the beneficial ownership of these reporting persons may have changed between December 31, 2018 and February 28, 2019.

(22)

These shares are beneficially owned by Meditor Group Ltd. (Meditor), and Meditor European Master Fund Ltd. (MEMF), an investment management client and subsidiary of Meditor. Meditor reported that it and MEMF each have shared voting and dispositive power over all of the shares. The information is based solely on a Schedule 13G/A filed with the SEC on January 2, 2019, which provides information only as of December 31, 2018, and, consequently, the beneficial ownership of Meditor and MEMF may have changed between December 31, 2018 and February 28, 2019.

34    Exelixis, Inc.

Executive Officers

EXECUTIVE OFFICERS

The following chart sets forth certain information regarding our executive officers as of March 25, 2019:

Name	Age	Position
Michael M. Morrissey, Ph.D. (1)	58	President and Chief Executive Officer
Gisela M. Schwab, M.D.	62	President, Product Development and Medical Affairs and Chief Medical Officer
Christopher J. Senner	51	Executive Vice President and Chief Financial Officer
Patrick J. Haley	43	Senior Vice President, Commercial
Jeffrey J. Hessekiel, J.D.	50	Executive Vice President and General Counsel
Peter Lamb, Ph.D.	58	Executive Vice President, Scientific Strategy and Chief Scientific Officer

(1)	Please see “Class III Directors Continuing in Office until the 2020 Annual Meeting” in this Proxy Statement for Dr. Morrissey’s biography.

Gisela M. Schwab, M.D. President, Product Development and Medical Affairs and Chief Medical Officer

Gisela M. Schwab, M.D., has served as President, Product Development and Medical Affairs and Chief Medical Officer since February 2016. Previously she served as Executive Vice President and Chief Medical Officer from January 2008 to February 2016 and as Senior Vice President and Chief Medical Officer from September 2006 to January 2008. From 2002 to 2006, she held the position of Senior Vice President and Chief Medical Officer at Abgenix, Inc., a human antibody-based drug development company. She also served as Vice President, Clinical Development, at Abgenix from 1999 to 2001. Prior to working at Abgenix, from 1992 to 1999, she held positions of increasing responsibility at Amgen Inc., most recently as Director of Clinical Research and Hematology/Oncology Therapeutic Area Team Leader. From August 2011 through July 2014, Dr. Schwab served as a member of the board of directors of Topotarget A/S, a publicly-held biopharmaceutical company. Since June 2012 she has served as a member of the board of directors of Cellerant Therapeutics, Inc. a privately-held biopharmaceutical company and since March 2015, she has served as a member of the board of directors of Nordic Nanovector A.S., a Norwegian biotechnology company. She received her Doctor of Medicine degree from the University of Heidelberg, trained at the University of Erlangen-Nuremberg and the National Cancer Institute and is board certified in internal medicine and hematology and oncology.

Christopher J. Senner Executive Vice President and Chief Financial Officer

Christopher J. Senner, has served as Executive Vice President and Chief Financial Officer (and in such capacity, as our principal financial officer and principal accounting officer, as defined under applicable securities laws) since July 2015. Prior to joining Exelixis, Mr. Senner served as Vice President, Corporate Finance for Gilead Sciences, Inc., a biopharmaceutical company, from March 2010 to July 2015, where he was accountable for controllership, tax, treasury and corporate and operational financial planning. Mr. Senner previously spent eighteen years at Wyeth, a pharmaceutical company acquired by Pfizer Inc. in 2009, in a variety of financial roles with increasing responsibility, most notably as Chief Financial Officer of Wyeth’s U.S. pharmaceuticals business and the BioPharma Business Unit. Mr. Senner holds a B.S. in Finance from Bentley College.

P.J. Haley Senior Vice President, Commercial

P.J. Haley, has served as the company’s Senior Vice President, Commercial since December 2016 and has held positions of progressive Commercial leadership since September 2010, serving as Vice President, Commercial from November 2014 to November 2016, Executive Director, Sales & Marketing from September 2013 to October 2014, Senior Director, Marketing from March 2012 to August 2013, and as Director, Marketing from September 2010 to February 2012. Prior to joining Exelixis, from 2007 to 2010, he held positions of increasing responsibility at Genentech, Inc., on the Avastin marketing team, most recently Group Product Manager. Between 2003 and 2007, Mr. Haley served in various sales and marketing roles at Amgen, Inc. He served as an analyst at PWC Securities, Lehman Brothers and Accenture from 1998 to 2001. Mr. Haley holds a Masters of Business Administration from University of Michigan, Ross School of Business, and a Bachelor of Arts in Art History and Medieval and Renaissance Studies from Duke University.

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Jeffrey J. Hessekiel, J.D. Executive Vice President and General Counsel

Jeffrey J. Hessekiel, J.D., has served as Executive Vice President and General Counsel since February 2014 and as its Secretary from October 2014 to September 2017. From 2012 to 2014, he held the position of Senior Counsel at Arnold & Porter Kaye Scholer LLP, where he advised emerging growth and public companies, primarily in the life sciences sector, on complex legal issues connected with strategic transactions, healthcare compliance programs and investigations, and regulatory matters. Prior to working with Arnold & Porter, from 2002 to 2012, he held positions of increasing responsibility at Gilead Sciences, Inc., most recently as Chief Compliance & Quality Officer where he was responsible for the creation and management of Gilead’s Corporate Compliance & Quality department. From 1998 to 2002, Mr. Hessekiel held the position of Associate, working on both litigation and corporate matters for Wilson Sonsini Goodrich and Rosati PC. Mr. Hessekiel also worked as an Associate focusing on litigation matters for Heller Ehrman LLP from 1996 to 1998. Prior to joining Heller Ehrman LLP, Mr. Hessekiel also worked for several international non-governmental organizations. Mr. Hessekiel received his J.D. from The George Washington University Law School and is admitted to practice in California. Mr. Hessekiel received a B.A. in Political Science from Duke University.

Peter Lamb, Ph.D. Executive Vice President, Scientific Strategy and Chief Scientific Officer

Peter Lamb, Ph.D., has served as Executive Vice President, Scientific Strategy and Chief Scientific Officer since February 2016. Previously, he served as Executive Vice President, Discovery Research and Chief Scientific Officer from September 2009 to February 2016, as Senior Vice President, Discovery Research and Chief Scientific Officer from January 2007 until September 2009, as Vice President, Discovery Pharmacology from December 2003 until January 2007 and as Senior Director, Molecular Pharmacology and Structural Biology from October 2000 until December 2003. Prior to joining Exelixis, from June 1992 until September 2000, Dr. Lamb held positions of increasing responsibility at Ligand Pharmaceuticals, a pharmaceutical company, most recently serving as Director of Transcription Research. Dr. Lamb has held post-doctoral research fellowships at the Carnegie Institution, Department of Embryology, with Dr. S.L. McKnight and the University of Oxford with Dr. N.J. Proudfoot, working in the field of gene regulation. He has authored numerous articles in the fields of gene expression, signal transduction and oncology, and is an author on multiple issued and pending U.S. patents. He has a Ph.D. in Molecular Biology from the ICRF/University of London and a B.A. in Biochemistry from the University of Cambridge.

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Compensation of Executive Officers | Compensation Discussion and Analysis

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) explains the strategy, design, and decision-making related to our compensation programs and practices for our principal executive officer, our principal financial officer and our three other most highly compensated executive officers, who we refer to collectively as our Named Executive Officers. This CD&A is intended to provide perspective on the information contained in the tables that follow this discussion. For fiscal 2018, our Named Executive Officers were:

Named Executive Officers	Title
Michael M. Morrissey, Ph.D.	President and Chief Executive Officer
Gisela M. Schwab, M.D.	President, Product Development and Medical Affairs and Chief Medical Officer
Christopher J. Senner	Executive Vice President and Chief Financial Officer
Jeffrey J. Hessekiel, J.D.	Executive Vice President and General Counsel
Peter Lamb, Ph.D.	Executive Vice President, Scientific Strategy and Chief Scientific Officer

While the principal purpose of this CD&A is to discuss the compensation of our Named Executive Officers, many of the programs discussed apply to other members of senior management who, together with the Named Executive Officers, are collectively referred to as our executive officers.

Executive Summary

Our Business

We are an oncology-focused biotechnology company that aims to accelerate the discovery, development and commercialization of new medicines for difficult-to-treat cancers. Since we were founded in 1994, four products resulting from our discovery efforts have progressed through clinical development and received regulatory approval; three have a growing commercial presence in markets worldwide, and we expect that the fourth will soon enter the marketplace in Japan. Two are derived from cabozantinib, our flagship molecule, an inhibitor of multiple tyrosine kinases including MET, AXL, VEGF receptors and RET. These are: CABOMETYX® (cabozantinib) tablets approved for advanced renal cell carcinoma (RCC) and previously treated hepatocellular carcinoma (HCC), and COMETRIQ® (cabozantinib) capsules approved for progressive, metastatic medullary thyroid cancer. The two other products resulting from our discovery efforts are: COTELLIC® (cobimetinib), an inhibitor of MEK approved as part of a combination regimen to treat advanced melanoma and marketed under a collaboration with Genentech, Inc. (a member of the Roche Group); and MINNEBROTM (esaxerenone), an oral, non-steroidal, selective blocker of the mineralocorticoid receptor approved for the treatment of hypertension in Japan and licensed to Daiichi Sankyo Limited Company.

2018 Financial Performance Highlights

We delivered strong financial results in fiscal 2018, increasing total revenue by 89% year over year and ending fiscal 2018 with a healthy cash and investments balance of $851.6 million. We also continued to execute on our tactical plan to generate product and collaboration revenue to reinvest in our business in order to drive the expansion and depth of our product offerings. Other key financial highlights from fiscal 2018 include:

››	Cabozantinib franchise net product revenue of $619.3 million, resulting in our third consecutive year of record net product revenue;

››	Total revenue of $853.8 million, reflecting both strong product demand and significant financial contributions generated from our collaborations;

››

Total operating expenses of $415.0 million, up 45% from the prior fiscal year, demonstrating our commitment to investing in our product pipeline, while also exercising disciplined expense management; and

››

A second full year of operating profit, resulting in diluted earnings per share of $2.21, taking into account the release of substantially all of our valuation allowance against deferred tax assets, up from diluted earnings per share of $0.49 for the 2017 fiscal year.

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Stock Price Performance

Our strong financial and corporate performance for the three-year period ended December 31, 2018 also resulted in a stock price that continued to significantly outperform our 2018 peer group (described below) as a whole and the Russell 3000 Index, as well as the Standard & Poor’s (S&P) 400 MidCap Index, to which we were added in July 2018.

The foregoing graph compares, for the three-year period ended December 31, 2018, the cumulative total stockholder return for our common stock, the Russell 3000 Index, the S&P 400 MidCap Index and an average of the companies that form our 2018 peer group. The graph assumes that $100 was invested on December 31, 2015 in each of our common stock, the Russell 3000 Index, the S&P 400 MidCap Index and in each company in our 2018 peer group, and assumes reinvestment of any dividends. We believe it places our corporate performance in context and highlights the strength of our results relative to our 2018 peer group as a whole and the market, despite the decline of our stock price during 2018. The stock price performance on the graph is not necessarily predictive of future stock price performance.

2018 Corporate Performance Highlights

In fiscal 2018, we continued to drive growth by executing on our strategy and substantially advanced toward our goal to become a fully integrated biotechnology company. When considering corporate performance factors, the Compensation Committee’s decision-making in 2018 was rooted in the understanding that our Named Executive Officers led our company to achieve this noteworthy success. Key highlights of our corporate performance included:

Successful Commercialization of CABOMETYX for Advanced RCC

››

In the U.S., following the U.S. Food and Drug Administration’s (FDA) December 2017 approval of CABOMETYX’s expanded indication to include treatment for patients with previously untreated advanced RCC, we continued to promote CABOMETYX within its labeled indication and to educate physicians on its unique clinical profile. These efforts translated into strong product demand in 2018.

››

In markets outside the U.S., we continued to work closely with our partner Ipsen Pharma SAS (Ipsen) in support of its regulatory strategy and commercialization efforts for CABOMETYX as a treatment for advanced RCC. As a result of approvals in more than ten territories outside of the U.S., including the European Union (EU), Canada, Brazil, Taiwan, South Korea and Australia, CABOMETYX continued to grow both in sales revenue and the number of RCC patients benefiting from its clinical effect in 2018.

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Navigation of Regulatory Pathways Toward Expansion of CABOMETYX Label as a Treatment for Patients with HCC Who Have Previously Been Treated with Sorafenib

››

Following acceptance of our supplemental new drug application in May 2018, on January 14, 2019, the FDA approved CABOMETYX as a treatment for patients with HCC who have been previously treated with sorafenib, an aggressive and difficult-to-treat cancer that represents a significant unmet medical need and a market with the potential to grow significantly in the coming years.

››

In an effort to help make CABOMETYX available to HCC patients in the EU and worldwide, we worked closely with Ipsen on its regulatory strategy which culminated in the European Commission’s November 2018 approval of CABOMETYX as a treatment for HCC in adults who have previously been treated with sorafenib. This approval provided physicians in the EU with a second approved therapy for the second-line treatment of HCC.

Late-Stage Evaluation of Cabozantinib as a Monotherapy and in Combination with Immune Checkpoint Inhibitors

››

In October 2018, we initiated COSMIC-311, a phase 3 pivotal trial evaluating cabozantinib in patients with radioactive iodine-refractory differentiated thyroid cancer (DTC) who have progressed after up to two prior vascular endothelial growth factor receptor (VEGFR)-targeted therapies. Cabozantinib demonstrated encouraging clinical activity in phase 1 and phase 2 studies in this disease setting, suggesting it may be a promising treatment option for patients who have progressed after prior VEGFR-targeted therapy.

››

In December 2018, we initiated COSMIC-312, a phase 3 pivotal trial evaluating cabozantinib in combination with atezolizumab versus sorafenib in previously untreated advanced HCC. Ipsen has opted to participate in this trial and will have access to the results to support potential future regulatory submissions outside of the U.S. and Japan.

Expansion of Product Pipeline

››

In December 2018, we filed an investigational new drug (IND) application for XL092, a next-generation oral TKI and the first compound to advance from our reinitiated discovery operations. The IND for XL092 was accepted by the FDA in January 2019 and in February 2019, we initiated a phase 1 dose escalation trial to evaluate the compound’s pharmacokinetics, safety and tolerability in patients with advanced solid tumors.

››

As part of our strategy to expand our product pipeline through the in-license of attractive, early-stage oncology assets, in January 2018, we entered into an exclusive collaboration and license agreement with StemSynergy Therapeutics, Inc. (StemSynergy) for the discovery and development of novel oncology compounds aimed to inhibit tumor growth and in May 2018, we entered into a collaboration and license agreement with Invenra, Inc. (Invenra) which is focused on developing next-generation biologics, to discover and develop multispecific antibodies for the treatment of cancer.

Successful Management of Organizational Growth and Transition of Corporate Headquarters

››

In support of the execution of our planned cabozantinib development activities and resumption of internal discovery efforts, we increased hiring activities, and as of the end of fiscal 2018, had 484 full-time employees (FTEs), a 30% year-over-year increase of our employee population. To enable the effective management of this growth, we implemented new and improved operational and financial systems, procedures and controls, and expanded employee training efforts.

››

In contemplation of our organizational growth, in June 2018, we completed the renovation and buildout of our new corporate headquarters in Alameda, California and successfully relocated our employee base in the same month. Our new headquarters are housed in a state-of-the-art facility that meets high building code standards for energy efficiency and environmental impact, and is designed to help maximize collaboration among employees and enable novel drug discovery.

Enhancements to 2018 Executive Compensation Program

An integral part of the review process with respect to our executive compensation program was our stockholder outreach initiative, aimed at creating a better understanding of the concerns and perspectives of our stockholder base.

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Stockholder Outreach

Each year, during the period following the filing of our Proxy Statement with the SEC and the date of our annual meeting, we engage with our stockholders to seek support for our annual meeting proposals and request feedback regarding our executive compensation program and other governance matters of importance to our stockholders. Stockholder feedback is then reported to the Compensation Committee, Nominating & Corporate Governance Committee and/or the entire Board for consideration. During this period in 2018, we reached out to stockholders representing more than 57% of our outstanding shares at that time. Participants at these meetings included members of the management team and the chair of our Compensation Committee. This outreach effort provided the opportunity to discuss executive compensation measures that are in the best interest of our stockholders and to convey our commitment to align pay and performance.

Stockholder Advisory Vote on Executive Compensation

Our stockholders are provided the opportunity to cast an annual advisory vote on our executive compensation program, and the Compensation Committee takes the results of this vote into account when determining the compensation of the company’s Named Executive Officers. At our annual meeting of stockholders held in May 2018, approximately 79% of the votes present and entitled to vote voted in favor of the say-on-pay proposal, which was a decline from 97% in 2017. We gave thoughtful consideration to this development, and to better understand our stockholders’ perspective concerning our executive compensation, we greatly expanded our regular engagement activities. We were particularly focused on those stockholders who voted against our say-on-pay proposal and reached out to all such stockholders holding more than 0.35% of outstanding shares. Members of the management team participated in these meetings, and the stockholder feedback received was shared and discussed with the Compensation Committee. As a result of this feedback, the Compensation Committee approved several changes to our executive compensation program in an effort to enhance the performance-based nature of the program, create better alignment with the interests of our stockholders, establish greater accountability and increase overall transparency.

In consideration of the constructive feedback from our stockholders and following thoughtful deliberation, the Compensation Committee and Board took the following key actions with respect to compensation for our Named Executive Officers:

Stockholder Feedback Following 2018 Annual Meeting	How We Responded
Incorporate Performance Component(s) into Long-Term Incentive Program	In September 2018, as part of our ongoing equity incentive compensation program, the Compensation Committee granted a mix of stock options, and performance-based RSU awards (PSUs), to focus our Named Executive Officers on the company’s long-term corporate and financial performance. The stock options granted to our Named Executive Officers are subject to service-based vesting. Dr. Morrissey’s stock option is also subject to a market condition and will not be exercisable until the closing market price of our common stock is equal to or greater than 125% of the exercise price of the stock option over a period of at least 30 days. The PSUs granted to Named Executive Officers only vest upon the achievement of certain product revenue, late-stage clinical development and pipeline expansion performance targets.
Adopt a Recoupment (or Clawback) Policy	In February 2019, we adopted a clawback policy, which permits us to recoup variable compensation from senior level employees, including our Named Executive Officers, in the event they commit misconduct that causes material harm to the company (see “—Other Compensation Information—‘Clawback’ Policy” below).
Enhance Disclosure and Provide More Insight With Respect to Annual and Long-Term Incentive Performance Measures	As reflected in this CD&A, we believe that we have enhanced our disclosure and provided more insight into the performance measures established by the Compensation Committee for our Annual Cash Bonus Plan and our long-term incentive compensation.

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Compensation of Executive Officers | Compensation Discussion and Analysis

In contemplation of our continued growth and evolving complexities of our business following the commercial success of CABOMETYX, we undertook a comprehensive review of our executive compensation program, including through the evaluation of each component of our program relative to our 2018 peer group. That review process resulted in the following additional actions with respect to 2018 compensation for our Named Executive Officers:

Priorities Following Evaluation of Executive Compensation Program	How We Responded
Develop a More Objective Framework for Bonus Determinations	In February 2019, subject to the terms of our Annual Cash Bonus Compensation Plan for Executives (Annual Cash Bonus Plan) adopted by the Compensation Committee in February 2018, the Compensation Committee approved the payment of cash bonuses in amounts between 105% and 139% of each Named Executive Officer’s 2018 target cash bonuses resulting from the Compensation Committee’s assessment of the overall achievement of our pre-determined corporate goals for 2018, and the contribution of each Named Executive Officer toward such achievements.
Enhance Alignment Between the Financial Interests of Our Named Executive Officers with Those of Our Stockholders

In February 2018, the Board adopted Stock Ownership Guidelines for our Named Executive Officers to further align their financial interests with those of our stockholders, as well as to promote sound corporate governance.

When determining the amount of Dr. Morrissey’s 2018 cash bonus, the Compensation Committee considered our meaningful accomplishments in 2018 and level of achievement of pre-determined corporate goals. However, the Compensation Committee also considered that it is Dr. Morrissey’s responsibility to create stockholder value, and because our stock price declined during 2018, the Compensation Committee used its discretion, as provided for in the Annual Cash Bonus Plan, to reduce Dr. Morrissey’s 2018 cash bonus below the level of the overall corporate performance.

We intend to continue to engage with our stockholders throughout the year, and we invite you to reach out with any comments or questions at any time. Please see the Investor section of our website for the appropriate contact information.

Compensation Practices and Governance Highlights

Pay for Performance	Link the compensation of our Named Executive Officers to the success of our corporate goals and stock price appreciation.
Stockholder Alignment	Align the interests of our Named Executive Officers with those of our stockholders through the use of long-term equity incentives.
Compensation Governance

Compensation Committee made up entirely of independent directors.

Compensation Committee engages an independent compensation consultant to advise on executive compensation matters.

Conduct an annual stockholder vote to approve our say-on-pay proposal.

Recoupment (or Clawback) Policy	Ability to recoup variable compensation from senior level employees, including our Named Executive Officers, for their misconduct that causes material harm to the company.
Annual Cash Bonus Amounts Subject to Payment Maximums	Achieved corporate performance percentage and/or individual performance percentage may not exceed 200%.
Equity Plan Features

Apply a maximum 7-year term for stock options.

No repricing of underwater stock options without prior stockholder approval.

2017 Plan includes minimum vesting requirements of no less than one year for all types of awards, subject to limited exceptions.

Stock Ownership Guidelines	Apply stock ownership guidelines to directors and executive officers to further align their interests with those of our stockholders.
Change in Control Provisions	No excessive change in control or severance payments. Provide “double-trigger” change in control benefits. No tax gross-ups on severance or change in control benefits.

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Perquisites, Retirement and Pension Benefits	Named Executive Officers do not receive excessive perquisites or post-termination retirement or pension benefits that are not available to all employees generally.
Prohibition on Hedging and Margin Loans	Prohibit hedging and purchases on margin by executive officers and directors.
Meaningful Limits on Pledging	Limit pledging of our common stock by executive officers and directors to circumstances where the individual can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities. No executive officers or directors pledged our common stock during 2018.
Compensation Risk Assessment	Compensation Committee conducts an annual risk assessment of our compensation policies and practices to ensure that our programs are not reasonably likely to have a material adverse effect on us.

Objectives of the Compensation Program

The primary goals of our executive compensation program are to:

››	Provide market-competitive compensation that attracts, retains and motivates our executive officers to achieve our short- and long-term business objectives;

››	Align our executive officers’ compensation with the interests of our stockholders; and

››	Reward our executive officers for success in achieving our corporate goals.

The success of any biotechnology company is significantly influenced by the quality of its work force. We believe it is critical to our business that we retain our core team of highly qualified employees, including our Named Executive Officers. As a testament to their high value in the marketplace, large pharmaceutical and biotechnology companies and strong local competitors have aggressively recruited our executives and other skilled employees. In light of these circumstances, each year we design our executive compensation program to help attract and retain highly qualified individuals with relevant experience in the biotechnology industry to manage the varied aspects of our growing business operations. In fact, our Named Executive Officers have an average tenure of over eleven years with Exelixis, which we believe is evidence of the effectiveness of our compensation program with respect to retention.

How We Determine Executive Compensation

Role of the Compensation Committee, Compensation Consultants and Executive Officers in Compensation Decisions

Role of the Compensation Committee

The Compensation Committee is responsible for evaluating and approving the compensation packages offered to our Named Executive Officers. When appropriate, the Compensation Committee will solicit the input of, or present its recommendations on compensation matters for consideration and approval to, the full Board. The Compensation Committee acts on behalf of the Board in discharging the Board’s responsibilities with respect to overseeing our compensation policies, plans, and programs, and establishing and reviewing general policies relating to compensation and benefits of our employees. The Compensation Committee also administers our equity and other incentive plans. The Compensation Committee does not delegate any of its functions to others in determining executive compensation.

Role of Compensation Consultants

Under its charter, the Compensation Committee has the authority to obtain the advice and assistance from external advisors to assist it in the performance of its duties. In accordance with this authority, the Compensation Committee engages external advisors to advise on executive officer compensation, including base salaries, bonus targets and equity compensation, as well as director compensation. These advisors also prepare industry compensation data, assist with the development of our peer group, and advise the Compensation Committee on best industry practices and relevant changes to regulations that may impact the Compensation Committee’s decision-making process with regard to executive officer and director compensation determinations. In particular, in November 2017, the Compensation Committee retained the consulting firm Compensia, to compile biotechnology industry compensation of our executive officers and directors against that peer group. The Compensation Committee also received documentary support, including peer group and industry data from Compensia with

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respect to base salaries, target annual cash bonuses, and equity compensation. In January 2018, the Compensation Committee retained Compensia to provide a market analysis of executive compensation of our executive officers compared to our peer group. This market analysis was reviewed with the Compensation Committee and used to guide 2018 base salary and bonus target decisions for our Named Executive Officers. In August 2018, at the request of the Compensation Committee, Compensia also prepared a market analysis of long-term incentive compensation of our executive officers compared to our peer group. This market analysis was reviewed with the Compensation Committee and used to guide annual long-term equity compensation determinations in September 2018.

The Compensation Committee assessed the independence of Compensia pursuant to SEC rules and concluded that the work performed by Compensia for the Compensation Committee had not raised any conflict of interest. The Compensation Committee did not engage any other consultants in 2018 with respect to executive and/or director compensation matters, other than Compensia.

Role of Executive Officers

Dr. Morrissey, our President and Chief Executive Officer, also participates in the Compensation Committee’s deliberations with respect to Named Executive Officer compensation other than his own, and is not present during deliberation and voting on his compensation. Each year, Dr. Morrissey and other senior management develop annual corporate business goals for the company, which are reviewed and, subject to their input, approved by the Compensation Committee and the Board. In determining Named Executive Officer compensation recommendations for 2018, our Chief Executive Officer solicited the input of and received documentary support from our senior human resources personnel.

Compensation Committee Process

In setting the level of salary, annual cash bonus and long-term incentive compensation for our Named Executive Officers, the Compensation Committee typically considers various factors, including:

››	the performance of the company during the prior year;

››	the performance of each Named Executive Officer during the prior year;

››	the criticality of each Named Executive Officer’s skill set and expected future contributions to our business;

››	the growing complexity of our business resulting in increased workloads and responsibilities of our Named Executive Officers;

››	the appropriate mix of compensation for each Named Executive Officer;

››	the historical salary, cash bonus and percentage of vested versus unvested equity awards held by each Named Executive Officer; and

››	market data, which include competitive information relating to compensation levels for comparable positions in the biotechnology and life sciences sector and for our specific peer group.

The Compensation Committee balances each of these factors against our cash resources and the critical need to prioritize clinical development and pipeline expansion investments over other expenditures, as well as our aggregate equity burn rate. Using this process, our Compensation Committee strives to ensure that our executive compensation program as a whole is competitive.

Competitive Assessment

A key objective of our executive compensation program is to ensure that the overall compensation package we provide to our executive officers is competitive relative to the companies with which we compete for executive talent. The Compensation Committee consults with its independent compensation consultant, Compensia, to develop a peer group of companies to serve as the basis for comparing our executive compensation program to the market.

Peer Group Development Process and How We Used the Data

The Compensation Committee reviews and makes adjustments to the composition of the peer group as often as deemed necessary, to account for changes in both our business and the businesses of the companies in the peer group. The Compensation Committee does not have a specific target compensation level for the Named Executive Officers. Instead, we review the practices of our peer group and the general biotechnology market as a reference point to assist us in developing programs designed to attract and retain exceptional talent and drive company performance.

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In developing the 2018 peer group, the Compensation Committee considered the significant evolution of our business and meaningful developments in comparison to the 2017 peer group companies. It also considered what other companies might make suitable additions to the 2018 list. The key qualitative and quantitative considerations that influenced the development of the 2018 peer group were:

››	industry—including, biotechnology and pharmaceutical companies;

››	therapeutic area, including companies with an oncology product focus, while avoiding the inclusion of companies marketing solely orphan and rare disease drugs;

››	stage of business, as reflected by the existence of a marketed product;

››	location of headquarters and whether the company is traded on a major U.S. exchange;

››	market capitalization between 0.25x—4.0x of our then-current market capitalization (approximately $1.9 billion—approximately $30.0 billion); and

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revenue between 0.3x—5.0x of our then revenue (approximately $96 million—approximately $1.6 billion). Due to the limited number of companies that had comparable revenue growth expectations after taking into consideration the possibility that our revenue could grow appreciably due to increased CABOMETYX sales during 2018, the Compensation Committee expanded the top end of the revenue range from 2.0x of current revenue to 5.0x.

Following this analysis, the Compensation Committee, in consultation with management and Compensia identified the following 19 publicly-traded, U.S—based biotechnology/pharmaceutical companies as our peer group to be used in reviewing compensation for 2018:

Fiscal 2018 Peer Group
Alkermes Public Limited Company	Ionis Pharmaceuticals, Inc.	OPKO Health, Inc.
BioMarin Pharmaceutical Inc.	Ironwood Pharmaceuticals, Inc.	Seattle Genetics, Inc.
Bioverativ Inc.	Jazz Pharmaceuticals Public Limited Company	Supernus Pharmaceuticals, Inc.
Clovis Oncology, Inc.	Juno Therapeutics, Inc.	TESARO, Inc.
Corcept Therapeutics Incorporated	Ligand Pharmaceuticals Incorporated	The Medicines Company
Halozyme Therapeutics, Inc.	Nektar Therapeutics	United Therapeutics Corporation
Incyte Corporation

Of these companies, ten companies (Alkermes Public Limited Company, Corcept Therapeutics Incorporated, Halozyme Therapeutics, Inc., Ionis Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., Nektar Therapeutics, Seattle Genetics, Inc., Supernus Pharmaceuticals, Inc. TESARO, Inc. and United Therapeutics Corporation) were in our 2017 peer group. The Compensation Committee did not include in our 2018 peer group nine companies (ACADIA Pharmaceuticals Inc., Intercept

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Compensation of Executive Officers | Compensation Discussion and Analysis

Pharmaceuticals, Inc. and Neurocrine Biosciences, Inc., Acorda Therapeutics, Inc., Eagle Pharmaceuticals, Inc., Lexicon Pharmaceuticals, Inc., Momenta Pharmaceuticals, Inc. and Vanda Pharmaceuticals, Inc. and ARIAD Pharmaceuticals, Inc.) that were in our 2017 peer group, because they were either acquired or had a market capitalization or revenue that fell below the selection criteria.

Reference Peer Group

In addition to the analysis of the compensation data from the peer group, due to our anticipated growth during 2018, the Compensation Committee also reviewed the compensation levels and disclosed program design for executive officers of Biogen Inc., Regeneron Pharmaceuticals, Inc., Shire Plc, Vertex Pharmaceuticals Incorporated and Alexion Pharmaceuticals, Inc. to provide perspective on what executive officer pay would look like at the next stage of growth. We refer to this group of companies as our 2018 reference peer group. The Compensation Committee did not include in our 2018 reference peer group six companies (Endo International plc, United Therapeutics Corporation, Jazz Pharmaceuticals Public Limited Company, Medivation, Inc., BioMarin Pharmaceutical Inc., Incyte Corporation) that were in our 2017 reference peer group, because they were either acquired, already included in our 2018 peer group based on application of the selection criteria or had a market capitalization that fell below the selection criteria for our 2018 reference peer group. The Compensation Committee did not use the 2018 reference peer group to inform any compensation decisions for Named Executive Officers in 2018.

Compensation Elements

Our executive compensation program consists of three principal components: base salary; annual cash bonus; and long-term incentive compensation. A description and objective(s) for each element of compensation is set forth below:

Element		Description	Objective(s)
Annual Base Salary		Fixed cash compensation to recognize each Named Executive Officer’s day-to-day responsibilities.	Provide an appropriate and competitive base level of current cash income for Named Executive Officers.
Annual Cash Bonus		Variable cash compensation based on performance against pre-determined corporate goals.	Align our Named Executive Officer’s compensation with our annual corporate goals. Enable us to reward Named Executive Officers who fulfill or exceed performance expectations.
Long-Term Incentive Compensation	RSUs (or PSUs, if performance-based)	Variable share-based compensation, subject to either time-based vesting or performance-based vesting based on the achievement of key commercial, product development and pipeline expansion goals.

Align the interests of our Named Executive Officers’ with those of our stockholders.

Promote retention, including during periods of stock price volatility common to biotechnology companies.

Motivate our Named Executive Officers to achieve long-term corporate performance objectives.

	Stock Options	Variable share-based compensation whereby value is derived from appreciation in stock price.

Align the interests of our Named Executive Officers with those of our stockholders.

Motivate our Named Executive Officers to aggressively pursue our critical business objectives, because stock options only have value if the value of our company as reflected by our stock price increases over time.

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Other Compensation

In addition to the primary elements of compensation described above, our Named Executive Officers are also eligible to participate, on the same basis as other employees, in our 401(k) Plan, our employee stock purchase plan (ESPP) and other benefit programs generally available to all employees. These programs are intended to provide tax-beneficial ways to save toward retirement, promote health and wellness and encourage stock ownership. Our Named Executive Officers are also eligible to participate in our Change in Control and Severance Benefit Plan, a compensation program that incentivizes our Named Executive Officers to remain with our company, and objectively evaluate and facilitate an acquisition of our company should consideration of such a transaction be determined appropriate by the Board and in the best interests of our stockholders. The Compensation Committee believes that, together, these benefits are also an important driver of the Named Executive Officers’ retention and motivation and are consistent with compensation arrangements provided in a competitive market for executive talent.

Element	Description
401(k) Plan	Named Executive Officers contribute their own funds, as salary deductions, on a pre-tax or after-tax basis, subject to plan and government limits. We match pre-tax and Roth 401(k) contributions dollar-for-dollar up to $8,500 in each calendar year, in the form of Exelixis common stock.
Employee Stock Purchase Plan	Our ESPP allows for Named Executive Officers to purchase shares of our common stock at a price equal to the lower of 85% of the closing price on the first day of the six-month offering period or 85% of the closing price on the final day of such offering period, subject to specified limits.
Health Care, Dental and Vision Benefits	Subject to applicable laws, these health and welfare benefits are available to all eligible employees, including our Named Executive Officers.
Change in Control and Severance Benefit Plan (1)

Double-trigger plan, in which each participant receives plan benefits only if the participant is terminated without cause or is constructively terminated in connection with a change in control. We adopted a double-trigger plan because it protects the participants from post-change in control events that are not related to the participants’ performance, encourages them to stay throughout a transition period in the event of a change in control, and does not provide for benefits for a participant who remains with the surviving company in a comparable position.

To ensure our best interests, the plan requires a release of claims against us as a condition to receiving any severance benefits.

(1)	A description of the Change in Control and Severance Benefit Plan is set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

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Compensation Mix

The Compensation Committee has not established any formal policies or guidelines for allocating compensation between annual and long-term incentive compensation, or between cash and non-cash compensation. Instead, through our compensation program, the Compensation Committee seeks to align pay and performance. To that end, a significant portion of our Named Executive Officers’ compensation is “at risk” because it is variable, performance-based and in large part dependent on the success of our company. At-risk compensation for 2018 included stock option awards, the value of which depends on increases in the price of our common stock, PSUs and annual incentive cash bonuses, which relate to the overall level of achievement of our company performance goals and, other than for Dr. Morrissey, each Named Executive Officer’s individual contributions toward the achievement of such performance goals. The following charts highlight the 2018 pay mix for our Chief Executive Officer and all of our other Named Executive Officers as a group.

Chief Executive Officer Pay Mix[1] 88% of CEO 2018 Compensation is Considered At-Risk	All Other Named Executive Officers (as a group) Pay Mix[1] 82% of All Other Named Executive Officers (as a group) 2018 Compensation is Considered At-Risk

[1]	Percentages calculated from values reported in the 2018 Summary Compensation Table

2018 Compensation Decisions

In 2018, we achieved significant corporate and financial milestones that helped fuel the growth of our organization. The Compensation Committee believes that the 2018 compensation of our employees, including our Named Executive Officers, reflects not only those achievements, but also encourages appropriate efforts towards the achievement of our future commercial, product development and pipeline expansion goals.

2018 Base Salaries

In considering the appropriate level of base salaries for our Named Executive Officers, the Compensation Committee did not apply a formula, but rather employed a holistic analysis emphasizing:

››	the individual contribution of the Named Executive Officer to our exceptional 2017 commercial, regulatory and financial achievements;

››	the criticality of each Named Executive Officer’s skill set and relative expected future contributions to our business;

››	the growing complexity of our business resulting in increased workloads and responsibilities of each of our Named Executive Officers; and

››	other competing business priorities for our company that require substantial investment.

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The Compensation Committee also considered the base salaries of similarly situated executives at our 2018 peer group companies for an understanding of whether our compensation program is competitively positioned to retain our highly qualified Named Executive Officers. Following such analysis, in February 2018, the Compensation Committee determined that each Named Executive Officer should receive an increase in his or her base salary for 2018 as follows:

Name	2017 Base Salary	2018 Base Salary	Percentage Increase
Michael M. Morrissey, Ph.D. (1)	$901,000	$955,060	6.00%
Gisela M. Schwab, M.D. (2)	$636,000	$680,520	7.00%
Christopher J. Senner (3)	$567,000	$601,020	6.00%
Jeffrey J. Hessekiel, J.D. (4)	$511,045	$536,597	5.00%
Peter Lamb, Ph.D. (5)	$476,100	$497,525	4.50%

(1)

Dr. Morrissey’s base salary increase was the result of the strength of our overall corporate performance during 2017, including our clinical and regulatory achievements and commercial success of CABOMETYX. Dr. Morrissey was also viewed as critical to our advancement toward our goal to become a fully integrated biotechnology company focused on the discovery, development and commercialization of oncology products.

(2)

Dr. Schwab’s base salary increase was the result of her strong leadership of our product development and medical affairs organizations and her performance with respect to the execution of our product development goals in 2017, particularly with respect to the FDA’s approval of CABOMETYX as a treatment for patients with previously untreated advanced RCC, positive top-line results from CELESTIAL, support of cabozantinib worldwide regulatory filings by collaboration partners, and the initiation of multiple clinical trials of cabozantinib in combination with immunotherapy agents. Dr. Schwab’s leadership was also viewed as critical to our ability to execute on our 2018 product development goals, including with respect to regulatory filings, late-stage clinical trial initiation, the continued broad evaluation of cabozantinib and anticipated organizational growth.

(3)

Mr. Senner’s base salary increase was the result of his leadership of our finance organization and his performance with respect to the execution of our financial goals in 2017, particularly with respect to the repayment of all of our outstanding debt. Mr. Senner’s leadership was also viewed as critical to our ability to execute on our 2018 fiscal management objectives.

(4)

Mr. Hessekiel’s base salary increase was the result of his leadership of our legal and compliance organizations and his performance with respect to our business and legal goals in 2017, particularly with respect to the resolution of our arbitration with Genentech. Mr. Hessekiel’s leadership was also viewed as critical to our ability to ensure the continued strength of our compliance program during a period of anticipated growth.

(5)

Dr. Lamb’s base salary increase was the result of his leadership of our research and discovery organization and his performance with respect to our pipeline development goals, particularly with respect to the progress on the license and collaboration agreement with StemSynergy and the rebuilding of our discovery organization. Dr. Lamb’s leadership was also viewed as critical to our efforts to expand our product pipeline beyond cabozantinib.

2018 Annual Cash Bonuses

In February 2018, the Compensation Committee approved the Annual Cash Bonus Plan, an annual incentive program designed to provide our senior management team, including our Named Executive Officers, with incentives and rewards for working to achieve the strongest possible performance against pre-determined corporate goals, while also enhancing our ability to attract and retain highly talented individuals. Under our Annual Cash Bonus Plan, Named Executive Officers are eligible to receive an annual performance-based cash bonus award, the amount of which is based on a pre-set target percentage of the Named Executive Officer’s annual base salary earned during the year. The Compensation Committee is responsible for establishing the bonus target percentages, as well as the relative percentage contributions of corporate performance and individual performance. For each Participant, the amount of the cash bonus award for each fiscal year depends upon our achievement of applicable corporate performance goals established by the Compensation Committee for that year, and, as applicable, an assessment of each Named Executive Officer’s individual performance. The corporate performance goals under the Annual Cash Bonus Plan may be based on criteria such as the following: sales or commercial goals; research, development and clinical activities; financial metrics, including revenue, cash flow and net income, cash balance, operating expenses and stock price performance; hiring, retention, development of plans and other operational goals; commercial, clinical and strategic collaborations and alliance management; acquisitions and licensing or partnering

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transactions; manufacturing and supply goals; quality goals; regulatory goals; and government affairs and public policy goals. Individual performance may be assessed by the Compensation Committee based on the individual participant’s contributions toward the achievement of our corporate performance goals, department goals for the participant’s area of responsibility, or other individual goals derived from or related to our corporate performance goals. For any year, the achieved corporate performance percentage and/or individual performance percentage may exceed 100% in the event the company or the Named Executive Officer exceeds the targeted level of achievement of the applicable goals, provided that neither percentage may exceed 200%.

Bonus Targets

Bonus targets (expressed as a percentage of base salary) are based on the seniority of the applicable position. They are reviewed annually by the Compensation Committee, taking into consideration competitive market data. In February 2018, the Compensation Committee determined 2018 target annual cash bonuses should remain at the same levels as 2017 for all Named Executive Officers other than Dr. Morrissey (i.e., 50% for Dr. Schwab and 45% for each of Messrs. Senner and Hessekiel and Dr. Lamb). The Compensation Committee’s decision regarding 2018 target bonuses was based on its assessment that the percentages of base salaries previously established were appropriate and continued to align us competitively with our 2018 peer group. A review of a market analysis prepared by Compensia indicated that with a bonus target of 75%, Dr. Morrissey’s target total cash compensation fell below the 50th percentile of market peers. In order to better align his total cash compensation with those of chief executive officers of the companies included in our 2018 peer group and in recognition of his greater role in determining the course of, and ability to influence the future of the company, as well as the critical importance of his leadership to the company’s achievement of its 2018 business and financial objectives, the Compensation Committee approved an increase to Dr. Morrissey’s 2018 target annual bonus to 100%.

Corporate Goal Development and Weighting

In connection with establishing the bonus program for 2018, the Compensation Committee reviewed management’s proposed commercial, product development, pipeline development, finance, legal and facilities goals and recommended them to the Board for approval. In February 2018, the Board then reviewed and approved the proposed company goals for 2018, as identified in the table below. In selecting these goals, the Compensation Committee and the Board believed that they were appropriate drivers for our business, as they provided a balance between the efforts necessary to continue to execute on a successful commercial launch for CABOMETYX in advanced RCC, further our cabozantinib development program and expand our product pipeline, all while maintaining a solid financial position, which together, would enhance stockholder value. At the time the 2018 corporate performance goals were set, the Compensation Committee and management believed that such goals were challenging and achieving them would require not only continued strong commercial performance, research and product development success, and prudent fiscal and legal management, but also a high level of effort and execution on the part of our Named Executive Officers.

The Compensation Committee also applied a performance weighting to each goal relative to the overall performance of the company to reflect the prioritization of key business objectives. Additionally, a weighting between corporate performance and individual performance was also applied for each Named Executive Officer to reflect the level of impact such individual would be able to make on the overall corporate performance. The relative weighting for each corporate goal and corporate versus individual performance is as follows:

Corporate Performance Goals	Weighting (%)	Named Executive Officer	Weighting of Corporate Performance Goals	Weighting of Individual Performance Assessment
Commercial	40%	Michael M. Morrissey, Ph.D.	100%	0%
Product Development	30%	Gisela M. Schwab, M.D.	60%	40%
Pipeline Development	20%	Christopher J. Senner	60%	40%
Finance, Legal and Facilities	10%	Jeffrey J. Hessekiel, J.D.	50%	50%
Total	100%	Peter Lamb, Ph.D.	60%	40%

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Performance Evaluation

During 2018, management reported regularly to the Compensation Committee and the Board on the status of the company’s performance against these goals, including in formal meetings in February, May, September and December. In February 2019, the Compensation Committee evaluated the company’s performance in relation to the 2018 goals, as well as, other than for Dr. Morrissey, each Named Executive Officer’s individual contribution to the achievement of those goals. As further described below, the Compensation Committee concluded that 2018 was a year of meaningful accomplishments during which the company partially met, met or exceeded each of the goals, as highlighted by the corporate achievements identified in the table below.

PERFORMANCE OBJECTIVES	ACHIEVEMENTS	EVALUATION	TARGET %	PAYOUT %
Commercial			40%	50%
Exceed cabozantinib franchise net product revenue target established by the Board	›› Generated cabozantinib franchise net product revenue of $619.3 million during 2018.	Exceeded
Implement a comprehensive and rigorous launch strategy for CABOMETYX in the first-line (1L) RCC indication

››   Implemented 1L RCC tactical plan immediately upon FDA approval of CABOMETX as a treatment for 1L RCC.

››   Improved CABOMETYX position in marketplace relative to competitors, despite launch of competing products, according to brand marketplace metrics.

››   As of September 2018, CABOMETYX became the VEGFR-targeting tyrosine kinase inhibitor (TKI) of choice in RCC, as reflected by IQVIA National Prescription AuditTM data.

Exceeded
Implement launch readiness plan for potential second-line (2L) HCC indication	›› Overall launch readiness was completed on November 5, 2018, including HCC staffing and the completion of an HCC commercial strategy plan.	Met

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PERFORMANCE OBJECTIVES	ACHIEVEMENTS	EVALUATION	TARGET %	PAYOUT %
Product Development and Medical Affairs			30%	40%
File sNDA for CABOMETYX as a treatment for 2L HCC based on CELESTIAL clinical trial results in the first quarter of 2018	›› Filed sNDA with the FDA on March 15, 2018; the FDA subsequently approved CABOMETX as a treatment for patients with previously treated HCC on January 14, 2019.	Met
Initiate at least 2 late stage studies of cabozantinib alone or in combination with immune checkpoint inhibitors (ICI) in renal, bladder, liver, or thyroid cancer indications

››   Initiated COSMIC-311, evaluating cabozantinib as a monotherapy (thyroid) in October 2018 and COSMIC-312 (liver) in December 2018.

››   Supported The Alliance for Clinical Trials in Oncology’s (The Alliance) initiation of a phase 3 trial evaluating cabozantinib in neuroendocrine tumors. The Alliance is conducting the trial through our Cooperative Research and Development Agreement with the National Cancer Institute’s Cancer Therapy Evaluation Program.

››   Extensive planning for the initiation of additional phase 3 trials in renal and bladder cancer planned for 2019.

››   Finalized launch preparedness efforts in line with regulatory timelines for a potential approval of CABOMETYX as a treatment for patients with previously treated advanced HCC.

Exceeded
Continue the broad evaluation of cabozantinib in other tumor types through internally and externally-sponsored studies

››   Managed or supported 77 active or planned studies, including those administered through our internal and clinical partner sponsored development program, our Cooperative Research and Development Agreement with National Cancer Institute’s Cancer Therapy Evaluation Program and our investigator sponsored trial program.

››   Studies are evaluating cabozantinib as a single agent and in combination with other therapies, including ICIs, in a variety of tumor types such as non-small cell lung cancer, endometrial cancer, head and neck cancer, RCC, HCC and urothelial carcinoma.

Met
Add additional full-time employees across the product development team in accordance with the 2018 budget approved by the Board	›› 100% of planned hires for 2018 had either started, accepted offers or were in the offer process.	Met
Support cabozantinib worldwide regulatory filings by cabozantinib partners

››   Supported Ipsen’s receipt of regulatory approvals in the EU and throughout the world for CABOMETYX as a 1L treatment for advanced RCC and 2L treatment for HCC by providing filing documents and assistance in responding to regulatory inquiries.

››   Assisted Takeda Pharmaceutical Company Limited’s with its clinical development activities in Japan in support of potential future regulatory filings for CABOMETYX in both RCC and HCC.

Exceeded

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PERFORMANCE OBJECTIVES	ACHIEVEMENTS	EVALUATION	TARGET %	PAYOUT %
Pipeline Development			20%	20%
Complete two early-stage oncology in-licensing deals (not including StemSynergy)

››   Conducted a worldwide landscape review of oncology opportunities, followed by due diligence efforts, site visits and early stage partnering discussions for multiple preclinical and clinical stage oncology assets, resulting in the execution of an exclusive license and collaboration agreement with Invenra on May 2, 2018.

		Partially met
Complete buildout of internal discovery team per 2018 budget	›› Hired the necessary FTEs to enable substantial internal discovery work, conducted multiple proof-of-concept experiments and advanced programs to preclinical development.	Exceeded
Advance two discovery programs to development candidate (DC) status and initiate good laboratory practice (GLP) toxicology studies for one DC	›› Completed GLP toxicology study and filed an IND with the FDA for XL092 in December 2018. ›› Profiled additional late stage analogues that did not reach DC status by year-end.	Partially met
Finance, Legal and Facilities			10%	15%
Manage cash balance to a target established by the Board and manage operating expenses within the agreed budget and subsequent forecasts	›› Managed operating expenses to $415.0 million and ended fiscal 2018 with a cash balance of $851.6 million.	Exceeded
Integrate and implement compliance into all aspects of organizational activities	›› Appropriately managed business risks and operated in compliance with applicable laws, regulations, and guidance.	Met
Complete buildout and move into Alameda facility by end of June 2018	›› Completed the renovation and buildout of new corporate headquarters in Alameda, California in June 2018 and successfully relocated our employee base in the same month.	Met

		TOTAL	100%	125%

The Compensation Committee also recognized the individual contributions, other than for Dr. Morrissey, toward achievement of the corporate goals and the combined contribution of our Named Executive Officers and cohesive management effort that led to these 2018 corporate achievements. Specifically, the Compensation Committee considered the following contributions from each Named Executive Officer, other than Dr. Morrissey:

››

Dr. Schwab’s overall leadership of our product development and medical affairs organizations and her performance with respect to the execution of our product development goals in 2018, particularly regarding the filing and acceptance of our sNDA with the FDA for cabozantinib as a treatment for patients with previously treated HCC, the initiation of COSMIC-311 and COSMIC-312, support of cabozantinib worldwide regulatory filings by collaboration partners, and the oversight of a rapidly growing Product Development organization;

››	Mr. Senner’s overall leadership of our finance organization and his performance with respect to the execution of our financial goals in 2018, particularly regarding our disciplined expense management;

››

Mr. Hessekiel’s overall leadership of our legal and compliance organizations and his performance with respect to fulfillment of our business and legal goals in 2018, particularly regarding the integration and implementation of compliance throughout a rapidly expanding organization; and

››

Dr. Lamb’s overall leadership of our research and discovery organization and his performance with respect to our pipeline development goals in 2018, particularly regarding the rebuilding of our discovery organization, research progress made with respect to potential development candidates, the filing of an IND with the FDA for XL092 and the execution of our license and collaboration agreements with StemSynergy and Invenra.

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In consideration of our overall performance during 2018 and the contributions of our Named Executive Officers to such performance, in February 2019, pursuant to the terms and conditions of the Annual Cash Bonus Plan, the Compensation Committee approved annual cash bonus payments for each Named Executive Officer as reflected in the table below.

When determining the annual cash bonus payment for Dr. Morrissey in particular, the Compensation Committee considered our meaningful accomplishments in 2018 and level of achievement of pre-determined corporate goals. However, the Compensation Committee also considered that it is Dr. Morrissey’s responsibility to create stockholder value, and because our stock price declined during 2018, the Compensation Committee used its discretion, as provided for in the Annual Cash Bonus Plan, to reduce Dr. Morrissey’s 2018 cash bonus below the level of the overall corporate performance. Dr. Morrissey’s annual cash bonus payment is also reflected in the table below.

Name	2018 Base Salary	2018 Target Award (%)	2018 Corporate Performance Weighting (%)	2018 Approved Corporate Performance (%)	2018 Individual Performance Weighting (%)	2018 Individual Performance (%)	2018 Annual Cash Bonus Payout (% of Target Award)	2018 Annual Cash Bonus Payout ($)
Michael M. Morrissey, Ph.D.	$955,060	100%	100%	125%	N/A	N/A	105%	$1,000,000
Gisela M. Schwab, M.D.	$680,520	50%	60%	125%	40%	155%	137%	$466,156
Christopher J. Senner	$601,020	45%	60%	125%	40%	125%	125%	$338,074
Jeffrey J. Hessekiel, J.D.	$536,597	45%	50%	125%	50%	125%	125%	$301,836
Peter Lamb, Ph.D.	$497,525	45%	60%	125%	40%	160%	139%	$311,202

2018 Long-Term Incentive Awards

Because of our goal to align executive compensation and performance that advances our critical business objectives, a significant portion of the Named Executive Officers’ total compensation typically has consisted of, and is expected to continue to consist of, equity-based awards. In evaluating the mix of equity awards for 2018, the Compensation Committee considered market trends, as well as feedback from stockholders and proxy advisory firms, and determined that a combination of stock options and PSUs would be the most appropriate incentive structure for our Named Executive Officers to reward performance over time and achieve our retention objectives.

Allocation of Long-Term Incentive Awards

For 2018, the Compensation Committee intended to deliver approximately 50% of the value of each Named Executive Officer’s equity award in the form of stock options and 50% of the value in the form of PSUs (except for Mr. Hessekiel who received a mix of 65% stock options and 35% PSUs) and applied a 2 to 1 ratio of stock option grants to PSUs, in order to mitigate dilution and to reflect the increased value of receiving shares at full value. The mix for each Named Executive Officer took into consideration both peer practices and market data, as well as, in the case of Mr. Hessekiel, his ability to impact the achievement of key corporate objectives in his position as Executive Vice President and General Counsel relative to the rest of the Named Executive Officers.

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(1)	Performance criteria for the PSU awards are described in the table below.

(2)	Dr. Morrissey’s stock option is subject to a market performance condition as further described below.

The stock options for each of the Named Executive Officers have an exercise price of $18.80 per share, the fair market value of our common stock on the date of grant (September 10, 2018), and expire seven years from the date of grant or earlier upon termination of service with us. All of the stock options vest over a four-year period following the grant date. Dr. Morrissey’s stock option is also subject to a market performance condition and will not be exercisable until the closing market price of our common stock is equal to or greater than 125% of the exercise price of the option over a period of at least 30 consecutive calendar days.

The PSUs granted to Named Executive Officers were allocated among five separate awards and only vest upon the achievement of certain commercial, clinical development and pipeline expansion performance targets, as described below. The Compensation Committee selected these performance targets because they represent the critical business objectives for which the Named Executive Officers are responsible, thereby linking executive compensation with continued long-term success for the company. Additional detail about each performance target will be disclosed at the end of the relevant performance period, as disclosing the specific, numerical target before that time could be competitively harmful to the company.

PSU Grant #	Business Focus	Performance Target	Factors Considered to Establish Rigorous Performance Targets
1	Commercial	Cabozantinib global net product revenue target in a single quarter

Requires successful execution of our cabozantinib commercial strategy, such that we achieve or exceed internal benchmarks for performance derived from product sales forecasts and predictions of competitive market dynamics

2	Commercial	Cabozantinib global net product revenue target over four consecutive quarters

Requires successful execution of our cabozantinib commercial strategy, such that we achieve or exceed internal benchmarks for performance derived from product sales forecasts and predictions of competitive market dynamics

3	Development	Initiation of a target number of potentially label-enabling clinical trials for cabozantinib (both alone or in combination with another therapy)	Requires successful execution of the cabozantinib clinical development and regulatory program by the company and its clinical collaboration partners

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PSU Grant #	Business Focus	Performance Target	Factors Considered to Establish Rigorous Performance Targets
4	Development	Achievement of either (I) full target enrollment, as specified in the applicable clinical trial protocol, or (II) positive top-line results, in each case with respect to a target number of potentially label-enabling clinical trials for cabozantinib (both alone or in combination with another therapy)

Requires significant operational progress on the cabozantinib clinical development program by the company and its clinical collaboration partners, along with positive results from ongoing and planned cabozantinib clinical trials

5	Pipeline	Approval or acceptance by the FDA of a target number of IND applications (or equivalent filings with foreign governmental authorities) with respect to product candidates that have either (x) been discovered by us or (y) in-licensed or acquired by us

Requires successful execution of our internal drug discovery research program, as well as successful execution of our strategy for the identification, in-licensing or acquisition of promising early-stage product candidates and their advancement to IND status

Each PSU will vest as to 50% of the original number of shares subject to the award upon the Compensation Committee’s certification that we have achieved the performance target and 50% of the original number of shares subject to the award on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification. Failure to achieve a performance target by December 31, 2021 will result in forfeiture of 100% of the applicable PSU award.

Vesting of these stock options and PSUs will cease upon termination of service as an employee for any reason. The Named Executive Officers are party to our Change in Control and Severance Benefit Plan, which provides for acceleration of vesting of the award in the event of certain specified change in control events involving us, for the reasons discussed above. In addition, following certain change in control events wherein the PSU awards are assumed by the surviving entity, the PSU awards will convert to time-based vesting and vest annually over a three-year period following the grant date.

Value of Long-Term Incentive Awards

When determining the appropriate value of equity incentive awards, the Compensation Committee asked Compensia to provide guidance with respect to implementing a program that would incentivize our Named Executive Officers to drive toward the achievement of key company priorities and increase stockholder value over the long-term, while maintaining competitive market practices and being mindful of the company’s equity burn rate.

As part of the decision-making process, the Compensation Committee considered the challenges of managing a rapidly expanding organization, as well as our need to retain a cohesive management team to facilitate the continued commercial success of CABOMETYX, and the achievement of product development and pipeline expansion objectives that would position the company for future success. The Compensation Committee also believed it was important that the value of the equity awards continue to reflect the individual performance of each Named Executive Officer during the 2018 fiscal year to date and criticality of each Named Executive Officer’s skill set and expected future contributions to our business. Taking these factors into consideration and applying Compensia’s market analysis of long-term incentive compensation of our Named Executive Officers compared to our 2018 peer group, the Compensation Committee determined that the value of the aggregate equity awards granted to each of our Named Executive Officers should be between the 50th and 75th percentile of market peers and in September 2018, approved the grants to the Named Executive Officers summarized in the table below. The actual share amounts granted to each executive officer were determined by dividing the value the Compensation Committee intended to deliver by the 30-day average trailing stock price (as of a date shortly before the grant date) in the case of PSUs and applying a Black-Scholes option pricing model calculation using the average share price, in the case of stock options. A 30-day average share price was used, rather than a single day share price, in order to provide a more stabilized share value less susceptible to possible swings in the market.

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Name	Number of Shares Subject to Time- Based Stock Options	Number of Shares Subject to Time- and Performance- Based Stock Options	Number of Shares Subject to PSUs
Michael M. Morrissey, Ph.D.	—	308,365	154,923
Gisela M. Schwab, M.D.	129,314	—	64,968
Christopher J. Senner	129,314	—	64,968
Jeffrey J. Hessekiel, J.D.	129,314	—	34,983
Peter Lamb, Ph.D.	124,341	—	62,469

Other Compensation Information

Timing of Equity Awards

Annual grants of equity awards to our executive officers, including our Named Executive Officers, are generally determined and approved at pre-scheduled Compensation Committee meetings, with such meeting date typically serving as the grant date. However, the Compensation Committee may sometimes approve the grant of equity awards to executive officers and other employees in advance of its next scheduled meeting, either at a special meeting or by unanimous written consent, in connection with certain new hires, promotions and other circumstances where the Compensation Committee deems it appropriate to make such grants. The grant dates for these equity awards are typically the same date that a newly hired officer begins employment or the effective date of an officer’s promotion, as applicable. Grants made to new hires below the level of Vice President, are approved on a monthly basis by our Equity Award Committee, comprised solely of Dr. Morrissey, acting in his capacity as a director pursuant to authority delegated to him by the Compensation Committee. All stock options are granted with an exercise price that is not less than the closing price of our common stock on The Nasdaq Global Select Market on the grant date. We have no plan or practice to time option grants in coordination with the release of non-public information, and we do not time the release of non-public information to affect the value of executive compensation.

Stock Ownership Guidelines

In February 2018, the Board adopted Stock Ownership Guidelines for our Named Executive Officers in order to further align their financial interests with those of our stockholders, as well as to promote sound corporate governance. The Stock Ownership Guidelines for our Named Executive Officers provide for ownership targets as follows:

Position	Ownership Level
Chief Executive Officer	Lesser of 160,000 shares or a value equivalent to 5 times annual base salary
Other Named Executive Officers	Lesser of 25,000 shares or a value equivalent to 1.5 times annual base salary

In considering appropriate guidelines for our executive officers and directors, the Compensation Committee reviewed a market analysis of stock ownership guidelines of our 2018 peer group. The approved guidelines provide for a “lesser of” approach to address stock price volatility often experienced by biotechnology companies.

All Named Executive Officers are expected to achieve their stock ownership targets within five years of becoming subject to these guidelines. The policy includes procedures for granting exemptions in the case of severe financial hardship. In determining ownership levels for each Named Executive Officer under our Stock Ownership Guidelines, credit is provided for shares held outright (including shares owned through trusts, our 401(k) Plan, or by a spouse), as well as 50% of the number of vested, but unexercised, stock options. No credit is provided for RSUs until they vest. The values for all shares determined to be held by Named Executive Officers are based on the 200-day average stock price as of the measurement date. As of February 12, 2019, all of our Named Executive Officers had met the required ownership targets.

“Clawback” Policy

We are dedicated to maintaining a culture of high integrity and accountability, and to discourage conduct harmful to our business and the interests of our various stakeholders. On February 28, 2019, upon recommendation from the Compensation Committee, the Board approved a Policy for Recoupment of Variable Compensation (Clawback Policy) that applies to all forms of compensation, except base salary, granted after the adoption of the Clawback Policy. A triggering event under the

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Compensation of Executive Officers | Compensation Discussion and Analysis

Clawback Policy shall occur when a covered employee (which includes all Named Executive Officers):

For clarity, “material harm” includes, but is not limited to, the requirement to prepare an accounting restatement for any fiscal quarter or year commencing after adoption of the Clawback Policy due to our material noncompliance with any financial reporting requirement. If triggered, then to the fullest extent permitted by law, we may recoup all variable compensation granted or paid to the covered employee during each fiscal year in which the covered employee’s “misconduct” occurred.

Accounting and Tax Considerations

Under FASB ASC 718, we are required to estimate and record an expense for each award of equity compensation (including stock options, RSUs and PSUs) over the vesting period of the award. As long as stock options, RSUs and PSUs remain the sole components of our long-term compensation program, we expect to record stock-based compensation expense on an ongoing basis according to ASC 718. Compensation expense relating to awards subject to performance conditions is recognized if it is probable that the performance goals will be achieved. The probability of achievement of such goals is assessed on a quarterly basis. The Compensation Committee has considered, and may in the future consider, the grant of restricted stock to our executive officers in lieu of stock option grants, RSU and/or PSU awards.

Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act, limits the deductibility for federal income tax purposes to not more than $1 million of compensation paid to “covered employees” in a calendar year. Prior to the recent enactment of the Tax Cuts and Jobs Act, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code was not subject to this deduction limitation. Pursuant to the Tax Cuts and Jobs Act, this exception for “performance-based compensation” under Section 162(m) of the Code was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after such date. As a result, compensation paid to any of our “covered employees” in excess of $1 million per taxable year generally will not be deductible unless, among other requirements, it is intended to qualify, and is eligible to qualify, as “performance-based compensation” under Section 162(m) of the Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act. Certain equity awards issued prior to the transition date were designed to permit us to qualify for the performance-based exception, but because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, as well as other factors beyond the control of the Compensation Committee, no assurance can be given that any compensation paid by the company will be eligible for such transition relief and be deductible by the company in the future. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Named Executive Officers in a manner consistent with the goals of the company’s executive compensation program and the best interests of the company and its stockholders, which may include providing for compensation that is not deductible by the company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the company’s business needs.

Compensation Policies and Practices as They Relate to Risk Management

In 2018, the Compensation Committee reviewed our compensation policies and practices and concluded that the mix and design of these policies and practices are not reasonably likely to encourage our employees to take excessive risks. In connection with its evaluation, the Compensation Committee considered, among other things, the structure, philosophy and

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design characteristics of our primary incentive compensation plans and programs in light of our risk management and governance procedures, as well as other factors that may calibrate or balance potential risk-taking incentives. Based on this assessment, the Compensation Committee concluded that risks arising from our compensation policies and practices for all employees, including executive officers, are not reasonably likely to have a material adverse effect on us.

Forward-Looking Statements

This CD&A contains forward-looking statements, including, without limitation, statements related to: Exelixis’ expectation that MINNEBRO will soon enter the marketplace in Japan; Exelixis’ goal to become a fully integrated biotechnology company; the potential for the treatment market for HCC to grow significantly in the coming years; the potential of cabozantinb as a treatment option for patients with radioactive iodine-refractory DTC who have progressed after prior VEGFR-targeted therapy; the potential for Ipsen to make future regulatory submissions outside of the U.S. and Japan in HCC, based on the results of COSMIC-312; the anticipated organizational growth of Exelixis; Exelixis’ plans to initiate additional phase 3 trials in renal and bladder cancer in 2019; the potential for Takeda Pharmaceutical Company Limited to make future regulatory filings for CABOMETYX in Japan in both RCC and HCC indications; and other statements that are not historical fact. Any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and are based upon Exelixis’ current plans, assumptions, beliefs, expectations, estimates and projections. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, which include, without limitation: the degree of market acceptance of CABOMETYX, COMETRIQ, COTELLIC and MINNEBRO in the territories where they are approved, and the availability of sufficient coverage and adequate reimbursement for these products; the effectiveness of CABOMETYX, COMETRIQ, COTELLIC and MINNEBRO in comparison to competing products; the level of costs associated with Exelixis’ commercialization, research and development, in-licensing or acquisition of product candidates, and other activities; the potential failure of cabozantinib, cobimetinib, esaxerenone and other Exelixis product candidates, both alone and in combination with other therapies, to demonstrate safety and/or efficacy in clinical testing; uncertainties inherent in the drug discovery and product development process; Exelixis’ dependence on its relationships with its collaboration partners, including their pursuit of regulatory approvals for partnered compounds in new indications, their adherence to their obligations under relevant collaboration agreements and the level of their investment in the resources necessary to complete clinical trials or successfully commercialize partnered compounds in the territories where they are approved; risks and uncertainties related to regulatory review and approval processes; Exelixis’ continuing compliance with applicable legal and regulatory requirements; unexpected concerns that may arise as a result of the occurrence of adverse safety events or additional data analyses of clinical trials evaluating cabozantinib, cobimetinib or esaxerenone; Exelixis’ dependence on third-party vendors for the manufacture and supply of its products; Exelixis’ ability to protect its intellectual property rights; market competition, including the potential for competitors to obtain approval for generic versions of Exelixis’ marketed products; changes in economic and business conditions; and other factors discussed under the caption “Risk Factors” in Exelixis’ Annual Report on Form 10-K filed with the SEC on February 22, 2019, and in Exelixis’ future filings with the SEC. All forward-looking statements in this CD&A are based on information available to Exelixis as of the date of this Proxy Statement, and Exelixis undertakes no obligation to update or revise any forward-looking statements contained herein.

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Compensation of Executive Officers | Summary of Compensation

Summary of Compensation

The following table shows for the fiscal years ended December 28, 2018, December 29, 2017 and December 30, 2016 (referred to as fiscal years 2018, 2017 and 2016, respectively), compensation awarded to, paid to or earned by our Chief Executive Officer, our Chief Financial Officer, and our other three most highly compensated executive officers in 2018, which we refer to as our “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position	Year (1)	Salary ($)(2)	Bonus ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)	All Other Compensation ($)	Total ($)
Michael M. Morrissey, Ph.D.	2018	945,080	—	1,000,000	2,912,552	3,111,403	8,500	7,977,535
President and Chief	2017	891,781	675,750	—	1,952,800	5,911,152	8,100	9,439,583
Executive Officer	2016	841,154	800,000	—	918,600	3,700,434	7,950	6,268,138
Gisela M. Schwab, M.D.	2018	672,301	—	466,156	1,221,398	1,227,500	8,500	3,595,855
President, Product Development	2017	629,493	318,000	—	1,830,750	1,847,235	8,100	4,633,578
and Medical Affairs and Chief	2016	591,186	375,000	—	294,800	1,257,579	8,511	2,527,076
Medical Officer
Christopher J. Senner	2018	594,740	—	338,074	1,221,398	1,227,500	8,500	3,390,212
Executive Vice President and	2017	562,120	255,150	—	1,525,625	1,539,363	8,100	3,890,358
Chief Financial Officer	2016	532,923	303,750	—	294,800	1,062,084	7,950	2,201,507
Jeffrey J. Hessekiel, J.D.	2018	531,880	—	301,836	657,680	1,227,500	8,500	2,727,396
Executive Vice President and	2017	507,067	229,970	—	1,220,500	1,231,490	7,076	3,196,103
General Counsel	2016	484,918	275,084	—	239,525	862,943	—	1,862,470
Peter Lamb, Ph.D.	2018	493,570	—	311,202	1,174,417	1,180,295	8,500	3,167,984
Executive Vice President,	2017	473,190	214,245	—	1,342,550	1,354,639	8,100	3,392,724
Scientific Strategy and Chief	2016	453,546	258,750	—	239,525	967,207	7,950	1,926,978
Scientific Officer

(1)	The compensation reflected in the Summary Compensation Table reflects a 52-week period for each of fiscal 2018, 2017 and 2016.

(2)

The amount in this column represents the amount actually paid to each Named Executive Officer for fiscal 2018. For information regarding 2018 base salaries, please see “Compensation Discussion and Analysis—2018 Compensation Decisions—2018 Base Salaries.”

(3)	The amount in this column represents discretionary cash bonuses awarded for services rendered during the indicated fiscal years by the Named Executive Officers.

(4)

The amount in this column represents cash bonuses awarded under our Annual Cash Bonus Plan in fiscal 2018 based on the Compensation Committee’s assessment of the achievement of pre-determined corporate goals. For a description of the company’s Annual Cash Bonus Plan for fiscal 2018, see “Compensation Discussion and Analysis—2018 Compensation Decisions—2018 Annual Cash Bonuses” above.

(5)

Amounts shown in this column reflect the aggregate grant date fair value in the indicated fiscal year for the RSU and PSU awards as computed in accordance with FASB ASC 718. The assumptions used to calculate the value of RSU and PSU awards are set forth in Note 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2018, filed with the SEC on February 22, 2019. With respect to PSU awards granted during fiscal 2018, the grant date fair values presented in the table assume achievement of the highest level of performance conditions and exclude estimates of forfeiture.

(6)

Amounts shown in this column do not reflect compensation actually received or amounts that may be realized in the future by the Named Executive Officers. The amounts shown reflect the aggregate grant date fair value in the indicated fiscal years for option awards as computed in accordance with FASB ASC 718. The assumptions used to calculate the value of option awards are set forth in Note 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2018, filed with the SEC on February 22, 2019. The grant

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date fair values presented in the table for the performance-based option awards assume achievement of the highest level of performance conditions and exclude estimates of forfeiture. There can be no assurance that the stock option awards will ever be exercised (in which case no value will actually be realized by the executive) or that the value on exercise will be equal to the FASB ASC 718 value shown in this column.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 28, 2018, certain information regarding grants of plan-based awards to the Named Executive Officers:

Grants of Plan-Based Awards in Fiscal 2018

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards						All other option awards: Number of Securities Underlying Options (#)(2)			Grant Date Fair Value of Stock and Option Awards ($)(3)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)				Exercise or Base Price of Option Awards ($/Sh)
Michael M. Morrissey, Ph.D.	09/10/2018										308,365	(4)	18.80	3,111,403
	09/10/2018				12,394	(5)	24,788	(5)	24,788	(5)				466,015
	09/10/2018				18,590	(6)	37,181	(6)	37,181	(6)				699,003
	09/10/2018				11,619	(7)	23,238	(7)	23,238	(7)				436,874
	09/10/2018				11,619	(8)	23,238	(8)	23,238	(8)				436,874
	09/10/2018				23,239	(9)	46,478	(9)	46,478	(9)				873,786
	N/A	—	955,060	1,910,120
Gisela M. Schwab, M.D.	09/10/2018										129,314		18.80	1,227,500
	09/10/2018				5,197	(5)	10,395	(5)	10,395	(5)				195,426
	09/10/2018				7,796	(6)	15,592	(6)	15,592	(6)				293,129
	09/10/2018				4,872	(7)	9,745	(7)	9,745	(7)				183,206
	09/10/2018				4,872	(8)	9,745	(8)	9,745	(8)				183,206
	09/10/2018				9,745	(9)	19,491	(9)	19,491	(9)				366,431
	N/A	—	340,260	680,520
Christopher J. Senner	09/10/2018										129,314		18.80	1,227,500
	09/10/2018				5,197	(5)	10,395	(5)	10,395	(5)				195,426
	09/10/2018				7,796	(6)	15,592	(6)	15,592	(6)				293,129
	09/10/2018				4,872	(7)	9,745	(7)	9,745	(7)				183,206
	09/10/2018				4,872	(8)	9,745	(8)	9,745	(8)				183,206
	09/10/2018				9,745	(9)	19,491	(9)	19,491	(9)				366,431
	N/A	—	270,549	540,918
Jeffrey J. Hessekiel, J.D.	09/10/2018										129,314		18.80	1,227,500
	09/10/2018				2,998	(5)	5,997	(5)	5,997	(5)				112,744
	09/10/2018				4,498	(6)	8,996	(6)	8,996	(6)				169,125
	09/10/2018				2,499	(7)	4,998	(7)	4,998	(7)				93,962
	09/10/2018				2,499	(8)	4,998	(8)	4,998	(8)				93,962
	09/10/2018				4,997	(9)	9,994	(9)	9,994	(9)				187,887
	N/A	—	241,469	482,937

60    Exelixis, Inc.

Compensation of Executive Officers | Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards						All other option awards: Number of Securities Underlying Options (#)(2)		Grant Date Fair Value of Stock and Option Awards ($)(3)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)			Exercise or Base Price of Option Awards ($/Sh)
Peter Lamb, Ph.D.	09/10/2018										124,341	18.80	1,180,295
	09/10/2018				4,997	(5)	9,995	(5)	9,995	(5)			187,906
	09/10/2018				7,496	(6)	14,993	(6)	14,993	(6)			281,868
	09/10/2018				4,685	(7)	9,370	(7)	9,370	(7)			176,156
	09/10/2018				4,685	(8)	9,370	(8)	9,370	(8)			176,156
	09/10/2018				9,370	(9)	18,741	(9)	18,741	(9)			352,331
	N/A	—	223,886	447,773

(1)

The dollar amount represents the target and maximum amounts of each Named Executive Officer’s potential annual cash bonus award pursuant to our Annual Cash Bonus Plan for the fiscal year ended December 28, 2018. The amounts shown under “Target” reflects the applicable target payment under the Annual Cash Bonus Plan if (i) we achieved 100% of the pre-determined corporate performance goals established by the Compensation Committee for fiscal 2018, and (ii) as applicable, each Named Executive Officer’s individual performance percentage was assessed at 100% by the Compensation Committee with respect to his or her contributions to the achievement of these corporate performance goals. The amounts shown under “Maximum” reflects the applicable maximum payment under the Annual Cash Bonus Plan if (i) we achieved 200% of the pre-determined corporate performance goals established by the Compensation Committee for fiscal 2018, and (ii) as applicable, each Named Executive Officer’s individual performance percentage was assessed at 200% by the Compensation Committee with respect to his or her contributions to the achievement of these corporate performance goals; provided, however, that neither the corporate performance percentage nor the individual performance percentage may exceed 200% in any given year. Since the Annual Cash Bonus Plan is entirely performance-based, the minimum possible payment under the Annual Cash Bonus Plan is zero. For more information regarding our Annual Cash Bonus Plan, please see “Compensation Discussion and Analysis—2018 Compensation Decisions—2018 Annual Cash Bonuses” above.

(2)

The option award was granted pursuant to our 2017 Plan and expires seven years from the date of grant or earlier upon termination of service. The option will vest as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the grant date and will continue to vest thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the grant date. Vesting is subject to acceleration as described under the caption “—Potential Payments Upon Termination or Change in Control” below.

(3)

Amounts shown in this column do not reflect compensation actually received or amounts that may be realized in the future by the Named Executive Officers. The amounts shown in this column reflect the aggregate grant date fair value in fiscal year 2018 for the option award or the target PSU award as computed in accordance with FASB ASC 718. The assumptions used to calculate the value of the option awards and the PSU awards are set forth in Note 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2018, filed with the SEC on February 22, 2019. There can be no assurance that the stock option award will ever be exercised (in which case no value will actually be realized by the executive) or that the value on exercise will be equal to the FASB ASC 718 value shown in this column.

(4)

The option award was granted pursuant to our 2017 Plan and expires seven years from the date of grant or earlier upon termination of service. The option will vest as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the grant date and will continue to vest thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the grant date. However, the option will not be exercisable until the closing market price of our common stock is equal to or greater than 125% of the exercise price of the option over a period of at least 30 consecutive calendar days. Vesting is subject to acceleration as described under the caption “—Potential Payments Upon Termination or Change in Control” below.

(5)

The PSU award was granted pursuant to our 2017 Plan. The PSU award will vest as to (i) 50% of the original number of shares subject to the award upon the Compensation Committee’s certification that Exelixis has achieved a quarterly net product revenue target, and (ii) 50% of the original number of shares subject to the award on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification. Failure to achieve the aforementioned performance target by December 31, 2021 will result in forfeiture of 100% of the PSU award, and vesting is subject to acceleration as described under the caption “—Potential Payments Upon Termination or Change in Control” below.

(6)

The PSU award was granted pursuant to our 2017 Plan. The PSU award will vest as to (i) 50% of the original number of shares subject to the award upon the Compensation Committee’s certification that Exelixis has achieved a net product revenue target over four consecutive fiscal quarters, and (ii) 50% of the original number of shares subject to the award on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification. Failure to achieve the aforementioned performance target by December 31, 2021 will result in forfeiture of 100% of the PSU award, and vesting is subject to acceleration as described under the caption “—Potential Payments Upon Termination or Change in Control” below.

(7)

The PSU award was granted pursuant to our 2017 Plan. The PSU award will vest as to (i) 50% of the original number of shares subject to the award upon the Compensation Committee’s certification that Exelixis has initiated a target number of potentially label-enabling clinical trials for cabozantinib (both alone or in combination with another therapy), and (ii) 50% of the original number of shares subject to the award on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification. Failure to achieve the aforementioned performance target by December 31, 2021 will result in forfeiture of 100% of the PSU award, and vesting is subject to acceleration as described under the caption “—Potential Payments Upon Termination or Change in Control” below.

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(8)

The PSU award was granted pursuant to our 2017 Plan. The PSU award will vest as to (i) 50% of the original number of shares subject to the award upon the Compensation Committee’s certification that Exelixis has achieved either (x) full target enrollment, as specified in the applicable clinical trial protocol, or (y) positive top-line results, in each case with respect to a target number of potentially label-enabling clinical trials for cabozantinib (both alone or in combination with another therapy), and (ii) 50% of the original number of shares subject to the award on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification. Failure to achieve the aforementioned performance target by December 31, 2021 will result in forfeiture of 100% of the PSU award, and vesting is subject to acceleration as described under the caption “—Potential Payments Upon Termination or Change in Control” below.

(9)

The PSU award was granted pursuant to our 2017 Plan. The PSU award will vest as to (i) 50% of the original number of shares subject to the award upon the Compensation Committee’s certification that a target number of IND applications or equivalent filings with foreign governmental authorities have been approved or otherwise become effective with respect to product candidates that have either (x) been discovered by Exelixis or (y) in-licensed or acquired by Exelixis, and (ii) 50% of the original number of shares subject to the award on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification. Failure to achieve the aforementioned performance target by December 31, 2021 will result in forfeiture of 100% of the PSU award, and vesting is subject to acceleration as described under the caption “—Potential Payments Upon Termination or Change in Control” below.

Compensation Arrangements

Base Salaries. For a description of actions taken by the Compensation Committee with respect to base salaries for our Named Executive Officers for fiscal 2018, please see “Compensation Discussion and Analysis—2018 Compensation Decisions—2018 Base Salaries” above.

Annual Cash Bonuses. Prior to 2018 the Compensation Committee considered and approved the payment of annual cash bonuses to the Named Executive Officers for services rendered in the prior year. Historically, the payment of bonuses had been entirely within the discretion of the Compensation Committee. While the Compensation Committee had established general guidelines related to bonus target amounts, and the payment of actual cash bonuses was generally aligned with the achievement of our corporate goals and the Compensation Committee’s subjective determination of each Named Executive Officer’s contribution toward the achievement of such goals, the Compensation Committee exercised broad discretion in determining the amount of cash bonuses and did not attempt to quantify the level of achievement of corporate goals or the extent to which each Named Executive Officer contributed to Exelixis’ overall success. Accordingly, we did not consider the bonuses reported in the Summary Compensation Table in fiscal 2017 and fiscal 2016 to be “Non-Equity Incentive Plan Compensation” within the meaning of applicable SEC rules. In 2018, we adopted our Annual Cash Bonus Plan that provides for annual bonus awards to reward executive officers based on our achievement of pre-determined corporate performance goals and their contribution to the that achievement, which we consider to be “Non-Equity Incentive Plan Compensation” within the meaning of applicable SEC rules. For more information regarding our Annual Cash Bonus Plan, please see “Compensation Discussion and Analysis—2018 Compensation Decisions—2018 Annual Cash Bonuses” above.

Stock Awards and Option Awards. Our 2017 Plan provides for the grant of RSUs, PSUs and stock options to our Named Executive Officers and other employees. In September 2018, we granted time-based stock options to all of our Named Executive Officers (other than the Chief Executive Officer), and we also granted PSU awards, which will only vest following our achievement of certain performance targets in line with our longer-term business strategy, to all of our Named Executive Officers. In September 2018, we also granted a time- and performance-based stock option to our Chief Executive Officer, which will not be exercisable until the closing market price of our common stock is equal to or greater than 125% of the exercise price of the option over a period of at least 30 consecutive calendar days.

For information regarding stock option and PSU awards granted to the Named Executive Officers in fiscal 2018, including the number of underlying shares and any exercise price and vesting conditions related thereto, please see “Compensation Discussion and Analysis—2018 Compensation Decisions—2018 Long-Term Incentive Awards” above. As a general matter, the vested portion of options granted to our Named Executive Officers will expire three months after each Named Executive Officer’s termination of continuous service, subject to extension in certain termination situations or events that can accelerate the vesting, as described under “Potential Payments Upon Termination or Change in Control” below.

Employment Agreements. We have no employment agreements with our Named Executive Officers.

Change in Control and Severance Benefit Plan. Each of our Named Executive Officers participates in our Change in Control and Severance Benefit Plan, a description of which is included below under the heading “Potential Payments Upon Termination or Change in Control.”

Other Compensatory Arrangements. Please see “Compensation Discussion and Analysis—Compensation Elements—Other Compensation” above for a description of other executive compensatory arrangements, including our 401(k) Plan and other benefits.

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Compensation of Executive Officers | Outstanding Equity Awards at Fiscal Year–End

Outstanding Equity Awards at Fiscal Year–End

The following table shows certain information regarding outstanding equity awards at December 28, 2018, for the Named Executive Officers.

Outstanding Equity Awards at December 28, 2018

		Option Awards(1)						Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Michael M. Morrissey, Ph.D.	12/9/2009	300,000				7.18	12/8/2019
	9/21/2012	402,000				5.555	9/20/2019
	9/18/2013	960,000				5.51	9/17/2020
	9/19/2014	570,284				1.70	9/18/2021
	9/16/2015	406,250	93,750	(5)		6.21	9/15/2022
	2/11/2016	106,250	43,750	(6)		4.20	2/10/2023
	9/26/2016	202,500	157,500	(8)		15.31	9/25/2023
	9/26/2016							30,000	(9)	583,200
	10/3/2017	140,000	340,000	(10)		24.41	10/2/2024
	10/3/2017							60,000	(11)	1,166,400
	9/10/2018				308,365(12)	18.80	9/9/2025
	9/10/2018										24,788	(13)	481,879
	9/10/2018										37,181	(14)	722,798
	9/10/2018										23,238	(15)	451,747
	9/10/2018										23,238	(16)	451,747
	9/10/2018										46,478	(17)	903,532
Gisela M. Schwab, M.D.	12/9/2009	163,109				7.18	12/8/2019
	9/21/2012	123,000				5.555	9/20/2019
	9/18/2013	270,000				5.51	9/17/2020
	9/19/2014	500,000				1.70	9/18/2021
	2/5/2015	250,000				1.90	2/4/2022
	9/16/2015	199,062	45,938	(5)		6.21	9/15/2022
	2/11/2016	53,125	21,875	(6)		4.20	2/10/2023
	9/22/2016	67,500	52,500	(7)		14.74	9/21/2023
	9/22/2016							10,000	(9)	194,400
	10/3/2017	43,750	106,250	(10)		24.41	10/2/2024
	10/3/2017							56,250	(11)	1,093,500
	9/10/2018		129,314	(18)		18.80	9/9/2025
	9/10/2018										10,395	(13)	202,079
	9/10/2018										15,592	(14)	303,108
	9/10/2018										9,745	(15)	189,443
	9/10/2018										9,745	(16)	189,443
	9/10/2018										19,491	(17)	378,905

2019 Proxy Statement    63

		Option Awards(1)						Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Christopher J. Senner	7/15/2015	198,958	51,042	(4)		3.66	7/14/2022
	9/16/2015	182,812	42,188	(5)		6.21	9/15/2022
	9/22/2016	67,500	52,500	(7)		14.74	9/21/2023
	9/22/2016							10,000	(9)	194,400
	10/3/2017	36,458	88,542	(10)		24.41	10/2/2024
	10/3/2017							46,875	(11)	911,250
	9/10/2018		129,314	(18)		18.80	9/9/2025
	9/10/2018										10,395(13)	202,079
	9/10/2018										15,592(14)	303,108
	9/10/2018										9,745(15)	189,443
	9/10/2018										9,745(16)	189,443
	9/10/2018										19,491(17)	378,905
Jeffrey J. Hessekiel, J.D.	2/10/2014	130,000				7.27	2/9/2021
	9/19/2014	120,000				1.70	9/18/2021
	2/5/2015	172,698				1.90	2/4/2022
	9/16/2015	154,375	35,625	(5)		6.21	9/15/2022
	9/22/2016	54,843	42,657	(7)		14.74	9/21/2023
	9/22/2016							8,124	(9)	157,931
	10/3/2017	29,166	70,834	(10)		24.41	10/2/2024
	10/3/2017							37,500	(11)	729,000
	9/10/2018		129,314	(18)		18.80	9/9/2025
	9/10/2018										5,997(13)	116,582
	9/10/2018										8,996(14)	174,882
	9/10/2018										4,998(15)	97,161
	9/10/2018										4,998(16)	97,161
	9/10/2018										9,994(17)	194,283
Peter Lamb, Ph.D.	9/21/2012	123,000				5.555	9/20/2019
	9/18/2013	168,000				5.51	9/17/2020
	9/19/2014	400,000				1.70	9/18/2021
	2/5/2015	175,000				1.90	2/4/2022
	9/16/2015	154,375	35,625	(5)		6.21	9/15/2022
	2/11/2016	28,333	11,667	(6)		4.20	2/10/2023
	9/22/2016	54,843	42,657	(7)		14.74	9/21/2023
	9/22/2016							8,124	(9)	157,931
	10/3/2017	32,083	77,917	(10)		24.41	10/2/2014
	10/3/2017							41,250	(11)	801,900
	9/10/2018		124,341	(18)		18.80	9/9/2025
	9/10/2018										9,995(13)	194,302
	9/10/2018										14,993(14)	291,464
	9/10/2018										9,370(15)	182,153
	9/10/2018										9,370(16)	182,153
	9/10/2018										18,741(17)	364,325

64    Exelixis, Inc.

Compensation of Executive Officers | Outstanding Equity Awards at Fiscal Year–End

(1)

Option awards granted prior to January 26, 2010 were issued under our 2000 Equity Incentive Plan (2000 Plan) and have vested in full and expire ten years from the date of grant or earlier upon termination of continuous service. There were no option awards granted to Named Executive Officers on or after January 26, 2010 and prior to May 18, 2011. Option awards granted on or after May 18, 2011, and prior to May 28, 2014, were issued under our 2011 Equity Incentive Plan (2011 Plan) and are either subject to time-based vesting or were subject to performance-based vesting and expire seven years from the date of grant or earlier upon termination of continuous service. Vesting of awards granted under the 2011 Plan still subject to vesting is set forth in the applicable footnote accompanying the entry. All option awards granted pursuant to our 2011 Plan subject to time-based vesting have vested in part, and the remaining unvested portion will vest as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the vesting commencement date. All option awards granted under our 2011 Plan subject to performance-based vesting have either been cancelled or are vested in full. Option awards granted on or after May 28, 2014, and prior to May 24, 2017, were issued under our 2014 Equity Incentive Plan (2014 Plan) and are either subject to time-based vesting or were subject to performance-based vesting and expire seven years from the date of grant or earlier upon termination of continuous service. Vesting of awards granted under the 2014 Plan is set forth in the applicable footnote accompanying the entry. Option awards granted pursuant to our 2014 Plan subject to time-based vesting vest as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the vesting commencement date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the vesting commencement date. Option awards granted pursuant to our 2014 Plan subject to performance-based vesting are vested in full. Option awards granted on or after May 24, 2017 were issued under our 2017 Plan and are subject to time-based vesting and expire seven years from the date of grant or earlier upon termination of continuous service. Vesting of awards granted under the 2017 Plan is set forth in the applicable footnote accompanying the entry. Option awards granted pursuant to our 2017 Plan subject to time-based vesting vest as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the vesting commencement date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the vesting commencement date. One option award granted pursuant to our 2017 Plan subject to performance-based vesting, in addition to time-based vesting, will not be exercisable until the achievement of the stock price target set by the Compensation Committee, as described below in Footnote 12. Vesting of all options issued to our Named Executive Officers are subject to acceleration as described under the caption “Potential Payments Upon Termination or Change in Control” below.

(2)

RSU awards granted prior to May 28, 2014 were issued under our 2011 Plan, RSU awards granted on or after May 28, 2014 and prior to May 24, 2017 were issued under our 2014 Plan, and RSU awards granted on or after May 24, 2017 were issued under our 2017 Plan. RSU awards generally vest as to 1/4th of the original number of shares subject to the RSU award on the first established RSU vesting date following the one year anniversary of the grant date and thereafter as to 1/4th of the original number of shares subject to the RSU award on each anniversary of the first established RSU vesting date following the one year anniversary of the grant date, until fully vested. We have established February 15th, May 15th, August 15th and November 15th as quarterly vesting dates. Vested shares will be delivered to the Named Executive Officer on the applicable quarterly vesting date, provided that delivery may be delayed pursuant to the terms of the award agreement. In addition, PSU awards granted pursuant to our 2017 Plan vest based on the achievement of certain performance targets set by the Compensation Committee as described below in Footnotes 13, 14, 15, 16 and 17. Vesting of all RSU awards and PSU awards issued to our Named Executive Officers is subject to acceleration as described under the caption “Potential Payments Upon Termination or Change in Control” below.

(3)	For purposes of determining market value, we assumed a stock price of $19.44, the closing sale price per share of our common stock on December 28, 2018, the last business day of our last fiscal year.

(4)

Option vests as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the grant date with a final vesting date of July 15, 2019 (assuming that such options are not accelerated).

(5)

Option vests as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the grant date with a final vesting date of September 16, 2019 (assuming that such options are not accelerated).

(6)

Option vests as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the grant date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the grant date with a final vesting date of February 11, 2020 (assuming that such options are not accelerated).

(7)

Option vests as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the grant date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the grant date with a final vesting date of September 22, 2020 (assuming that such options are not accelerated).

(8)

Option vests as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the grant date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the grant date with a final vesting date of September 26, 2020 (assuming that such options are not accelerated).

(9)	RSUs vest as to 1/4th of the original number of shares subject to the RSU award on each November 15th with a final vesting date of November 15, 2020 (assuming that such RSUs are not accelerated).

(10)

Option vests as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the grant date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the grant date with a final vesting date of October 3, 2021 (assuming that such options are not accelerated).

(11)	RSUs vest as to 1/4th of the original number of shares subject to the RSU award on each November 15th with a final vesting date of November 15, 2021 (assuming that such RSUs are not accelerated).

(12)

Option vests as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the grant date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the grant date with a final vesting date of September 10, 2022 (assuming that such options are not accelerated). However, the option will not be exercisable until the closing market price of our common stock is equal to or greater than 125% of the exercise price of the option over a period of at least 30 consecutive calendar days.

(13)

PSUs vest as to (i) 50% of the original number of shares subject to the award upon the Compensation Committee’s certification that Exelixis has achieved a quarterly net product revenue target, and (ii) 50% of the original number of shares subject to the award on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification

2019 Proxy Statement    65

(assuming that such PSUs are not accelerated). Failure to achieve the aforementioned performance target by December 31, 2021 will result in forfeiture of 100% of the PSU award.

(14)

PSUs vest as to (i) 50% of the original number of shares subject to the award upon the Compensation Committee’s certification that Exelixis has achieved a net product revenue target over four consecutive fiscal quarters, and (ii) 50% of the original number of shares subject to the award on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification (assuming that such PSUs are not accelerated). Failure to achieve the aforementioned performance target by December 31, 2021 will result in forfeiture of 100% of the PSU award.

(15)

PSUs vest as to (i) 50% of the original number of shares subject to the award upon the Compensation Committee’s certification that Exelixis has initiated a target number of potentially label-enabling clinical trials for cabozantinib (both alone or in combination with another therapy), and (ii) 50% of the original number of shares subject to the award on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification (assuming that such PSUs are not accelerated). Failure to achieve the aforementioned performance target by December 31, 2021 will result in forfeiture of 100% of the PSU award.

(16)

PSUs vest as to (i) 50% of the original number of shares subject to the award upon the Compensation Committee’s certification that Exelixis has achieved either (x) full target enrollment, as specified in the applicable clinical trial protocol, or (y) positive top-line results, in each case with respect to a target number of potentially label-enabling clinical trials for cabozantinib (both alone or in combination with another therapy), and (ii) 50% of the original number of shares subject to the award on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification (assuming that such PSUs are not accelerated). Failure to achieve the aforementioned performance target by December 31, 2021 will result in forfeiture of 100% of the PSU award.

(17)

PSUs vest as to (i) 50% of the original number of shares subject to the award upon the Compensation Committee’s certification that a target number of IND applications or equivalent filings with foreign governmental authorities have been approved or otherwise become effective with respect to product candidates that have either (x) been discovered by Exelixis or (y) in-licensed or acquired by Exelixis, and (ii) 50% of the original number of shares subject to the award on the first quarterly vesting date (i.e. February 15th, May 15th, August 15th and November 15th) following the one-year anniversary of the Compensation Committee’s certification (assuming that such PSUs are not accelerated). Failure to achieve the aforementioned performance target by December 31, 2021 will result in forfeiture of 100% of the PSU award.

(18)

Option vests as to 1/4th of the original number of shares subject to the option on the one-year anniversary of the grant date and thereafter as to 1/48th of the original number of shares subject to the option on each monthly anniversary of the grant date with a final vesting date of September 10, 2022 (assuming that such options are not accelerated).

Option Exercises and Stock Vested

The following table includes certain information with respect to stock options exercised and stock awards that vested during the fiscal year ended December 28, 2018.

Options Exercised and Stock Vested in Fiscal 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Michael M. Morrissey, Ph.D.	759,267	11,992,460	35,000	610,750
Gisela M. Schwab, M.D.	221,883	3,235,255	23,750	414,438
Christopher J. Senner	0	0	20,625	359,906
Jeffrey J. Hessekiel	25,000	491,000	16,563	289,024
Peter Lamb, Ph.D.	0	0	17,813	310,837

(1)

“Value Realized on Exercise” reflects the closing market price of our common stock on the applicable exercise date, net of the applicable exercise price, multiplied by the number of shares acquired upon exercise of stock options.

(2)	“Value Realized on Vesting” reflects the closing market price of our common stock on the applicable quarterly vesting date, multiplied by the number of units vested.

Potential Payments Upon Termination or Change in Control

Change in Control and Severance Benefit Plan

The Board, upon recommendation of the Compensation Committee, has adopted a Change in Control and Severance Benefit Plan that provides for certain severance benefits to our officers in connection with specified termination events. Eligible plan

66    Exelixis, Inc.

Compensation of Executive Officers | Potential Payments Upon Termination or Change in Control

participants may include any employee having a rank of vice president or above, which includes the Named Executive Officers.

If a Named Executive Officer’s employment terminates due to an involuntary termination without cause or a constructive termination (Covered Termination) during a period starting one month prior to and ending 13 months following a change in control (Change in Control Termination), then the Named Executive Officer would be entitled to the following benefits under the plan:

››

a cash payment paid in installments pursuant to our regularly scheduled payroll periods equal to the sum of the Named Executive Officer’s base salary and target bonus for (i) 18 months for Named Executive Officers (other than the Chief Executive Officer) and (ii) 24 months for the Chief Executive Officer;

››

the vesting of up to all of the Named Executive Officer’s options, RSUs and PSUs will accelerate in full, and the exercise period of such options will be extended to the later of: (i) 12 months after the later of (x) the participant’s termination date, or (y) the change in control; and (ii) the post-termination exercise period provided for in the applicable option agreement; the plan also provides that any reacquisition or repurchase rights held by us in respect of common stock issued or issuable pursuant to any stock awards granted under any of our equity incentive plans shall lapse;

››

payment of COBRA premiums, or the cash equivalent thereof, for any health, dental or vision plan sponsored by Exelixis for a period of up to (i) 18 months for Named Executive Officers (other than the Chief Executive Officer) and (ii) 24 months for the Chief Executive Officer; and

››

payment of outplacement services for (i) 18 months for Named Executive Officers (other than the Chief Executive Officer), subject to a $30,000 limit and (ii) 24 months for the Chief Executive Officer, subject to a $50,000 limit.

In the event of a Covered Termination of a Named Executive Officer that is not also a Change in Control Termination, such Named Executive Officer would be entitled to receive a cash severance benefit under the plan equal to 12 months of base salary paid in installments pursuant to our regularly scheduled payroll periods. In such circumstances, we would also pay for a period of up to 12 months of such Named Executive Officer’s COBRA premiums, or the cash equivalent thereof, for any health, dental or vision plan that we sponsored and that the Named Executive Officer is enrolled in. However, such Named Executive Officer would not be entitled to any vesting acceleration benefits by virtue of such termination.

The payments and benefits described above are subject to certain reductions and offsets if, for example, the Named Executive Officer received other severance benefits from us pursuant to a written employment agreement. In addition, if any of the severance benefits payable under the plan would constitute a “parachute payment” subject to the excise tax imposed by Section 4999 of the Code, a Named Executive Officer may receive a reduced amount of the affected severance benefits. The plan does not provide for the gross up of any excise taxes imposed by Section 4999 of the Code. No Named Executive Officer would receive benefits under the plan if (i) the Named Executive Officer has entered into an individually negotiated employment agreement that provides for severance or change in control benefits, (ii) the Named Executive Officer voluntarily terminates employment with us to accept employment with another entity that is controlled by us or is otherwise affiliated with us or (iii) the Named Executive Officer does not confirm in writing that he or she is subject to agreements with us relating to proprietary and confidential information. In addition, as a general matter, to be eligible to receive benefits under the plan and if requested by Exelixis, a Named Executive Officer must execute a general waiver and release of claims, and such release must become effective in accordance with its terms. A Named Executive Officer’s right to receive payment of benefits under the plan will immediately terminate if, at any time prior to or during the period the Named Executive Officer is receiving such benefits, the Named Executive Officer, without the prior written approval of Exelixis, (i) willfully breaches a material provision of a proprietary and confidential information agreement with Exelixis or (ii) willfully encourages or solicits any of Exelixis’ then current employees to leave Exelixis’ employ.

Treatment of Equity Awards

Pursuant to our 2000 Plan, 2011 Plan, 2014 Plan and 2017 Plan, in the event of an asset sale, merger or consolidation in which we are not the surviving corporation, or a reverse merger in which we are the surviving corporation but our common stock is converted by virtue of the merger into other property, then any surviving or acquiring corporation may assume outstanding stock awards or substitute similar stock awards for those under the plan. If any surviving or acquiring corporation refuses to assume such outstanding stock awards or substitute similar stock awards, stock awards held by participants whose service has not terminated will be accelerated in full. In addition, if any person, entity or group acquires beneficial ownership of more than 50% of our combined voting power, then stock awards held by participants whose service has not terminated will be accelerated in full.

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The following table sets forth the potential severance payments and benefits under our Change in Control and Severance Benefit Plan to which a Named Executive Officer would be entitled in connection with specified termination events, as if such Named Executive Officers’ employment terminated as of December 28, 2018, the last day of our last fiscal year. In addition, the table sets forth the amounts to which such Named Executive Officers would be entitled under our equity plans either (i) in connection with a change in control transaction in which the successor corporation did not assume or substitute outstanding stock awards, or (ii) an entity or group acquired more than 50% of our combined voting power, in each case, as of December 28, 2018. There are no other agreements, arrangements or plans that entitle any of the above-mentioned Named Executive Officers to severance, perquisites or other enhanced benefits upon termination of employment, other than certain extensions of the termination date to avoid violation of registration requirements under the Securities Act of 1933, as amended, or for such Named Executive Officer’s death or disability.

Potential Payments Table

The following table shows the potential payments upon termination of employment or a change in control for the Named Executive Officers. The table assumes that the triggering event took place on December 28, 2018, the last day of our 2018 fiscal year.

Potential Payments Upon Termination or Change in Control Table

Name	Benefit	Change in Control and Severance Benefit Plan		Equity Plans
		Involuntary Termination Without Cause or Constructive Termination in Connection with a Change of Control ($)(1)	Involuntary Termination Without Cause or Constructive Termination Not in Connection with a Change in Control ($)(2)	Certain Change of Control Transactions without Termination ($)(3)
Michael M. Morrissey, Ph.D.	Base Salary	1,910,120	955,060	—
	Bonus	1,910,120	—	—
	Vesting Acceleration (4)	7,516,194	—	7,516,194
	COBRA Payments	69,440	34,720	—
	Outplacement Services	50,000	—	—
Benefit Total		11,455,874	989,780	7,516,194
Gisela M. Schwab, M.D.	Base Salary	1,020,780	680,520	—
	Bonus	510,390	—	—
	Vesting Acceleration (4)	3,821,524	—	3,821,524
	COBRA Payments	58,588	39,059	—
	Outplacement Services	30,000	—	—
Benefit Total		5,441,282	719,579	3,821,524
Christopher J. Senner	Base Salary	901,530	601,020	—
	Bonus	405,689	—	—
	Vesting Acceleration (4)	4,061,729	—	4,061,729
	COBRA Payments	52,080	34,720	—
	Outplacement Services	30,000	—	—
Benefit Total		5,451,028	635,740	4,061,729
Jeffrey J. Hessekiel, J.D.	Base Salary	804,896	536,597	—
	Bonus	362,203	—	—
	Vesting Acceleration (4)	2,321,568	—	2,321,568
	COBRA Payments	32,762	21,841	—
	Outplacement Services	30,000	—	—
Benefit Total		3,551,429	558,438	2,321,568

68    Exelixis, Inc.

Compensation of Executive Officers | CEO Pay Ratio

Name	Benefit	Change in Control and Severance Benefit Plan		Equity Plans
		Involuntary Termination Without Cause or Constructive Termination in Connection with a Change of Control ($)(1)	Involuntary Termination Without Cause or Constructive Termination Not in Connection with a Change in Control ($)(2)	Certain Change of Control Transactions without Termination ($)(3)
Peter Lamb, Ph.D.	Base Salary	746,288	497,525	—
	Bonus	335,829	—	—
	Vesting Acceleration (4)	3,103,418	—	3,103,418
	COBRA Payments	19,213	12,809	—
	Outplacement Services	30,000	—	—
Benefit Total		4,234,748	510,334	3,103,418

(1)

These benefits would be payable under the Change in Control and Severance Benefit Plan if the involuntary termination without cause or constructive termination occurred during a period starting one month prior to and ending 13 months following the change in control.

(2)

These benefits would be payable under the Change in Control and Severance Benefit Plan if the involuntary termination without cause occurred more than one month before the change in control or if the involuntary termination without cause or a constructive termination occurred more than 13 months following the change in control.

(3)

These benefits would be payable under the 2000 Plan and/or the 2011 Plan and/or the 2014 Plan and/or the 2017 Plan if either (i) a successor corporation does not assume outstanding stock awards in a change of control transaction or (ii) a person, entity or group acquires beneficial ownership of more than 50% of our combined voting power, and, in each case, the Named Executive Officers do not terminate employment in connection with such a transaction or event.

(4)

Assumes that the triggering event occurred on December 28, 2018, the last day of our last fiscal year, when the closing sale price per share of our common stock was $19.44. The amount of the vesting acceleration is determined by: (i) aggregating for all accelerated options, the amount equal to (A) the excess, if any, of $19.44 over the relevant exercise price of the option, multiplied by (B) the number of shares underlying unvested options at such exercise price as of December 28, 2018; and (ii) aggregating for all accelerated RSUs, the amount equal to (X) $19.44 multiplied by (Y) the number of shares underlying the unvested RSUs. There can be no assurance that a similar triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at a time when our closing sale price is different.

CEO Pay Ratio

We believe that we provide fair and equitable compensation to our employees through a combination of competitive base pay, incentives, retirement plans and other benefits. In accordance with Item 402(u) of Regulation S-K, promulgated by the Dodd Frank Act, we determined the ratio of: (a) the annual total compensation of our Chief Executive Officer; to (b) the median of the annual total compensation of all of our employees, except for our Chief Executive Officer, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (CEO Pay Ratio).

In order to determine the median of the annual total compensation of all our employees, we were required to identify the “median employee” of our workforce, without regard to his or her location or employment status (full-time or part-time). The applicable SEC rules require us to identify a median employee only once every three years, as long as there have been no material changes in our employee population or employee compensation arrangements that we believe would significantly impact the calculation of our CEO Pay Ratio. However, because there was a significant increase in our employee population between October 2017, when we identified our median employee to calculate our CEO Pay Ratio for fiscal 2017, and October 2018, we decided to identify a new median employee for purposes of calculating our CEO Pay Ratio for fiscal 2018.

Consistent with the process we adopted for fiscal 2017, to determine the median of the annual total compensation of all of our employees, except for our Chief Executive Officer, we used the following methodology:

››

To identify our employee population, we used tax and payroll records to determine all full-time and part-time employees, excluding our Chief Executive Officer, who were employed as of October 31, 2018.

2019 Proxy Statement    69

››

To identify the median employee with respect to annual total compensation of all of our employees, we calculated each employee’s “target total direct compensation,” which consists of: (i) fiscal 2018 base salary (using a reasonable estimate of the hours worked and overtime actually paid during fiscal 2018 for hourly employees); (ii) target cash bonus; and (iii) the grant date fair value of any equity awards granted during fiscal 2018 (using the same methodology that we use for estimating the value of the equity awards granted to our Named Executive Officers and reported in our Summary Compensation Table).

››	In making this determination, we annualized the base salary and target cash bonus for employees who were employed by us for less than the entirety of fiscal 2018.

Once our representative median employee was identified in the manner described above, we calculated the annual total compensation of the representative median employee using the same methodology that we used to determine the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this Proxy Statement. For fiscal 2018, the median of the annual total compensation of our employees (other than our Chief Executive Officer) was $248,850 and the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this Proxy Statement, was $7,977,535. Based on this information, our CEO Pay Ratio for fiscal 2018 was 32 to 1.

This CEO Pay Ratio represents our reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and applicable guidance, which provide significant flexibility in how companies identify the median employee. Each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering this CEO Pay Ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of CEO Pay Ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and CEO Pay Ratio disclosures. Neither the Compensation Committee nor our management used our fiscal 2018 CEO Pay Ratio in making compensation decisions.

70    Exelixis, Inc.

Compensation Committee Interlocks and Insider Participation

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not deemed to be incorporated by reference in any filing of Exelixis under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee of the Board of Directors of Exelixis, Inc., consisting solely of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the year ended December 28, 2018.

Compensation Committee:

Charles Cohen, Chairman

Carl B. Feldbaum

Vincent T. Marchesi

Julie A. Smith

Lance Willsey

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2018, the Compensation Committee comprised Drs. Cohen, Marchesi and Willsey, Mr. Feldbaum and Ms. Smith. None of the members of the Compensation Committee during 2018 has at any time been an officer or employee of Exelixis, except that Dr. Cohen served as our acting Chief Scientific Officer from December 1995 to April 1997, and was named an officer of one of our former subsidiaries from 2001 through March 2005, for which he did not receive any compensation. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interests. The Board adopted a written Statement of Policy with respect to Related Person Transactions entered into with related parties. Under this policy, the Audit Committee has been tasked with responsibility to review and approve related party transactions. The policy provides that management shall present related party transactions to the Audit Committee for approval. The policy does not prevent management from entering into any related party transaction without prior approval of the Audit Committee, so long as such related party transaction is thereafter presented to the Audit Committee for ratification. If ratification is not forthcoming, then management shall make all reasonable efforts to cancel or annul such transaction.

Under the policy, a “related party” includes: any senior officer (including each executive officer or officer subject to Section 16 of the Exchange Act) or director of Exelixis; a person who is an immediate family member of a senior officer, director or director nominee; a security holder who is known to own of record or beneficially more than 5% percent of any class of our securities; a person who is an immediate family member of such security holder; or an entity which is owned or controlled by one of the aforementioned persons, or an entity in which one of the aforementioned persons has a substantial ownership interest in or control over such entity.

All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules. There were no related party transactions reportable under the SEC rules during fiscal 2018, other than as follows:

During 2018, BlackRock, Inc. (BlackRock), a global provider of investment, advisory and risk management solutions and a greater than 5% holder of our common stock, managed a portion of our cash and investments portfolio. As of December 28, 2018 and December 29, 2017, respectively, the fair value of cash and investments managed by BlackRock was $298.5 million and $141.0 million, which included $3.0 million and $1.0 million invested in the BlackRock Liquidity Money Market Fund. We incurred $0.2 million in fees for BlackRock advisory services performed during the year ended December 28, 2018.

2019 Proxy Statement    71

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of Exelixis. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 28, 2018, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and other fiduciaries) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be householding proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice, please notify your broker or direct your written request to Investor Relations, Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502 or contact Exelixis, Inc., Investor Relations at (650) 837-7000. Stockholders who currently receive multiple copies of the Notice at their address and would like to request householding of their communications should contact their broker.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 28, 2018, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested, is available without charge upon written request to: Investor Relations, Exelixis, Inc., 1851 Harbor Bay Parkway, Alameda, California 94502.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

JEFFREY J. HESSEKIEL

Executive Vice President and General Counsel

Alameda, California

April     , 2019

72    Exelixis, Inc.

PRELIMINARY COPY

EXELIXIS OTE 01—Carl B. Feldbaum, Esq. 04—Vincent T. Marchesi, M.D., Ph.D. 02—Maria C. Freire, Ph.D. 05—Julie Anne Smith 03—Alan M. Garber, M.D., Ph.D. For Against Abstain For Against Abstain For Against Abstain 1 P C F Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 0312EB Proposals — The Board of Directors recommend a vote FOR all the nominees listed and A FOR Proposals 2, 3 and 4. 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Exelixis’ independent registered public accounting firm for the fiscal year ending January 3, 2020. 3. To approve the proposal of Exelixis’ Board of Directors to amend Exelixis’ Amended and Restated Certificate of Incorporation to declassify the Board of Directors to provide for annual elections by the 2020 Annual Meeting of Stockholders. 1. To elect the five Class II nominees for director named in the accompanying Proxy Statement to hold office until the 2022 Annual Meeting of Stockholders For Against Abstain NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 4. To approve, on an advisory basis, the compensation of Exelixis’ named executive officers, as disclosed in the accompanying Proxy Statement. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2019 Annual Meeting Proxy Card For Against Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 1 3 6 9 0 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/EXEL or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on May 21, 2019. Your vote matters – here’s how to vote! in Proposals 1

Notice of 2019 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 22, 2019 The undersigned hereby appoints Michael M. Morrissey, Christopher J. Senner and Jeffrey J. Hessekiel, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Exelixis, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Exelixis, Inc. to be held at the offices of Exelixis, Inc. at 1851 Harbor Bay Parkway, Alameda, CA 94502 on Wednesday, May 22, 2019, at 8:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. (Continued and to be marked, dated and signed, on the other side) Exelixis, Inc. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Non-Voting Items Important notice regarding the Internet availability of proxy materials for the 2019 Annual Meeting of Stockholders. The Proxy Statement and the 2018 Annual Report to Stockholders are available at: http://exel-annualstockholdermeeting.com